Exhibit 10.1
SECOND AMENDMENT TO CREDIT AGREEMENT AND
AMENDMENT TO GUARANTEE AND COLLATERAL AGREEMENT

This SECOND AMENDMENT, dated as of September 30, 2014 (this “Amendment”), amends (i) that certain Credit Agreement dated as of March 20, 2013 (as amended by the First Amendment dated as of May 1, 2013 and as further amended, supplemented, restated, or otherwise modified from time to time, the “Credit Agreement”), among CST BRANDS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), and the other agents named therein and (ii) that certain Guarantee and Collateral Agreement dated as of May 1, 2013 (as amended, supplemented, restated, or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) among the Borrower, the Subsidiaries of the Borrower from time to time party thereto and the Administrative Agent. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.
W I T N E S S E T H
WHEREAS, the Borrower has agreed to acquire, through one or more of its Subsidiaries, (i) certain general partner interests in Lehigh Gas GP LLC (to be known as CrossAmerica GP LLC) and (ii) certain incentive distributions rights in Lehigh Gas Partners LP (to be known as CrossAmerica Partners LP) (such acquisitions, collectively, the “MLP Acquisition”);
WHEREAS, the Borrower has requested that the Credit Agreement and the Guarantee and Collateral Agreement each be amended to (i) permit the MLP Acquisition, (ii) extend the Revolving Credit Maturity Date and the Term Loan Maturity Date and (iii) modify certain other provisions of the Credit Agreement and the Guarantee and Collateral Agreement as set forth herein;
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:
SECTION 1.Amendments to Credit Agreement. Subject to the prior occurrence of the CP Satisfaction Date (as defined below), effective immediately upon receipt by the Administrative Agent of a certificate of a Responsible Officer of the Borrower confirming that the MLP Acquisition (as defined in the Amended Credit Agreement) is being consummated on the date thereof in accordance with the terms of the MLP Acquisition Agreements (as defined in the Amended Credit Agreement), which agreements shall not have been amended, modified or supplemented in a manner materially adverse to the Lenders without the written consent of the Administrative Agent (such certificate, the “Acquisition Certificate”) (the date of receipt by the Administrative Agent of the Acquisition Certificate following the occurrence of the CP Satisfaction Date, the “Effective Date”), the Borrower, the Lenders and the Administrative Agent hereby agree that (i) the Credit Agreement is amended to incorporate the changes marked on the copy of the Credit Agreement attached as Exhibit A hereto, (ii) Exhibit F (Form of Compliance Certificate) to the Credit Agreement is hereby replaced in its entirety with the Form of Compliance Certificate attached as Exhibit B hereto, (iii) Exhibit C hereto is hereby added to the Credit Agreement as Schedule 1.1(a) (Canadian L/C Commitments), and (iv) Exhibit D hereto is hereby added to the Credit Agreement as Schedule 1.1(b) (U.S. L/C Commitments). The Credit Agreement, as amended by this Amendment, is referred to herein as the “Amended Credit Agreement”.
SECTION 2.Amendments to Guarantee and Collateral Agreement. Subject to the prior occurrence of the CP Satisfaction Date, effective immediately upon receipt by the Administrative Agent of the Acquisition Certificate, the Borrower, each other Credit Party, the Lenders and the Administrative Agent hereby agree that the Guarantee and Collateral Agreement will be amended as follows:

(a)	The definition of “Excluded Assets” appearing in Section 1.1 of the Guarantee and Collateral Agreement is hereby amended by:

(i)	inserting the words “that is a Restricted Subsidiary” immediately after the words “Wholly-Owned Subsidiary” appearing in clause (iv) thereof; and

(ii)	deleting clause (ix) thereof in its entirety and inserting the following in lieu thereof:
“(ix) (1) Excluded Foreign Subsidiary Voting Stock and (2) Capital Stock of Unrestricted Subsidiaries (other than Common Units and incentive distribution rights in the MLP); and”

(b)
The definition of “Excluded Foreign Subsidiary Voting Stock” appearing in Section 1.1 of the Guarantee and Collateral Agreement is hereby amended by inserting the words “that is a Restricted Subsidiary” immediately after the words “Voting Stock of a Foreign Subsidiary” appearing therein;

(c)
Section 4.7(d) of the Guarantee and Collateral Agreement is hereby amended by inserting the words “and except for the Common Units” immediately after the words “Except as previously disclosed in writing to the Agent” appearing therein;

(d)	Section 5.1 of the Guarantee and Collateral Agreement is hereby amended by inserting the word “Restricted” immediately before the word “Subsidiaries” appearing therein;

(e)
Section 5.2(d) of the Guarantee and Collateral Agreement is hereby amended by inserting the words “, within 30 days (or, if the Issuer of such Uncertificated Security is a Subsidiary of the Borrower or any other Grantor, within 5 Business Days) of such Collateral becoming evidenced or represented by an Uncertificated Security (or, in each case, such longer period agreed to by the Agent),” immediately after the words “such Grantor shall” appearing therein;

The Guarantee and Collateral Agreement, as amended by this Amendment, is referred to herein as the “Amended Guarantee and Collateral Agreement”.
SECTION 3.Representations and Warranties. In order to induce the other parties hereto to enter into this Amendment and to agree to amend the Credit Agreement and the Guarantee and Collateral Agreement in the manner provided herein, each Credit Party represents and warrants that the following statements are true and correct as of the CP Satisfaction Date, which representations and warranties shall survive the execution and delivery of this Amendment:

(a)
Each Credit Party has the corporate or other organizational right, power and authority and has taken all necessary corporate and other action to authorize the execution and delivery of this Amendment and the performance of this Amendment, the Amended Guarantee and Collateral Agreement and, in the case of the Borrower, the Amended Credit Agreement, in accordance with their respective terms. This Amendment has been duly executed and delivered by the duly authorized officers of each Credit Party, and each of this Amendment, the Amended Guarantee and Collateral Agreement and, in the case of the Borrower, the Amended Credit Agreement constitutes the legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(b)
The execution, delivery and performance by each Credit Party of this Amendment, the performance by the Credit Parties of the Amended Guarantee and Collateral Agreement and the performance by the Borrower of the Amended Credit Agreement (a) do not require any Governmental Approval or any consent by or approval of any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Borrower or any other Person), nor is any such Governmental Approval or other consent or approval necessary for the validity or enforceability of this Amendment, the Amended Guarantee and Collateral Agreement and the Amended Credit Agreement or the consummation of the transactions contemplated thereby, except (i) such as have been obtained or made and are in full force and effect, (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder or could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iii) the filing of any required documents with the SEC, (b) will not violate any Applicable Law (except for such violations that would not reasonably be expected to have a Material Adverse Effect) or the articles of incorporation, bylaws or other organizational documents of the Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing Indebtedness over the Threshold Amount binding upon the Borrower or any Restricted Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Restricted Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Restricted Subsidiary (other than Permitted Liens).

(c)
The representations and warranties made by any Credit Party in or pursuant to the Amended Credit Agreement and the Amended Guarantee and Collateral Agreement are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of the CP Satisfaction Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).

(d)	No Default or Event of Default has occurred and is continuing or would result from giving effect to this Amendment.

SECTION 4.Conditions Precedent. The date that each of the following conditions precedent shall have been satisfied is referred to herein as the “CP Satisfaction Date”:

(a)
The Administrative Agent shall have received executed counterparts to this Amendment duly executed and delivered by (i) each Credit Party, (ii) each Lender, (iii) the Swingline Lender and (iv) each Issuing Lender.

(b)
The representations and warranties of the Credit Parties set forth in Section 3(a)-(c) above shall be true and correct in all material respects as of the CP Satisfaction Date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of the CP Satisfaction Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).

(c)	No Default or Event of Default shall have occurred and be continuing or would result from giving effect to this Amendment.

(d)
The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent certifying as to the satisfaction of the condition set forth in clauses (b) and (c) above.

(e)
The Borrower shall have paid to the Administrative Agent, for the account of each Lender that has consented to this Amendment by delivering an executed Lender signature page, an amendment and extension fee in an amount equal to 0.15% of the aggregate Loans and Commitments of each such Lender as of the CP Satisfaction Date. Borrowers shall have reimbursed or paid all fees and expenses accruing or owing through the CP Satisfaction Date that are required to be reimbursed or paid pursuant to the Credit Agreement, to the extent invoices have been presented at least two (2) Business Days prior to the CP Satisfaction Date.

(f)
The Borrower shall have paid to Wells Fargo Securities, LLC (“WF Securities”) the fees payable to WF Securities pursuant to that certain engagement letter dated as of September 22, 2014, between the Borrower and WF Securities.

SECTION 5.Covenants. Within 5 Business Days after the Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion), the Borrower shall cause each Material Subsidiary (after giving effect to the MLP Acquisition) that is (x) a Restricted Subsidiary and (y) not a Subsidiary Guarantor as of the Effective Date to (i) become a Subsidiary Guarantor and grant a perfected, first priority (subject to Permitted Liens) security interest in all Collateral owned by such Subsidiary as of such date (subject to the exceptions specified in the Guarantee and Collateral Agreement, but without giving effect to any longer time periods specified in the Guarantee and Collateral Agreement), (ii) deliver to the Administrative Agent a certificate of a Responsible Officer of such Subsidiary in the form described in Section 6.2(b)(ii) of the Credit Agreement, (iii) deliver to the Administrative Agent a supplemental Perfection Certificate with respect to such Subsidiary and (iv) deliver to the Administrative Agent any original Capital Stock or other certificates and stock or other transfer powers evidencing the Capital Stock of such Subsidiary. Failure by the Borrower or any Credit Party to comply with the provisions of this Section 5 shall constitute a Default.
SECTION 6.Reaffirmation. Each Credit Party hereby expressly acknowledges the terms of this Amendment, the Amended Guarantee and Collateral Agreement and the Amended Credit Agreement and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, (ii) its guarantee of the Secured Obligations pursuant to the Amended Guarantee and Collateral Agreement and (iii) its grant of Liens on the Collateral to secure the Secured Obligations pursuant to the Security Documents.
SECTION 7.Effects on Loan Documents.    Except as specifically amended herein, the Credit Agreement and the Guarantee and Collateral Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents, and on and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement. Each reference in the Guarantee and Collateral Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Guarantee and Collateral Agreement, and each reference in the other Loan Documents to the “Guarantee and Collateral Agreement”,

“thereunder”, “thereof” or words of like import referring to the Guarantee and Collateral Agreement, shall mean and be a reference to the Amended Guarantee and Collateral Agreement.
SECTION 8.GOVERNING LAW; WAIVER OF JURY TRIAL.    THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES TO THE PROVISIONS OF SECTION 12.5 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.
SECTION 9.Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, including by means of facsimile or electronic transmission (including .pdf format), each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
SECTION 10.FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Borrower and the Administrative Agent to treat) the Credit Agreement and the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.
BORROWER:
CST BRANDS, INC.

By:     /s/ Clayton E. Killinger
Name:    Clayton E. Killinger
Title:    Senior Vice President and Chief Financial Officer

SUBSIDIARY GUARANTORS:
CST DIAMOND, L.P.
By: Emerald Marketing, Inc., its General Partner

By:     /s/ Clayton E. Killinger
Name:    Clayton E. Killinger
Title:    Senior Vice President and Chief Financial Officer

CST SECURITY SERVICES, INC.

By:     /s/ Clayton E. Killinger
Name:    Clayton E. Killinger
Title:    Senior Vice President and Treasurer

AUTOTRONIC SYSTEMS, INC.
BIG DIAMOND, LLC
BIG DIAMOND NUMBER 1, LLC
CST ARKANSAS STATIONS, LLC
CST CALIFORNIA STATIONS, INC.
CST MARKETING AND SUPPLY COMPANY
CST METRO LLC
CST SERVICES LLC
CST USA INC.
CST ARIZONA STATIONS, INC.
CST SHAMROCK STATIONS, INC.
EMERALD MARKETING, INC.
NATIONAL CONVENIENCE STORES INCORPORATED
SIGMOR BEVERAGE, INC.
SIGMOR COMPANY, LLC
SIGMOR NUMBER 5, INC.
SIGMOR NUMBER 43, INC.
SIGMOR NUMBER 79, INC.
SIGMOR NUMBER 80, INC.
SIGMOR NUMBER 103, INC.

SIGMOR NUMBER 105, INC.
SIGMOR NUMBER 119, INC.
SIGMOR NUMBER 178, INC.
SIGMOR NUMBER 196, INC.
SIGMOR NUMBER 238, INC.
SIGMOR NUMBER 259, INC.
SIGMOR NUMBER 422, INC.
SKIPPER BEVERAGE COMPANY, LLC
SUNSHINE BEVERAGE CO.
TOC-DS COMPANY
VALLEY SHAMROCK, INC.
CST DIAMOND HOLDINGS LLC
REAL ESTATE VENTURES, LLC
ELR, LLC
CST REAL ESTATE HOLDINGS, LLC

By:     /s/ Clayton E. Killinger
Name:    Clayton E. Killinger
Title:    Senior Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By:     /s/ Nathan R. Rantala
Name:    Nathan R. Rantala
Title:    Director

JPMORGAN CHASE BANK, N.A., as Issuing Lender and Lender

By:     /s/ Sarah Freedman
Name:     Sarah Freedman
Title:    Executive Director

The Royal Bank of Scotland plc, as Lender

By:    /s/ John Preece
Name:     John Preece
Title:    Authorised Signatory

The Bank of Tokyo-Mitsubishi UFJ, Ltd, as Issuing Lender and Lender

By:     /s/ Mark Oberreuter
Name:     Mark Oberreuter
Title:    Vice President

ROYAL BANK OF CANADA, as Issuing Lender and Lender

By:     /s/ Gordon MacArthur
Name:     Gordon MacArthur
Title:    Authorized Signatory

FIFTH THIRD BANK, as Lender

By:     /s/ Brian Anderson
Name:     Brian Anderson
Title:    Vice President

Mizuho Bank, Ltd., as Lender

By:     /s/ Leon Mo
Name:     Leon Mo
Title:    Authorized Signatory

Bank of America, N.A., as Lender

By:     /s/ Susan Jarboe
Name:     Susan Jarboe
Title:    Senior Vice President

Regions Bank, as Lender

By:     /s/ Brian King
Name:     Brian King
Title:    Vice President

BOKF, NA dba Bank of Texas, as Lender

By:     /s/ Marian Livingston
Name:     Marian Livingston
Title:    Senior Vice President

The Northern Trust Company, as Lender

By:     /s/ Keith Burson
Name:     Keith Burson
Title:    Vice President

Cadence Bank, N.A., as Lender

By:     /s/ Mike Ross
Name:     Mike Ross
Title:    Executive Vice President

Scotiabanc Inc., as Issuing Lender and Lender

By:     /s/ J.F. Todd
Name:     J.F. Todd
Title:    Managing Director

The Bank of Nova Scotia, as Issuing Lender and Lender

By:     /s/ John Frazell
Name:     John Frazell
Title:    Director

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:     /s/ M. Colin Warman
Name:     M. Colin Warman
Title:    Vice President

U.S. Bank National Association, as Lender

By:     /s/ Mark D. Rodgers
Name:     Mark D. Rodgers
Title:    Vice President

Branch Banking & Trust Company, as Lender

By:     /s/ Mark McCain
Name:     Mark McCain
Title:    Senior Vice President

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as Lender

By:     /s/ William M. Reid
Name:     William M. Reid
Title:    Authorized Signatory

By:     /s/ Trudy Nelson
Name:     Trudy Nelson
Title:    Authorized Signatory

Compass Bank, as Lender

By:     /s/ Collis Sanders
Name:     Collis Sanders
Title:    Executive Vice President

Whitney Bank, as Lender

By:     /s/ Paul W. Cole
Name:     Paul W. Cole
Title:    Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By:     /s/ Mikhail Faybusovich
Name:     Mikhail Faybusovich
Title:    Authorized Signatory

By:     /s/ Samuel Miller
Name:     Samuel Miller
Title:    Authorized Signatory

Frost Bank, as Lender

By:     /s/ Sarah Cernosek
Name:     Sarah Cernosek
Title:    Vice President

EXHIBIT A
[See attached].

~~Conformed Copy - First Amendment~~

Published CUSIP Number:12647BAA7
Revolving Credit CUSIP Number: 12647BAC3
Term Loan CUSIP Number: 12647BAB5

$800,000,000

CREDIT AGREEMENT
dated as of March 20, 2013,
by and among

CST BRANDS, INC.,
as Borrower,

the Lenders referred to herein,
as Lenders,

the Issuing Lenders referred to herein,
as Issuing Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
Swingline Lender and an Issuing Lender,

J.P. MORGAN SECURITIES LLC,
as Syndication Agent,
and
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
ROYAL BANK OF CANADA
and
THE ROYAL BANK OF SCOTLAND PLC,
as Co-Documentation Agents

WELLS FARGO SECURITIES, LLC, J.P. MORGAN SECURITIES LLC, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., RBC CAPITAL MARKETS1, and RBS SECURITIES INC.,
as Joint Lead Arrangers and Joint Bookrunners

1 RBC Capital Markets is a marketing name for the investment banking activities of Royal Bank of Canada

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS		1
SECTION 1.1	Definitions	1
SECTION 1.2	Other Definitions and Provisions	~~38~~41
SECTION 1.3	Accounting Terms	~~38~~41
SECTION 1.4	UCC Terms	~~39~~42
SECTION 1.5	Rounding	~~39~~42
SECTION 1.6	References to Agreement and Laws	~~39~~42
SECTION 1.7	Times of Day	~~39~~42
SECTION 1.8	Letter of Credit Amounts	~~39~~42
SECTION 1.9	Guaranty Obligations	~~39~~42
SECTION 1.10	Covenant Compliance Generally	~~40~~43
SECTION 1.11	Exchange Rate; Currency Equivalents	~~40~~43

ARTICLE II REVOLVING CREDIT FACILITY		~~41~~44
SECTION 2.1	Revolving Credit Loans	~~41~~44
SECTION 2.2	Swingline Loans	~~41~~44
SECTION 2.3	Procedure for Advances of Revolving Credit Loans and Swingline Loans	~~43~~46
SECTION 2.4	Repayment and Prepayment of Revolving Credit Swingline Loans	~~43~~47
SECTION 2.5	Permanent Reduction of the Revolving Credit Commitment	~~45~~48
SECTION 2.6	Termination of Revolving Credit Facility	~~46~~49

ARTICLE III LETTER OF CREDIT FACILITY		~~46~~49
SECTION 3.1	L/C Commitment	~~46~~49
SECTION 3.2	Procedure for Issuance of Letters of Credit	~~47~~50
SECTION 3.3	Commissions and Other Charges	~~48~~51
SECTION 3.4	L/C Participations	~~48~~51
SECTION 3.5	Reimbursement Obligation of the Borrower	~~49~~52
SECTION 3.6	Obligations Absolute	~~50~~53
SECTION 3.7	Effect of Letter of Credit Application	~~51~~54
SECTION 3.8	Termination of an Issuing Lender	~~51~~54

ARTICLE IV TERM LOAN FACILITY		~~51~~54
SECTION 4.1	Initial Term Loan	~~51~~54
SECTION 4.2	Procedure for Advance of Term Loan	~~51~~54
SECTION 4.3	Repayment of Term Loans	~~52~~55
SECTION 4.4	Prepayment of Term Loans	~~52~~55

ARTICLE V GENERAL LOAN PROVISIONS		~~56~~59
SECTION 5.1	Interest	~~56~~59
SECTION 5.2	Notice of Manner and Conversion or Continuation of Loans	~~58~~61
SECTION 5.3	Fees	~~58~~62
SECTION 5.4	Manner of Payment	~~59~~62
SECTION 5.5	Evidence of Indebtedness	~~60~~63
SECTION 5.6	Adjustments	~~61~~64

SECTION 5.7	Obligations of Lenders	~~61~~64
SECTION 5.8	Changed Circumstances	~~62~~65
SECTION 5.9	Indemnity	~~63~~66
SECTION 5.10	Increased Costs	~~64~~67
SECTION 5.11	Taxes	~~65~~68
SECTION 5.12	Mitigation Obligations; Replacement of Lenders	~~69~~72
SECTION 5.13	Incremental Loans	~~70~~73
SECTION 5.14	Cash Collateral	~~74~~77
SECTION 5.15	Defaulting Lenders	~~75~~78
SECTION 5.16	Extensions of Term Loans and Revolving Credit Commitments	~~78~~81

ARTICLE VI CONDITIONS OF CLOSING AND BORROWING		~~81~~84
SECTION 6.1	Conditions to Effectiveness	~~81~~84
SECTION 6.2	Conditions to Funding Date	~~82~~85
SECTION 6.3	Conditions to All Extensions of Credit	~~86~~89

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES		~~86~~89
SECTION 7.1	Organization; Power; Qualification	~~86~~90
SECTION 7.2	Ownership	~~87~~90
SECTION 7.3	Authorization Enforceability	~~87~~90
SECTION 7.4	Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc.	~~87~~90
SECTION 7.5	Compliance with Law; Governmental Approvals	~~88~~91
SECTION 7.6	Tax Returns and Payments	~~88~~91
SECTION 7.7	Intellectual Property Matters	~~88~~91
SECTION 7.8	Environmental Matters	~~88~~91
SECTION 7.9	Employee Benefit Matters	~~89~~92
SECTION 7.10	Margin Stock	~~90~~93
SECTION 7.11	Government Regulation	~~90~~93
SECTION 7.12	Material Contracts	~~90~~93
SECTION 7.13	Employee Relations	~~91~~94
SECTION 7.14	Burdensome Restrictions	~~91~~94
SECTION 7.15	Financial Statements	~~91~~94
SECTION 7.16	No Material Adverse Change	~~91~~94
SECTION 7.17	Solvency	~~91~~95
SECTION 7.18	Titles to Properties; Liens	~~91~~95
SECTION 7.19	Litigation	~~92~~95
SECTION 7.20	OFAC	~~92~~95
SECTION 7.21	Absence of Defaults	~~92~~95
SECTION 7.22	Senior Indebtedness Status	~~92~~95
SECTION 7.23	Disclosure	~~92~~95

ARTICLE VIII AFFIRMATIVE COVENANTS		~~93~~96
SECTION 8.1	Financial Statements and Budgets	~~93~~96
SECTION 8.2	Certificates; Notices and Other Reports	~~94~~97
SECTION 8.3	Notice of Litigation and Other Matters	~~95~~98
SECTION 8.4	Preservation of Corporate Existence and Related Matters	~~96~~99

SECTION 8.5	Maintenance of Property and Licenses	~~96~~100
SECTION 8.6	Insurance	~~97~~100
SECTION 8.7	Accounting Methods and Financial Records	~~97~~100
SECTION 8.8	Payment of Taxes	~~97~~100
SECTION 8.9	Compliance with Laws and Approvals	~~97~~100
SECTION 8.10	Environmental Laws	~~97~~101
SECTION 8.11	Compliance with ERISA	~~98~~101
SECTION 8.12	Visits and Inspections	~~98~~101
SECTION 8.13	Additional Subsidiaries and Real Property	~~98~~102
SECTION 8.14	Use of Proceeds	~~98~~103
SECTION 8.15	Further Assurances	~~100~~103
SECTION 8.16	Post-Funding Matters	~~100~~103
SECTION 8.17	Designation of Subsidiaries	103

ARTICLE IX NEGATIVE COVENANTS		~~100~~104
SECTION 9.1	Indebtedness	~~100~~105
SECTION 9.2	Liens	~~102~~107
SECTION 9.3	Investments	~~104~~109
SECTION 9.4	Fundamental Changes	~~106~~111
SECTION 9.5	Asset Dispositions	~~107~~112
SECTION 9.6	Restricted Payments	~~108~~113
SECTION 9.7	Transactions with Affiliates	~~109~~115
SECTION 9.8	Accounting Changes; Organizational Documents	~~109~~115
SECTION 9.9	Payments and Modifications of Subordinated Indebtedness	~~110~~115
SECTION 9.10	No Further Negative Pledges; Restrictive Agreements	~~110~~116
SECTION 9.11	Nature of Business	~~111~~117
SECTION 9.12	Amendments of ~~Separation Agreement~~ Certain Agreements.	~~112~~117
SECTION 9.13	Sale Lease-Backs	~~112~~118
SECTION 9.14	~~Expansion~~ Capital Expenditures	~~112~~118
SECTION 9.15	Financial Covenants	~~112~~118
SECTION 9.16	Disposal of Subsidiary Interests	~~113~~119
SECTION 9.17	Negative Pledge	~~113~~119

ARTICLE X DEFAULT AND REMEDIES		~~113~~119
SECTION 10.1	Events of Default	~~113~~119
SECTION 10.2	Remedies	~~116~~122
SECTION 10.3	Rights and Remedies Cumulative; Non-Waiver; etc.	~~116~~123
SECTION 10.4	Crediting of Payments and Proceeds	~~117~~123
SECTION 10.5	Administrative Agent May File Proofs of Claim	~~118~~124
SECTION 10.6	Credit Bidding	~~119~~125

ARTICLE XI THE ADMINISTRATIVE AGENT		~~119~~125
SECTION 11.1	Appointment and Authority	~~119~~125
SECTION 11.2	Rights as a Lender	~~119~~126
SECTION 11.3	Exculpatory Provisions	~~120~~126
SECTION 11.4	Reliance by the Administrative Agent	~~121~~127

SECTION 11.5	Delegation of Duties	~~121~~127
SECTION 11.6	Resignation of Administrative Agent	~~121~~128
SECTION 11.7	Non-Reliance on Administrative Agent and Other Lenders	~~123~~129
SECTION 11.8	No Other Duties, etc.	~~123~~129
SECTION 11.9	Collateral and Guaranty Matters	~~123~~129
SECTION 11.10	Secured Hedge Agreements and Secured Cash Management Agreements	~~124~~130

ARTICLE XII MISCELLANEOUS		~~124~~130
SECTION 12.1	Notices	~~124~~130
SECTION 12.2	Amendments, Waivers and Consents	~~127~~133
SECTION 12.3	Expenses; Indemnity	~~129~~136
SECTION 12.4	Right of Setoff	~~132~~138
SECTION 12.5	Governing Law; Jurisdiction, Etc.	~~132~~139
SECTION 12.6	Waiver of Jury Trial	~~133~~140
SECTION 12.7	Reversal of Payments	~~133~~140
SECTION 12.8	Accounting Matters	~~134~~140
SECTION 12.9	Successors and Assigns; Participations	~~134~~140
SECTION 12.10	Treatment of Certain Information; Confidentiality	~~139~~145
SECTION 12.11	Survival	~~139~~146
SECTION 12.12	Titles and Captions	~~140~~146
SECTION 12.13	Severability of Provisions	~~140~~146
SECTION 12.14	Counterparts; Integration; Effectiveness; Electronic Execution	~~140~~147
SECTION 12.15	USA PATRIOT Act	~~141~~147
SECTION 12.16	Release of Liens and Guarantees	~~141~~147
SECTION 12.17	Inconsistencies with Other Documents	~~141~~148
SECTION 12.18	No Fiduciary Duty	~~141~~148
SECTION 12.19	Termination Upon Credit Agreement Outside Date	~~142~~149
EXHIBITS

EXHIBITS
Exhibit A-1	-	Form of Revolving Credit Note
Exhibit A-2	-	Form of Swingline Note
Exhibit A-3	-	Form of Term Loan Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Perfection Certificate
Exhibit D	-	Form of Notice of Prepayment
Exhibit E	-	Form of Notice of Conversion/Continuation
Exhibit F	-	Form of Officer's Compliance Certificate
Exhibit G	-	Form of Assignment and Assumption
Exhibit H	-	Form of Guarantee and Collateral Agreement
Exhibit I-1	-	Form of U.S. Tax Compliance Certificate (for Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit I-2	-	Form of U.S. Tax Compliance Certificate (for Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit I-3	-	Form of U.S. Tax Compliance Certificate (for Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit I-4	-	Form of U.S. Tax Compliance Certificate (for Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

SCHEDULES
Schedule 1.1(a)         Canadian L/C Commitments
Schedule 1.1(b)         U.S. L/C Commitments
Schedule 3.1    -    Existing Letters of Credit
Schedule 7.2    -    Subsidiaries and Capitalization
Schedule 7.12    -    Material Contracts
Schedule 7.18    -    Real Property
Schedule 8.16    -    Post-Funding Matters
Schedule 9.1    -    Existing Indebtedness
Schedule 9.2    -    Existing Liens
Schedule 9.3    -    Existing Loans, Advances and Investments
Schedule 9.7    -    Transactions with Affiliates

CREDIT AGREEMENT, dated as of March 20, 2013, by and among CST BRANDS, INC., a Delaware corporation, as Borrower, the lenders who are party to this Agreement and the lenders who may become a party to this Agreement pursuant to the terms hereof, as Lenders, the Issuing Lenders who are party to this Agreement and the Issuing Lenders who may become a party to this Agreement pursuant to the terms hereof, as Issuing Lenders, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders, J.P. MORGAN SECURITIES LLC, as Syndication Agent, and THE BANK OF TOKYO-MITSUBISHI UFJ, Ltd., ROYAL BANK OF CANADA and THE ROYAL BANK OF SCOTLAND PLC, as Co-Documentation Agents.
STATEMENT OF PURPOSE
The Borrower has requested, and, subject to the terms and conditions hereof, the Administrative Agent, the Lenders and the Issuing Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:
“Acquisition” by any Person, means the acquisition (whether by purchase, merger or otherwise) by such Person, directly or indirectly, in a single transaction or in a series of related transactions, of (a) all or substantially all of the business or a line of business, unit or division (whether by the acquisition of Capital Stock, assets or any combination thereof) of any other Person or (b) assets constituting retail store locations of another Person.
“Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 11.6.
“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 12.1(c).
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person (other than a Subsidiary of the Borrower) that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent” means each of the Administrative Agent, the Co-Documentation Agents and the Syndication Agent.
“Agent Parties” has the meaning assigned thereto in Section 12.1(e)(ii).
“Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.
“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.
“Applicable Margin” means the corresponding percentages per annum as set forth below based on the Consolidated Total Leverage Ratio:

Pricing Level	Consolidated Total Leverage Ratio	Commitment Fee	LIBOR +	Base Rate +
I	Less than 2.00 to 1.00	0.20%	1.25%	0.25%
II	Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	0.25%	1.50%	0.50%
III	Greater than or equal to 2.50 to 1.00, but less than 3.00 to 1.00	0.30%	1.75%	0.75%
IV	Greater than or equal to 3.00 to 1.00	0.35%	2.00%	1.00%

The Applicable Margin shall be determined and adjusted quarterly on the date (each a “Calculation Date”) ten (10) Business Days after the day by which the Borrower is required to provide an Officer’s Compliance Certificate pursuant to Section 8.2(a) for the most recently ended calendar quarter of the Borrower and shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended calendar quarter of the Borrower preceding the applicable Calculation Date as reflected in the applicable Officers’ Compliance Certificate; provided that (a) the Applicable Margin shall be based on Pricing Level III until the first Calculation Date occurring after the first full calendar quarter after the Funding Date (but in any event, no earlier than September 30, 2013), and (b) if the Borrower fails to provide the Officer’s Compliance Certificate as required by Section 8.2(a) for the most recently ended calendar quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level IV until such time as an appropriate Officer’s Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended calendar quarter of the Borrower preceding such Calculation Date. The Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all Extensions of Credit then existing or subsequently made or issued.
Notwithstanding the foregoing, in the event that any financial statement or Officer’s Compliance Certificate delivered pursuant to Section 8.1 or 8.2(a) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) the Revolving Credit Commitments are in effect, or (iii) any Extension of Credit is outstanding when such inaccuracy is discovered or such financial statement or Officer’s Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (A) the Borrower shall promptly (but in any event within five (5) Business Days thereafter) deliver to the Administrative Agent a corrected Officer’s Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Total Leverage Ratio in the corrected Officer’s Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall within such five (5) Business Day period and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 5.4. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 5.1(c) and 10.2 nor any of their other rights under this Agreement. The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.
Notwithstanding the foregoing, the Applicable Margin with respect to any Incremental Term Loans will be set forth in the applicable Lender Joinder Agreement for such Series of Incremental Term Loans, and the Applicable Margin with respect to any Extended Revolving Credit Commitment or any Extended Term Loans will be set forth in the applicable Extension Offer for such Series of Extended Revolving Credit Commitment or any Extended Term Loans, as applicable. The Applicable Margins set forth above shall be increased as, and to the extent, required by Section 5.13.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Asset Disposition” means the disposition of any or all of the assets of any Credit Party or any Restricted Subsidiary thereof (including, without limitation, any Capital Stock owned thereby) whether by sale, lease, transfer or otherwise, and any issuance of Capital Stock by any Restricted Subsidiary of the Borrower to any Person that is not a Credit Party or any Subsidiary thereof (other than any issuance of directors’ qualifying shares or of nominal amounts of other Capital Stock that are required to be held by specified Persons under Applicable Law).    The term “Asset Disposition” shall not include (a) the sale of inventory in the ordinary course of business, (b) the transfer of assets to the Borrower or any Subsidiary Guarantor pursuant to any other transaction permitted pursuant to Section 9.4, (c) the write- off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction, (d) dispositions of Investments in cash and Cash Equivalents, (e) any Insurance and Condemnation Event, (f) (i) the transfer by any Credit Party of its assets to any other Credit Party, (ii) the transfer by any Non-Guarantor Subsidiary of its assets to any Credit Party and (iii) the transfer by any Non-Guarantor Subsidiary of its assets to any other Non-Guarantor Subsidiary, (g) Restricted Payments permitted under Section 9.6, and (h) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a fair market value not in excess of $3,500,000 individually or, in the aggregate in any calendar year, $15,000,000, to the extent that such sale, transfer or other disposition relates to retail sites.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.9), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent and the Borrower.
“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.
“Available Amount” means, as of any date, an aggregate cumulative amount equal to ~~(a)(i) from and after the Funding Date through December 31, 2013, $40,000,000, plus (ii) from and after January 1 of each calendar year thereafter, $40,000,000, plus (b) 50% of the aggregate cumulative amount of any Excess Cash Flow beginning with the calendar year ending December 31, 2014; provided that if a mandatory prepayment is required pursuant to Section 4.4(b)(iv), such mandatory prepayment has been made, plus (c) the aggregate cumulative amount of net cash proceeds received after the Funding Date and on or prior to such date of any sale of Qualified Capital Stock by the Borrower, plus (d) the aggregate cumulative amount of any return of capital or repayment of principal received in cash by the Borrower or any Subsidiary in respect of Investments made pursuant to Section 9.3(n), less (e)~~, without duplication:

(a)
50% of the Consolidated Net Income for the period (taken as one accounting period) from the beginning of the calendar quarter commencing January 1, 2013 to the end of the Borrower’s most recently ended calendar quarter for which internal financial statements are available at such date (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b)
100% of the aggregate net cash proceeds and the Fair Market Value of (a) publicly traded debt or equity securities that are listed for trading on a national securities exchange (other than such debt or equity securities of the Borrower) that are sold for cash or otherwise cancelled, liquidated or repaid for cash not more than 120 days after receipt by the Borrower, and (b) other assets used or useful in a business permitted by Section 9.11, in each case received by the Borrower after the Funding Date (x) as a contribution to its common equity capital, (y) from the issuance or sale of Qualified Capital Stock of the Borrower or from the issuance or sale of convertible or exchangeable Disqualified Capital Stock of the Borrower or convertible or exchangeable debt securities of the Borrower, in each case that have been converted into or exchanged for Qualified Capital Stock of the Borrower (other than Qualified Capital Stock and convertible or exchangeable Disqualified Capital Stock or debt securities sold to a Subsidiary of the Borrower) or (z) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Borrower; plus

(c)
to the extent that any Investment pursuant to Section 9.3(q) that was made after the Funding Date is (a) sold for cash or otherwise cancelled, liquidated or repaid for cash, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of the Borrower, the initial amount of such Investment (or, if less, the amount of cash received upon repayment or sale); plus

(d)
to the extent that any Unrestricted Subsidiary of the Borrower designated as such on or after the Second Amendment Effective Date is redesignated as a Restricted Subsidiary pursuant to the terms of this Agreement or is merged or consolidated with or into, or transfers or otherwise disposes of all or substantially all of its properties or assets to or is liquidated into, the Borrower or a Restricted Subsidiary after the Second Amendment Effective Date, the lesser of (a) the Fair Market Value of the Borrower’s Investment in such Subsidiary made pursuant to Section 9.3(q) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation and (b) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Second Amendment Effective Date; plus

(e)
50% of any dividends received in cash by the Borrower or a Restricted Subsidiary of the Borrower after the Funding Date from an Unrestricted Subsidiary of the Borrower, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Borrower for such period; minus

(f)
the aggregate cumulative amount of the sum of any amount used to make (x) Investments pursuant to Section 9.3(~~n~~q), (y) Restricted Payments pursuant to Section 9.6(~~h~~i), or (z) any payment of Subordinated Indebtedness pursuant to Section 9.9(b)(iv) since the Funding Date.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) except during any period of time during which a notice delivered to the Borrower under Section 5.8 with respect to the unavailability of LIBOR as an interest rate upon which the Base Rate may be determined shall remain in effect, LIBOR for an Interest Period of one month plus 1%. Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR.
“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a).

“Borrower” means CST Brands, Inc., a Delaware corporation.
“Borrower Materials” has the meaning assigned thereto in Section 12.1(f).
“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in San Antonio, Texas, Toronto, Ontario and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.
“Calculation Date” has the meaning assigned thereto in the definition of Applicable Margin.
“Canadian Dollar Equivalent” means, with respect to an amount denominated in Canadian Dollars, such amount, and with respect to an amount denominated in Dollars, the equivalent in Canadian Dollars of such amount determined at the Exchange Rate on any Valuation Date.
“Canadian Dollars” means the lawful money of Canada.
“Canadian Issuing Lender” means the Existing Issuing Lenders, Royal Bank of Canada and each other Lender acceptable to the Borrower and the Administrative Agent that has agreed to issue Canadian Letters of Credit, in its capacity as issuer of any Canadian Letter of Credit, or any successor thereto.
“Canadian L/C Commitment” means, as to any Canadian Issuing Lender, the obligation of such Canadian Issuing Lender to make L/C Extensions of Credit with respect to Canadian Letters of Credit (in accordance with and subject to the provisions of Article III) for the account of the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Canadian Issuing Lender’s name on ~~the Register~~Schedule 1.1(a), as such amount may be modified at any time or from time to time pursuant to the terms hereof.
“Canadian L/C Obligations” means at any time, an amount equal to the sum of the Dollar Equivalent of (a) the aggregate undrawn and unexpired amount of the then outstanding Canadian Letters of Credit and (b) the aggregate amount of drawings under Canadian Letters of Credit which have not then been reimbursed pursuant to Section 3.5.
“Canadian Letter of Credit” has the meaning assigned thereto in Section 3.1(a)(ii).
“Capital Expenditures” means, ~~collectively, all Maintenance Capital Expenditures and Expansion Capital Expenditures of~~with respect to the Borrower and its Restricted Subsidiaries on a Consolidated basis for any period~~.~~, all capital expenditures made or incurred during such period that are included in the Borrower’s Consolidated statement of cash flows and Consolidated balance sheet, computed and capitalized in accordance with GAAP; provided that Capital Expenditures shall not include any expenditures which constitute Permitted Acquisitions or the MLP Acquisition.
“Capital Lease” means any lease of any property by the Borrower or any of its Restricted Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.
“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing (other than any debt security which by its terms is convertible at the option of the holder into Capital Stock, to the extent such holder has not so converted such debt security).
“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such Cash Collateral and other credit support.
“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) money market accounts or funds with or issued by any commercial bank (i) which has capital and surplus in excess of $250,000,000 and (ii) the outstanding long-term debt securities of which are rated at least A by S&P or at least A2 by Moody's, or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of long-term debt securities generally; (e) short term debt obligations of an issuer rated at least BBB by S&P or Baa2 by Moody's, and maturing within thirty (30) days from the date of acquisition; (f) repurchase obligations with a term of not more than ninety (90) days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above; and (g) solely with respect to a Subsidiary which is incorporated or organized under the laws of a jurisdiction outside of the United States, in addition to the investments described in clauses (a) through (f) of this definition, substantially similar investments denominated in foreign currencies (including similarly capitalized foreign banks).
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means (a) any Person that, at the time it enters into a Cash Management Agreement, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent and (b) any Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent as of the Closing Date that is a counterparty to a Cash Management Agreement in effect on the Closing Date, in each case, in its capacity as a party to such Cash Management Agreement.
“Change in Control” means an event or series of events by which:

(a)
(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Capital Stock that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than thirty-five percent (35%) of the Capital Stock of the Borrower entitled to vote in the election of members of the board of directors (or equivalent governing body) of Borrower; or (ii) a majority of the members of the board of directors (or other equivalent governing body) of the Borrower shall not constitute Continuing Directors; or

(b)
there shall have occurred under the Senior Notes Indenture or any other indenture, agreement or instrument evidencing any Indebtedness in excess of the Threshold Amount any “change in control” or similar provision (as set forth in the indenture, agreement or other instrument evidencing such Indebtedness) obligating the Borrower or any of its Subsidiaries to repurchase, redeem or repay all or any part of the Indebtedness provided for therein.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.
“Class” means (i) when used in reference to any Loan, each of the following classes of Loans: Revolving Credit Loans (including Swingline Loans), Initial Term Loans and each Series of Incremental Term Loans, and each Series of Extended Term Loans, (ii) when used in reference to any Commitment, each of the following classes of Commitments: Revolving Credit Commitments, Term Loan Commitments, each Series of Incremental Term Loan Commitments and each Series of Extended Revolving Credit Commitments and (iii) when used in reference to any Letter of Credit, each of the following classes: Canadian Letters of Credit and U.S. Letters of Credit.

“Closing Date” means the date of this Agreement.
“Co-Documentation Agents” means The Bank of Tokyo-Mitsubishi UFJ, Ltd., Royal Bank of Canada and The Royal Bank of Scotland plc, in their respective capacities as Co- Documentation Agent hereunder, together with their respective successors.
“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.
“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents.
“Commitment Fee” has the meaning assigned thereto in Section 5.3(a).
“Commitment Percentage” means, as to any Lender, such Lender’s Revolving Credit Commitment Percentage, Initial Term Loan Percentage, Incremental Term Loan Percentage or Extended Term Loan Percentage, as applicable.
“Commitments” means, collectively, as to all Lenders, the Revolving Credit Commitments, the Term Loan Commitments and any Incremental Loan Commitments of such Lenders.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Common Units” means the common units representing limited partner interests in the MLP.
“Communications” has the meaning assigned thereto in Section 12.1(e).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise or similar Taxes or branch profits Taxes.
“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.
“Consolidated Cash Interest Expense” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Restricted Subsidiaries in accordance with GAAP: total interest expense paid in cash in such period (including, without limitation, interest expense attributable to Capital Leases and all net payment obligations pursuant to interest rate Hedge Agreements), excluding, however, any one time financing fees associated with the Transactions or the consummation of any Debt Issuance (to the extent included in interest expense of the Borrower and its Restricted Subsidiaries for such period); provided that, for the first three calendar quarters following the Funding Date, Consolidated Cash Interest Expense shall be deemed to equal Consolidated Cash Interest Expense for such calendar quarter (and, in the case of the latter two such determinations, each previous calendar quarter commencing after the Funding Date) multiplied by 4, 2 and 4/3, respectively.
“Consolidated EBITDA” means, for any period (other than those periods described in the last sentence of this definition), the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Restricted Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) income tax expense for such period, (ii) total interest expense for such period, (iii) amortization, depreciation and other non-cash charges for such period (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), (iv) extraordinary losses during such period ~~and~~, (v) Transaction Costs in an aggregate amount not to exceed $15,000,000, (vi) cash dividends and distributions to the Borrower or a Restricted Subsidiary from the MLP on account of Common Units and incentive distribution rights in the MLP held by the Borrower or a Restricted Subsidiary and (vii) cash gains to the Borrower or any of its Restricted Subsidiaries as a result of any Drop Down Transaction (provided that the aggregate amount added back pursuant to this clause (vii) for any four calendar quarter period shall not exceed 25% of Consolidated EBITDA, calculated after giving effect to this clause (vii), for such period), less (c) non- cash interest income and any extraordinary gains during such period. For purposes of this Agreement, Consolidated EBITDA (other than for the calendar quarter ending March 31, 2013) shall be adjusted on a Pro Forma Basis. For purposes of any calculations under the Loan Documents, Consolidated EBITDA shall be deemed to be: $63.2 million for the calendar quarter ending September 30, 2012 and $128.1 million for the calendar quarter ending December 31, 2012.
“Consolidated EBITDAR” means, for any period, the sum of (a) Consolidated EBITDA and (b) Consolidated Rent Expense. For purposes of this Agreement, Consolidated EBITDAR shall be adjusted on a Pro Forma Basis.
“Consolidated Fixed Charges” means, for any period (other than those periods described in the last sentence of this definition),

the sum of the following determined on a Consolidated basis for such period, without duplication, for the Borrower and its Restricted Subsidiaries in accordance with GAAP: (a) Consolidated Cash Interest Expense, (b) scheduled principal payments with respect to Consolidated Total Indebtedness, (c) federal, state, local and foreign income taxes paid in cash (including income taxes paid in cash on proceeds received from any Drop Down Transaction) and (d) ~~cash dividends and distributions (other than to the extent paid to the Borrower or any Wholly-Owned Subsidiary)~~Consolidated Rent Expense. For purposes of calculating the Consolidated Fixed Charge Coverage Ratio, Consolidated Fixed Charges shall be deemed to be: $3.2 million for the calendar quarter ending September 30, 2012 and $38.7 million for the calendar quarter ending December 31, 2012.
“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of~~:~~

(a)
Consolidated EBITDAR for the period of four (4) consecutive calendar quarters ending on or immediately prior to such date ~~(i) Consolidated EBITDA less (ii) Maintenance Capital Expenditures plus (iii) Initial Back-Office Infrastructure Costs (provided that (x) amounts under this clause (iii) may only be included for any period (or portion of a period) that occurs during the first 18 months following the Funding Date and (y) the aggregate amount of all Initial Back-Office Infrastructure Costs included for all periods shall not exceed $40,000,000),~~ to (b) Consolidated Fixed Charges for the period of four (4) consecutive calendar quarters ending on or immediately prior to such date.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its Restricted Subsidiaries for any period~~, there shall~~: (a) all extraordinary gains (or losses) and all gains (or losses) realized in connection with any Asset Disposition or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain (or loss), will be excluded; (~~a~~b) the net income (or loss) of any Person ~~in which the Borrower or any of its Subsidiaries has a joint interest with a third party~~that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be excluded, except to the extent such net income is actually paid in cash to the Borrower or any of its Restricted Subsidiaries by dividend or other distribution during such period, ~~and~~ (~~b~~c) the net income (~~or~~but not loss) of any ~~Person accrued prior to the date it becomes a Subsidiary of the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries except~~Restricted Subsidiary will be excluded to the extent ~~included pursuant to the foregoing clause (a).~~that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (d) the cumulative effect of a change in accounting principles after December 31, 2013 will be excluded; (e) unrealized gains and losses with respect to obligations under Hedge Agreements, including, without limitation, those resulting from the application of FASB ASC 815, will be excluded; (f) gains and losses due solely to fluctuations in currency values and the related tax effects will be excluded; (g) gains and losses attributable to discontinued operations will be excluded; and (h) non-cash interest expense attributable to the equity component of convertible debt, including under ASC Topic 470, will be excluded.
“Consolidated Net Tangible Assets” means, as of any date, the total assets of the Borrower and its Restricted Subsidiaries as of the most recent calendar quarter end for which a consolidated balance sheet of the Borrower and its Restricted Subsidiaries is available, minus all current liabilities of the Borrower and its Restricted Subsidiaries reflected on such balance sheet and minus, without duplication, all goodwill, trademarks, patents, unamortized debt discount and expense and other like intangibles reflected in such balance sheet, all calculated on a Consolidated basis in accordance with GAAP.
“Consolidated Rent Expense” means, for any period, all cash rent expense (determined in accordance with GAAP), less the amount of contingent rent payments, determined for the Borrower and its Restricted Subsidiaries on a Consolidated basis for such period.
“Consolidated Total Adjusted Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Total Indebtedness on such date plus (ii) an amount equal to eight (8) times Consolidated Rent Expense for the period of four (4) consecutive calendar quarters ending on or immediately prior to such date minus (iii) the amount of unrestricted cash and Cash Equivalents of the Borrower and its Domestic Subsidiaries (other than any Unrestricted Subsidiaries) in excess of $20,000,000 to (b) Consolidated EBITDAR for the period of four (4) consecutive calendar quarters ending on or immediately prior to such date.
“Consolidated Total Indebtedness” means, as of any date of determination with respect to the Borrower and its Restricted Subsidiaries on a Consolidated basis without duplication, the sum of all Indebtedness of the Borrower and its Restricted Subsidiaries, other than (i) the undrawn or unmatured portion of Indebtedness described in clause (f) of the definition thereof, (ii)

Indebtedness permitted by Section 9.1(h), (iii) customary indemnification obligations entered into in connection with an asset disposition or a Permitted Acquisition or other acquisition permitted under this Agreement, and (iv) customary purchase price adjustments based on differences between estimated assets or liabilities at closing of an asset disposition or a Permitted Acquisition or other acquisition permitted under this Agreement and subsequent final determination of such assets or liabilities following closing, in each case determined on a Consolidated basis in accordance with GAAP.
“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness on such date to (b) Consolidated EBITDA for the period of four (4) consecutive calendar quarters ending on or immediately prior to such date.
“Continuing Directors” means the directors of the Borrower on the Funding Date and each other director of the Borrower, if, in each case, such other director’s nomination for election to the board of directors (or equivalent governing body) of the Borrower is recommended by over 50% of the then Continuing Directors.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Covenant Transaction” has the meaning assigned thereto in Section 1.11(c).
“Credit Agreement Outside Date” means August 1, 2013.
“Credit Facility” means, collectively, the Revolving Credit Facility, each Term Loan Facility, the Swingline Facility and the L/C Facility.
“CST Fuel Supply Co” means a limited partnership to be formed as a direct or indirect wholly-owned Domestic Subsidiary and Restricted Subsidiary of the Borrower; provided that (i) the Borrower shall have delivered a certificate of a Responsible Officer of the Borrower designating such Domestic Subsidiary as “CST Fuel Supply Co” for purposes of the Loan Documents, (ii) such Subsidiary shall become a Subsidiary Guarantor in the manner contemplated by Section 8.13 and (iii) it being understood that such Domestic Subsidiary will not be wholly-owned after giving effect to Drop-Down Transactions described in clause (a) of the definition thereof.
“CST GP” means CST GP, Inc., a Delaware corporation.
“Credit Parties” means, collectively, the Borrower and the Subsidiary Guarantors.
“Debt Issuance” means the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Restricted Subsidiaries.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any of the events specified in Section 10.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.
“Defaulting Lender” means, subject to Section 5.15(b), any Lender that (a) has failed to (i) fund all or any portion of the Loans required to be funded by it hereunder within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in L/C Obligations or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, an Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 5.15(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender, the Swingline Lender and each Lender.
“Designated non-Cash Consideration” means the Fair Market Value of Common Units received by the Borrower or one of its Restricted Subsidiaries in connection with a Drop Down Transaction that is so designated as Designated non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a sale of or collection on such Designated non-Cash Consideration.
“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, or (c) ~~provides for the scheduled payment of dividends in cash or (d)~~ is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one (91) days after the Term Loan Maturity Date; provided that only the portion of Capital Stock which is so convertible or exchangeable prior to such date shall be deemed to be Disqualified Capital Stock; provided, further, that if such Capital Stock is issued pursuant to a plan for the benefit of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Dollar Equivalent” means, with respect to an amount denominated in Dollars, such amount, and with respect to an amount denominated in Canadian Dollars, the equivalent in Dollars of such amount determined at the Exchange Rate on any Valuation Date.
“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.
“Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States, other than any such Subsidiary that is a direct or indirect Subsidiary of a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Drop Down Transaction” means the contribution, sale, lease, conveyance, disposition or other transfer by the Borrower or any of its Restricted Subsidiaries to the MLP Entities of (a) the limited partnership interests of CST Fuel Supply Co and (b) the real and personal Property comprising the retail stores initially opened since the Funding Date or the Borrower’s headquarters and distribution center.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.9(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.9(b)(iii)).
“Employee Benefit Plan” means (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to ERISA and that is maintained for employees of any Credit Party or any ERISA Affiliate or (b) any Pension Plan or Multiemployer Plan that has at any time within the preceding six (6) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliate.
“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any

Person in the ordinary course of business and not in response to any third party action) or proceedings arising under or related to any actual or alleged violation of or liability under any applicable Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.
“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, regulations, Governmental Approvals, and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.
“Equity Issuance” means (a) any issuance by any Credit Party or any Restricted Subsidiary thereof to any Person that is not a Credit Party or a Subsidiary thereof, of (i) shares of its Capital Stock (other than any issuance of directors’ qualifying shares or of nominal amounts of other Capital Stock that are required to be held by specified Persons under Applicable Law), (ii) any shares of its Capital Stock pursuant to the exercise of options or warrants or (iii) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity and (b) any capital contribution from any Person that is not a Credit Party into any Credit Party or any Restricted Subsidiary thereof. The term “Equity Issuance” shall not include any Debt Issuance.
“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.
“ERISA Affiliate” means any Person who together with any Credit Party or any of its Restricted Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.
“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.
“Event of Default” means any of the events specified in Section 10.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.
“Excess Cash Flow” means, for the Borrower and its Restricted Subsidiaries on a Consolidated basis, in accordance with GAAP for any calendar year, an amount equal to (a) Consolidated EBITDA for such period, minus (b) the sum, in each case to the extent not otherwise deducted in determining Consolidated EBITDA for such period, without duplication, of: (i) the aggregate amount of cash actually paid by the Borrower and its Restricted Subsidiaries during such calendar year on account of Capital Expenditures that are not financed through or reimbursed from the proceeds of any Debt Issuance, any Equity Issuance, proceeds of any Insurance and Condemnation Event or other proceeds that would not be included in Consolidated EBITDA, (ii) Consolidated Cash Interest Expense for such period, (iii) amounts actually paid in cash in respect of total federal, state, local and foreign income, value added and similar taxes for such period (including taxes on proceeds received from, or otherwise imposed with respect to, any Drop Down Transaction), and (iv) the aggregate amount of all scheduled    principal    payments or repayments of Indebtedness (other than    mandatory prepayments of Loans) made by the Borrower and its Restricted Subsidiaries during such calendar year, but only to the extent that such payments or repayments by their terms cannot be reborrowed or redrawn and are not financed through any Debt Issuance, any Equity Issuance, proceeds of any Insurance and Condemnation Event or other proceeds that would not be included in Consolidated EBITDA.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Rate” means, as of any Valuation Date, the rate at which Canadian Dollars can be exchanged into Dollars or Dollars can be exchanged into Canadian Dollars, as set forth on the relevant Reuters screen at or about 11:00 a.m. (New York time) on such date. In the event that such rate does not appear on the Reuters screen, the “Exchange Rate” shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such “Exchange Rate” shall instead be the Administrative Agent’s spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of Dollars and Canadian Dollars are then being conducted, at or about 11:00 a.m. (New York time) on such date for the purchase of Dollars with Canadian Dollars (or the purchase of Canadian Dollars with Dollars, as applicable) for delivery two (2) Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Swap Obligations” means, with respect to any Subsidiary Guarantor, (x) as it relates to all or a portion of any guarantee of such Subsidiary Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any guarantee in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Subsidiary Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Subsidiary Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Subsidiary Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise or similar Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal or Canadian withholding Taxes imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan or Commitment or otherwise under a Loan Document pursuant to a law in effect on the date on which (i) such Recipient acquires such interest in the Loan or Commitment or becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 5.12(b)) or (ii) in the case of a Lender, such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.11(~~a~~b), amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.11(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Issuing Lenders” means Royal Bank of Canada, JPMorgan Chase Bank, N.A. and the Bank of Nova Scotia.
“Existing Letters of Credit” means the letters of credit issued by the Existing Issuing Lenders before the Funding Date and listed on Schedule 3.1 attached hereto.
~~“Expansion Capital Expenditures” means, with respect to the Borrower and its Subsidiaries on a Consolidated basis for any period, expenditures made or incurred during such period to acquire land and for the development and construction of new retail stores, in each case as reflected in the Consolidated balance sheet of the Borrower and its Subsidiaries, prepared in accordance with GAAP; provided that Expansion Capital Expenditures shall not include any expenditures which constitute Permitted Acquisitions.~~
“Extended Revolving Credit Commitments” has the meaning assigned thereto in Section 5.16(a)(i).
“Extended Revolving Credit Lender” has the meaning assigned thereto in Section 5.16(a)(i).
“Extended Term Loans” has the meaning assigned thereto in Section 5.16(a)(ii).
“Extended Term Loan Percentage” means, as to any Term Loan Lender at any time with respect to any Series of Extended Term Loans, the ratio of (a) the outstanding principal balance of the Extended Term Loan of such Term Loan Lender in respect of such Series to (b) the aggregate outstanding principal balance of all Extended Term Loans of all Term Loan Lenders in respect of such Series.
“Extending Term Lender” has the meaning assigned thereto in Section 5.16(a)(ii).
“Extension” has the meaning assigned thereto in Section 5.16(a).
“Extension Offer” has the meaning assigned thereto in Section 5.16(a).
“Extensions of Credit” means the making of any Loan by a Lender or any L/C Extension of Credit.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Borrower in the case of amounts greater than or equal to $50,000,000 and otherwise by any Responsible Officer of the Borrower.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof ~~and~~, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements that implement or modify the foregoing (together with any law implementing such agreements).
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the average of the quotation for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent; provided, further, that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letters” means each of (i) the fee letter agreement dated February 14, 2013 among the Borrower and the Lead Arrangers, (ii) the fee letter agreement dated February 14, 2013 between the Borrower and Wells Fargo Securities, LLC ~~and~~, (iii) the fee letter agreement dated as of the Closing Date between the Borrower, the Lenders and the Administrative Agent and (iv) the engagement letter dated as of September 22, 2014 between the Borrower and Wells Fargo Securities, LLC.
“First Tier Foreign Subsidiary” means any Foreign Subsidiary that is owned directly by any Credit Party and that is a Restricted Subsidiary.
“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on December 31.
“Foreign Casualty Event” means any Insurance and Condemnation Event resulting in the receipt of Net Cash Proceeds by a Foreign Subsidiary and giving rise to a prepayment pursuant to Section 4.4(b)(iii).
“Foreign Disposition” means any Asset Disposition resulting in the receipt of Net Cash Proceeds by a Foreign Subsidiary and giving rise to a prepayment pursuant to Section 4.4(b)(ii).
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Form 10” means the registration statement on Form 10 (No. 001-35743), including all exhibits and schedules thereto, filed by the Borrower with the SEC on November 16, 2012, as amended or supplemented to (but not including) the Closing Date, or by any amendment or supplement thereto filed on or after the Closing Date so long as such amendment or supplement is not adverse in any material respect to the interests of the Lenders or as otherwise approved by the Lead Arrangers.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funding Date” means the date on ~~or prior to August 1, 2013 on~~ which the conditions set forth in Section 6.2 are satisfied (or waived in accordance with Section 12.2) and the funding of the Initial Term Loan is made, which date is May 1, 2013.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“GP Buyer” means CST GP, LLC, a Delaware limited liability company.
“Guarantee and Collateral Agreement” means the Guarantee and Collateral Agreement, in substantially the form attached as Exhibit H, executed by the Borrower and the Subsidiary Guarantors in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, which shall be in form and substance acceptable to the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.
“Guaranty Obligation” means, with respect to the Borrower and its Restricted Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business or product warranties.
“Hazardous Materials” means any substances or materials identified as such or regulated pursuant to any applicable Environmental Law (a) which are defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, or (e) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.
“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, all as amended, restated, supplemented or otherwise modified from time to time.
“Hedge Bank” means (a) any Person that, at the time it enters into a Hedge Agreement permitted under Article IX, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent and (b) any Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent as of the Closing Date that is a counterparty to a Hedge Agreement permitted under Article IX and in effect on the Closing Date, in each case, in its capacity as a party to such Hedge Agreement.
“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).
“Immaterial Subsidiary” means any Restricted Subsidiary of the Borrower other than a Material Subsidiary.
“Increased Amount Date” has the meaning assigned thereto in Section 5.13(a).
“Incremental Lender” has the meaning assigned thereto in Section 5.13(a).
“Incremental Loan Commitments” has the meaning assigned thereto in Section 5.13(a)(ii).
“Incremental Loans” has the meaning assigned thereto in Section 5.13(a)(ii).

“Incremental Revolving Credit Commitment” has the meaning assigned thereto in Section 5.13(a)(ii).
“Incremental Revolving Credit Increase” has the meaning assigned thereto in Section 5.13(a)(ii).
“Incremental Term Loan” has the meaning assigned thereto in Section 5.13(a)(i).
“Incremental Term Loan Commitment” has the meaning assigned thereto in Section 5.13.
“Incremental Term Loan Percentage” means, as to any Term Loan Lender at any time with respect to any Series of Incremental Term Loans, the ratio of (a) the outstanding principal balance of the Incremental Term Loan of such Term Loan Lender in respect of such Series (or if the full amount of the Incremental Term Loans of such Series shall not yet have been made, the sum of (x) the outstanding principal balance of the Incremental Term Loans of such Term Loan Lender in respect of such Series and (y) such Term Loan Lender’s unused Term Loan Commitments in respect of Incremental Term Loans of such Series that have not been terminated) to (b) the aggregate outstanding principal balance of all Incremental Term Loans of all Term Loan Lenders in respect of such Series (or if the full amount of the Incremental Term Loans of such Series shall not yet have been made, the sum of (x) the aggregate outstanding principal balance of all Incremental Term Loans of the Term Loan Lenders in respect of such Series and (y) the aggregate unused Term Loan Commitments in respect of Incremental Term Loans of all Term Loan Lenders in respect of such Series that have not been terminated).
“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following:

(a)	all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

(b)
all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition, earn-out or similar agreements), except trade payables arising in the ordinary course of business not more than ninety (90) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;

(c)
the Attributable Indebtedness of such Person with respect to such Person’s obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

(d)
all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(e)
all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, provided, however, that if the recourse to such Person in respect of such indebtedness is limited solely to the property subject to such Lien, the amounts of such Indebtedness shall be the lesser of the value of the property owned by such Person securing such Indebtedness and the principal amount of such Indebtedness;

(f)
all non-contingent obligations of any such Person relative to the amount available to be drawn under letters of credit, including, without limitation, any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person;

(g)	all obligations of any such Person in respect of Disqualified Capital Stock;

(h)	all net obligations of such Person under any Hedge Agreements; and

(i)	all Guaranty Obligations of any such Person with respect to any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned thereto in Section 12.3(b).
“Information” has the meaning assigned thereto in Section 12.10.
“Initial Back-Office Infrastructure Costs” means one-time costs and expenses (which can be incurred at one or more times) of the Borrower and its Subsidiaries actually paid in cash~~, and~~ during the first 18 months immediately following the Funding Date, which are related to information technology, systems and other administrative functions of the Borrower and its Subsidiaries that are needed as a result of the Spin-Off, in an aggregate amount since the Funding Date not exceeding $40,000,000.
“Initial Term Loan” means the term loan made, or to be made, to the Borrower by the Term Loan Lenders pursuant to Section 4.1.
“Initial Term Loan Facility” means the term loan facility established pursuant to Article IV.
“Initial Term Loan Percentage” means, as to any Term Loan Lender at any time, the ratio of (a) the outstanding principal balance of the Initial Term Loan of such Term Loan Lender (or if the full amount of the Initial Term Loans shall not yet have been made, the sum of (x) the outstanding principal balance of the Initial Term Loans of such Term Loan Lender and (y) such Term Loan Lender’s unused Term Loan Commitments in respect of Initial Term Loans that have not been terminated) to (b) the aggregate outstanding principal balance of all Initial Term Loans of all Term Loan Lenders (or if the full amount of the Initial Term Loans shall not yet have been made, the sum of (x) the aggregate outstanding principal balance of all Initial Term Loans of the Term Loan Lenders and (y) the aggregate unused Term Loan Commitments in respect of Initial Term Loans of all Term Loan Lenders that have not been terminated).
“Insurance and Condemnation Event” means the receipt by any Credit Party or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property.
“Interest Period” has the meaning assigned thereto in Section 5.1(b).
“Investment” means, as applied to any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Capital Stock in any other Person, including any partnership or joint venture interest in such other Person, and the creation or capitalization of any Subsidiary or joint venture; (b) the making of any loan, advance, extension of credit or capital contribution to, assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the making by such Person of any Acquisition;
“IRS” means the United States Internal Revenue Service, or any successor thereto. “ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the time of issuance).
“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the time of issuance).
“Issuing Lender” means each Canadian Issuing Lender and each U.S. Issuing Lender.
“L/C Commitment” means a Canadian L/C Commitments or a U.S. L/C Commitment. As of any date, the aggregate amount of the L/C Commitments shall not exceed lesser of (a) $150,000,000 and (b) the Revolving Credit Commitment.
“L/C Extension of Credit” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase in the amount thereof.
“L/C Facility” means the letter of credit facility established pursuant to Article III.
“L/C Obligations” means at any time, an amount equal to the sum of the U.S. L/C Obligations and the Canadian L/C Obligations.
“L/C Participants” means, with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the applicable Issuing Lender.
“Lead Arrangers” means Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., RBC Capital Markets and RBS Securities Inc. in their respective capacities as joint lead arrangers and joint bookrunners, and their respective successors.

“Lender” means each Person executing this Agreement as a Lender on the Closing Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption or a Lender Joinder Agreement, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption or any Lender that does not consent to the extension of the maturity date of its Loans in connection with an Extension Offer solely to the extent the Loans of such Lender are repaid in full. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.
“Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with Section 5.13.
“Lending Office” means, for each Lender and each Class of Loan or Letter of Credit, the “lending office” of such Lender designated for such Class of Loan (and within such Class, each Base Rate Loan and LIBOR Rate Loan) or Letter of Credit (or currency of a Letter of Credit) in the Administrative Questionnaire submitted by such Lender to the Administrative Agent or as such Lender may from time to time specify to the Administrative Agent as the office by which such Loans and Letters of Credit are to be made and maintained.
“Letter of Credit Application” means an application, in the form specified by each Issuing Lender from time to time, requesting such Issuing Lender to issue a Letter of Credit.
“Letters of Credit” means the collective reference to U.S. Letters of Credit and Canadian Letters of Credit.
“LIBOR” means,

(a)
for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.

(b)
for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Notwithstanding anything to the contrary above, if LIBOR as determined above shall be less than zero, LIBOR shall be deemed to be zero for purposes of this Agreement.
Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.
“LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
100-Eurodollar Reserve Percentage
“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 5.1(a)(i)(B).
“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement,

Capital Lease or other title retention agreement relating to such asset.
“Liquidity” means, as of any date of determination, the aggregate amount of (a) unused Revolving Credit Commitments permitted to be drawn as of such date plus (b) unrestricted cash and Cash Equivalents of the Borrower and its Domestic Subsidiaries (other than any Unrestricted Subsidiaries) that are readily available to the Borrower and its Domestic Subsidiaries (other than any Unrestricted Subsidiaries) and that are not subject to any Lien other than a Lien in favor of the Administrative Agent, on behalf of the Secured Parties.
“Loan Documents” means, collectively, this Agreement, each Note, the Letter of Credit Applications, the Security Documents, the Fee Letters and each other document, instrument, certificate and agreement executed and delivered by any Credit Party for the benefit of the Administrative Agent, any Issuing Lender or any Lender in connection with this Agreement on or after the Closing Date, all as may be amended, restated, supplemented or otherwise modified from time to time, but excluding, for the avoidance of doubt, any Secured Cash Management Agreements or Secured Hedge Agreements.
“Loans” means the collective reference to the Revolving Credit Loans, the Term Loan, the Swingline Loans and any Incremental Loans, and “Loan” means any of such Loans.
~~“Maintenance Capital Expenditures” means, with respect to the Borrower and its Subsidiaries on a Consolidated basis for any period, all capital expenditures made or incurred during such period that are included in the Borrower’s Consolidated statement of cash flows computed and capitalized in accordance with GAAP, but excluding (a) any Expansion Capital Expenditures and (b) any expenditures which constitute Permitted Acquisitions.~~
“Material Adverse Effect” means, with respect to the Borrower and its Restricted Subsidiaries, (a) a material adverse effect on the operations, business, properties, liabilities (actual or contingent) or financial condition of such Persons, taken as a whole, (b) a material impairment of the ability of the Borrower or the Credit Parties, taken as a whole, to perform their obligations under the Loan Documents, (c) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party.
“Material Contract” means each of the third-party commercial contracts set forth on Schedule 7.12 hereto and any other contract or agreement (other than any contract or agreement governing or evidencing Indebtedness) of any Credit Party or any of its Restricted Subsidiaries entered into after the Funding Date for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.
“Material Subsidiary” means, as of any date, any direct or indirect Domestic Subsidiary of the Borrower that is a Restricted Subsidiary and that, together with its Subsidiaries, has total assets with a book value of at least $1,500,000 as of the last day of the most recently ended calendar quarter of the Borrower for which financial statements have been delivered pursuant to Section 8.1(a) or Section 8.1(b), but excluding intercompany debt owed to such Domestic Subsidiary from any other Domestic Subsidiary that is a Restricted Subsidiary or the Borrower; provided that (a) any Restricted Subsidiary that, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Borrower under any other Debt Issuance shall constitute a Material Subsidiary and (b) at no time shall the book value of the total assets of all Domestic Subsidiaries of the Borrower that are Restricted Subsidiaries that are not Material Subsidiaries exceed $15,000,000.
“Maximum Capital Expenditure Amount” means, (i) for the calendar year ending December 31, 2014, $300,000,000, (ii) for the calendar year ending December 31, 2015, $350,000,000 and (iii) for each calendar year thereafter, the sum of (A) $85,000,000 plus (B) 45% of Consolidated EBITDA (calculated without giving effect to the add back in clause (vii) of the definition thereof) for the immediately prior calendar year, plus (C) the aggregate amount of Net Cash Proceeds received by the Borrower or any Restricted Subsidiary during the immediately prior calendar year from Drop Down Transactions (solely to the extent such Net Cash Proceeds are not required to be used to repay the Loans pursuant to Section 4.4(b)(ii)). For the avoidance of doubt, the Maximum Capital Expenditure Amount for each calendar year shall be increased by the applicable carry- over amount (if any) for such calendar year as set forth in Section 9.14.
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to the Fronting Exposure of all Issuing Lenders with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Lenders in their sole discretion.
“Minimum Extension Condition” has the meaning assigned thereto in Section 5.16(b).
“MLP” means CrossAmerica Partners LP (formerly known as Lehigh Gas Partners LP), a Delaware limited partnership.
“MLP Acquisition” means, collectively, the acquisition by the Borrower, directly or indirectly, of (i) all of the membership interests in the MLP GP and (ii) all of the membership interests of certain limited liability companies to be formed by the

2004 Irrevocable Agreement of Trust of Joseph V. Topper, Sr. and the 2008 Irrevocable Agreement of Trust of John B. Reilly, Jr., which companies shall constitute Restricted Subsidiaries that are Domestic Subsidiaries and will own, collectively, all of the incentive distribution rights in the MLP, pursuant to the MLP Acquisition Agreements.
“MLP Acquisition Agreements” means (i) the GP Purchase Agreement, dated as of August 6, 2014, by and among Lehigh Gas Corporation, GP Buyer and the Borrower and (ii) the IDR Purchase Agreement, dated as of August 6, 2014, by and among the 2004 Irrevocable Agreement of Trust of Joseph V. Topper, Sr., the 2008 Irrevocable Agreement of Trust of John B. Reilly Jr., CST Brands Holdings, LLC and the Borrower, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof.
“MLP Entities” means the MLP, the MLP GP, CST GP, the GP Buyer and their respective Subsidiaries.
“MLP GP” means CrossAmerica GP LLC (formerly known as Lehigh Gas GP LLC), a Delaware limited liability company.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six (6) years.
“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition or Insurance and Condemnation Event, the cash (which term, for purposes of this definition, shall include any Cash Equivalents, deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when received) proceeds received by any Credit Party or any of its Restricted Subsidiaries therefrom, less the sum of (i) all income taxes and other taxes payable (or reasonably estimated to be payable) to a Governmental Authority as a result of such transaction, (ii) all reasonable and customary out-of-pocket fees (including, without limitation, legal, accounting and underwriting fees) and expenses incurred in connection with such transaction or event, (iii) the principal amount of, premium or penalty, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such transaction or event, and (iv) the amount of any reserves established by any Credit Party or any of its Restricted Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by the chief financial officer, controller or treasurer of the Borrower); and (b) with respect to any Debt Issuance, the gross cash proceeds received by any Credit Party or any of its Restricted Subsidiaries therefrom less all reasonable and customary out-of-pocket fees (including, without limitation, legal, accounting and underwriting fees) and expenses incurred in connection therewith.
“Non-Consenting Lender” means any Lender that does not approve any proposed consent, waiver, amendment, modification or termination with respect to any provision hereof or any other Loan Document that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.2 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Guarantor Subsidiary” means any Restricted Subsidiary of the Borrower that is not a Subsidiary Guarantor.
“Notes” means the collective reference to the Revolving Credit Notes, the Swingline Note and the Term Notes.
“Notice of Borrowing” means a request by the Borrower for a borrowing in accordance with Section 2.3(a) or 4.2(a), as applicable, which shall be, in the case of any such written request, substantially in the form of Exhibit B.
“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 5.2.
“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(c).
“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on the Loans, (b) the L/C Obligations and (c) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties and each of their respective Restricted Subsidiaries to the Lenders or the Administrative Agent, in each case under any Loan Document, with respect to any Loan or Letter of Credit, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any federal bankruptcy laws (as now or hereafter in effect) or under any Debtor Relief Laws or other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Officer’s Compliance Certificate” means a certificate of the chief executive officer, chief financial officer, treasurer or controller of the Borrower substantially in the form (together with any changes to such form approved by the Administrative Agent and the Borrower) attached as Exhibit F.
“Omnibus Agreement” means that certain Omnibus Agreement, dated as of October 30, 2012, by and among the MLP, the MLP GP, Lehigh Gas Corporation, Lehigh Gas - Ohio, LLC and Joseph V. Topper, Jr., as amended and restated by that certain Amended and Restated Omnibus Agreement, dated as of the Second Amendment Effective Date, by and among the MLP, the MLP GP, Lehigh Gas Corporation, CST Services, LLC, Lehigh Gas - Ohio, LLC and Joseph V. Topper, Jr., as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.
“Original Revolving Credit Commitments” means the Revolving Credit Commitments of the Revolving Credit Lenders in effect prior to the first Extension consummated pursuant to Section 5.16.
“Original Revolving Credit Facility” means the Original Revolving Credit Commitments and the Revolving Credit Loans made thereunder.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court, documentary, excise, property, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.12).
“Participant” has the meaning assigned thereto in Section 12.9(d).
“Participant Register” has the meaning specified in Section 12.9(e).
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.
“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained, funded or administered for the employees of any Credit Party or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliates.
“Perfection Certificate” means the Perfection Certificate substantially in the form of Exhibit C executed and delivered by the Credit Parties to the Administrative Agent on or prior to the Funding Date.
“Permitted Acquisition” means any Acquisition by the Borrower or any Restricted Subsidiary; provided that, with respect to any acquisition or series of related acquisitions for which the aggregate consideration is in excess of $40,000,000, such Acquisition shall meet all of the following requirements:

(i)
no less than ten (10) Business Days prior to the proposed closing date of such Acquisition (or such shorter period of time as consented to by the Administrative Agent), the Borrower shall have delivered written notice of such Acquisition to the Administrative Agent, which notice shall include the proposed closing date of such Acquisition;

(ii)
in the case of an Acquisition of a Person (other than a sole proprietorship), the Borrower shall have certified on or before the closing date of such acquisition, in writing and in a form reasonably acceptable to the Administrative Agent, that such acquisition has been approved by the board of directors (or equivalent governing body) of the

Person to be acquired;

(iii)	the Person, business or assets to be acquired shall be in a line of business permitted pursuant to Section 9.11;

(iv)
the Borrower shall have delivered to the Administrative Agent such documents reasonably requested by the Administrative Agent or the Required Lenders (through the Administrative Agent) pursuant to Section 8.13 to be delivered at the time required pursuant to Section 8.13;

(v)
at least two (2) Business Days prior to the proposed closing date of such Acquisition (or such shorter period of time as consented to by the Administrative Agent), the Borrower shall have delivered to the Administrative Agent an Officer’s Compliance Certificate for the most recent calendar quarter end preceding such Acquisition for which financial statements are available demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that (A) the Borrower is in compliance on a Pro Forma Basis (as of the date of the Acquisition and after giving effect thereto and any Indebtedness incurred in connection therewith) with each covenant contained in Section 9.15, (B) immediately after giving effect to the Acquisition, Liquidity shall be at least $75,000,000 and (C) no Default or Event of Default shall have occurred and be continuing both immediately before and after giving effect to such Acquisition and any Indebtedness incurred in connection therewith; and

(vi)
at least (2) Business Days prior to the proposed closing date of such acquisition (or such shorter period of time as consented to by the Administrative Agent) for which the aggregate consideration is in excess of $60,000,000, the Borrower shall have delivered to the Administrative Agent promptly upon the finalization thereof copies of substantially final Permitted Acquisition Documents to the extent reasonably requested by the Administrative Agent.

“Permitted Acquisition Documents” means with respect to any acquisition proposed by the Borrower or any Restricted Subsidiary, final copies or substantially final drafts if not executed at the required time of delivery of the purchase agreement, sale agreement, merger agreement or other agreement evidencing such acquisition, including, without limitation, each other document executed, delivered, contemplated by or prepared in connection therewith and any amendment, modification or supplement to any of the foregoing, to the extent the disclosure of any such agreement or anyterm therein does not violate any confidentiality restrictions.
“Permitted Liens” means the Liens permitted pursuant to Section 9.2.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided, that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (ii) (A) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the earlier of (x) the final maturity date of the Indebtedness being modified, refinanced, refunded, renewed or extended and (y) the date that is ninety (90) days after the final maturity date of the Term Loans, and (B) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the earlier of (x) the Indebtedness being modified, refinanced, refunded, renewed or extended and (y) the Term Loans; (iii) at the time thereof, no Default or Event of Default shall have occurred and be continuing; (iv) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended and (v) if the Borrower was the obligor in respect of such Indebtedness being modified, refinanced, refunded, renewed or extended, it shall remain an obligor thereon and to the extent an additional obligor would otherwise be permitted to incur such Indebtedness under another provision of Section 9.1, such additional obligor may be an obligor thereon.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
“Platform” has the meaning assigned thereto in Section 12.1(e).
“Predecessor Business” means Valero’s retail business in the United States and Canada that, prior to the Funding Date, was owned by direct and indirect wholly-owned Subsidiaries of Valero, including an allocable portion of Valero’s corporate costs.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Pro Forma Basis” means, for purposes of calculating Consolidated EBITDA or Consolidated EBITDAR for any period during which one or more Specified Transactions occurs, that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement and all income statement items (whether positive or negative) attributable to the Property or Person disposed of in a Specified Disposition shall be excluded and all income statement items (whether positive or negative) attributable to the Property or Person acquired in a Permitted Acquisition shall be included; provided that the foregoing pro forma adjustments may be applied to any such definition, test or financial covenant solely to the extent that such adjustments (i) are reasonably expected to be realized within twelve (12) months of such Specified Transaction as set forth in reasonable detail on a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent and (ii) are calculated on a basis consistent with GAAP; and provided further that the foregoing pro forma adjustment shall be without duplication of any cost savings or additional costs that are already included in the calculation of Consolidated EBITDA or Consolidated EBITDAR, as applicable.
“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to any Class of Loans or Commitments, with respect to any Lender, the applicable Commitment Percentage of such Lender for such Class, (ii) with respect to all payments, computations and other matters relating to any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swingline Loans, as the context requires, with respect to any Lender, the Revolving Credit Commitment Percentage of such Lender, and (iii) the for all other purposes, with respect to each Lender, the percentage obtained by dividing the Total Credit Exposure of such Lender by the Total Credit Exposure of all Lenders.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.
“Public Lenders” has the meaning assigned thereto in Section 12.1(f).
“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.
“Register” has the meaning assigned thereto in Section 12.9(c).
“Reimbursement Obligation” means the obligation of the Borrower to reimburse the applicable Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Responsible Officer” means, as to any Person, the chief executive officer, president, senior vice president, chief financial officer, controller or treasurer of such Person or any other officer of such Person reasonably acceptable to the Administrative Agent. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.
“Restricted Payment” has the meaning assigned thereto in Section 9.6.
“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.
“Revolving Credit Commitment” means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to the account of the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 5.13 and any Extended Revolving Credit Commitments) and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 5.13 and any Extended Revolving Credit Commitments). The aggregate Revolving Credit Commitment of all the Revolving Credit Lenders on the Closing Date shall be $300,000,000.
“Revolving Credit Commitment Percentage” means, as to any Revolving Credit Lender at any time, the ratio of (a) the amount of the Revolving Credit Commitment of such Revolving Credit Lender (or if such Revolving Credit Commitment has terminated, such Revolving Credit Lender’s Revolving Credit Exposure) to (b) the Revolving Credit Commitment of all the Revolving Credit Lenders (or if such Revolving Credit Commitments have terminated, the aggregate Revolving Credit Exposure).
“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations and Swingline Loans at such time.
“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II (including any increase in such revolving credit facility established pursuant to Section 5.13) and each Series of Extended Revolving Credit Commitments.
“Revolving Credit Lenders” means, collectively, all of the Lenders with a Revolving Credit Commitment, or if the Revolving Credit Commitments have been terminated pursuant to this Agreement, all of the Lenders having Revolving Credit Exposure.
“Revolving Credit Loan” means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.
“Revolving Credit Maturity Date” means the earliest to occur of (a) ~~the fifth anniversary of the Funding Date~~September 30, 2019 as such date may be extended pursuant to Section 5.16, (b) the date of termination of the aggregate Revolving Credit Commitments by the Borrower pursuant to Section 2.5, and (c) the date of termination of the aggregate Revolving Credit Commitments pursuant to Section 10.2(a).
“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing the Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form attached as Exhibit A-1, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.
“Revolving Credit Outstandings” means the sum of (a) with respect to Revolving Credit Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swingline Loans, as the case may be, occurring on such date; plus (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any L/C Extensions of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Revolving Extensions of Credit” means (a) any Revolving Credit Loan then outstanding, (b) any Letter of Credit then outstanding or (c) any Swingline Loan then outstanding.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.
“Sanctioned Country” means a country subject to a sanctions program identified on the list    maintained    by    OFAC    and    available    at    ~~http://www.treasury.gov/resource- center/sanctions/Programs/Pages/Programs.aspx~~http://www.treasury.gov/resource- center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.
“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and    Blocked    Persons”    maintained by OFAC available at ~~http://www.treasury.gov/resource-center/sanctions/SDN- List/Pages/default.aspx~~http://www.treasury.gov/resource-center/sanctions/SDN- List/Pages/default.aspx, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” means that certain Second Amendment, dated as of September 30, 2014, among the Borrower, the Subsidiary Guarantors party thereto, the Administrative Agent and the Lenders.
“Second Amendment Effective Date” means the “Effective Date” as defined in the Second Amendment.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Credit Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Hedge Agreement permitted under Article IX, in each case that is entered into by and between any Credit Party and any Hedge Bank.
“Secured Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Credit Party under (i) any Secured Hedge Agreement (other than Excluded Swap Obligations) and (ii) any Secured Cash Management Agreement.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lenders, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 11.5, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns.
“Security Documents” means the collective reference to the Guarantee and Collateral Agreement and each other agreement or writing pursuant to which any Credit Party purports to pledge or grant a security interest in any Property or assets securing the Secured Obligations or any such Person purports to guaranty the payment and/or performance of the Secured Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.
“Senior Notes” means the senior unsecured notes to be issued by the Borrower pursuant to the Senior Notes Indenture, the maturity date of which shall not be earlier than six (6) months following the fifth (5th) anniversary of the Funding Date.
“Senior Notes Documents” means the Senior Notes, the Senior Notes Indenture and all other instruments, agreements and other documents evidencing or governing the Senior Notes or providing for any guarantee or other right in respect thereof.
“Senior Notes Indenture” means that certain Indenture that the Borrower shall enter into in connection with the Spin-Off, to be dated after consummation of the Spin-Off and the Funding Date.
“Separation Agreement” means that certain Separation and Distribution Agreement to be entered into between Valero and the Borrower, including all exhibits and schedules thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Separation Documents” means (a) the Separation Agreement and (b) the Form 10.
“Series” means each series of Incremental Term Loan Commitments and each series of Incremental Term Loans designated in and made pursuant to any Lender Joinder Agreement and each series of Extended Term Loans and each series of Extended Revolving Credit Commitments designated and made pursuant to an Extension.
“Solvent” and “Solvency” means, with respect to the Borrower and its Restricted Subsidiaries, on a Consolidated basis, on any date of determination, that on such date (a) the fair value of the property of the Borrower and its Restricted Subsidiaries, on a Consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of the Borrower and its Restricted Subsidiaries, on a Consolidated basis, (b) the present fair salable value of the assets of the Borrower and its Restricted Subsidiaries, on a Consolidated basis, is not less than the amount that will be required to pay the probable liability of the Borrower and its Restricted Subsidiaries, on a Consolidated basis, on their debts as they become absolute and matured, (c) the Borrower and its Restricted Subsidiaries, on a Consolidated basis, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature, (d) the Borrower and its Restricted Subsidiaries, on a Consolidated basis, are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute an unreasonably small capital, and (e) the Borrower and its Restricted Subsidiaries, on a Consolidated basis, are able to pay their debts and liabilities, contingent obligations and other commitments as they mature. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Disposition” means any disposition of all or substantially all of the assets or Capital Stock of any Restricted Subsidiary of the Borrower or any division, business unit, product line or line of business.
“Specified Transactions” means (a) any Specified Disposition for which the consideration exceeds $20,000,000, (b) any Permitted Acquisition for which the consideration exceeds $20,000,000 and (c) the Transactions.
“Spin-Off” means the separation of certain assets (including the Capital Stock of certain Subsidiaries of Valero) and certain liabilities related to Valero’s retail business from Valero and the transfer of those assets (including the Capital Stock of certain Subsidiaries of Valero) and liabilities to the Borrower pursuant to the Separation Agreement.
“Subordinated Indebtedness” means the collective reference to any Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries that is contractually subordinated in right and time of payment to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent. For the avoidance of doubt, “Subordinated Indebtedness” does not include any Indebtedness that is pari passu with the Obligations in right of payment and only structurally subordinated to the Obligations.
“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power for the election of the board of directors (or equivalent governing body) or of which other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise Controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Borrower.
“Subsidiary Guarantors” means, collectively, all direct and indirect Material Subsidiaries of the Borrower in existence on the Funding Date or which become a party to the Guarantee and Collateral Agreement pursuant to Section 8.13.
“Swap Obligations” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swingline Commitment” means the lesser of (a) $30,000,000 and (b) the aggregate Revolving Credit Commitment.
“Swingline Facility” means the swingline facility established pursuant to Section 2.2.
“Swingline Lender” means Wells Fargo, in its capacity as swingline lender hereunder or any successor thereto.
“Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.
“Swingline Note” means a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A-2, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.
“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.
“Syndication Agent” means J.P. Morgan Securities LLC, in its capacity as Syndication Agent hereunder, together with its successors.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.
“Term Loan Commitment” means (a) as to any Term Loan Lender, the obligation of such Term Loan Lender to make a portion of the Initial Term Loan and/or any Series of Incremental Term Loans, as applicable, to the account of the Borrower hereunder on the Funding Date (in the case of the Initial Term Loan) or the applicable borrowing date (in the case of any Incremental Term Loan) in an aggregate principal amount not to exceed the amount set forth opposite such Term Loan Lender’s name on the Register, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 5.13) and (b) as to all Term Loan Lenders, the aggregate commitment of all Term Loan Lenders to make such Term Loans, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 5.13). The aggregate Term Loan Commitment with respect to the Initial Term Loan of all Term Loan Lenders on the Closing Date shall be $500,000,000.
“Term Loan Facility” means the Initial Term Loan Facility, each Series of Incremental Term Loans and each Series of Extended Term Loans.
“Term Loan Lender” means, at any time, any Lender that has a Term Loan Commitment or an outstanding Term Loan at such time.
“Term Loan Maturity Date” means the earlier to occur of (a) ~~the fifth anniversary of the Funding Date~~September 30, 2019 or, with respect to any Incremental Term Loan or Extended Term Loan, the maturity date of the applicable Series of such Term Loans, and (b) the date of acceleration of the Term Loans pursuant to Section 10.2(a).
“Term Loan Note” means a promissory note made by the Borrower in favor of a Term Loan Lender evidencing the portion of the Term Loans made by such Term Loan Lender, substantially in the form attached as Exhibit A-3, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.
“Term Loans” means the Initial Term Loans and, if applicable, the Incremental Term Loans and the Extended Term Loans. “Term Loan” means any of such Term Loans.
“Termination Event” means the occurrence of any of the following which, individually or in the aggregate, has resulted or could reasonably be expected to result in liability of the Borrower in an aggregate amount in excess of the Threshold Amount: (a) a “Reportable Event” described in Section 4043 of ERISA for which the thirty (30) day notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303 of ERISA, or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or plan in endangered or critical status with the meaning of Sections 430 or 432 of the Code or Sections 303 or 305 of ERISA or (h) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (i) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (j) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate.
“Threshold Amount” means $25,000,000.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure and outstanding Term Loans of such Lender at such time.
“Transaction Costs” means all transaction fees, charges and other amounts related to the Transactions (including, without limitation, any financing fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection therewith), in each case to the extent paid within six (6) months of the Funding Date.
“Transactions” means, collectively, (a) the initial Extensions of Credit, (b) the Spin-Off and (c) the payment of the Transaction Costs incurred in connection with the foregoing.
“UCC” means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.
“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (2007 Revision), effective July, 2007 International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“United States” means the United States of America.
“Unrestricted Subsidiaries” means (i) upon consummation of the MLP Acquisition, the MLP Entities, (ii) any other Subsidiary of the Borrower which is designated as an Unrestricted Subsidiary in accordance with Section 8.17 and (iii) any Subsidiary of an Unrestricted Subsidiary.
“U.S. Issuing Lender” means Wells Fargo, the Existing Issuing Lenders, JPMorgan Chase Bank, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd., Royal Bank of Canada~~, The Royal Bank of Scotland plc~~ and each other Lender acceptable to the Borrower and the Administrative Agent that has agreed to issue U.S. Letters of Credit, in its capacity as issuer of any U.S. Letter of Credit, or any successor thereto.
“U.S. L/C Commitment” means, as to any U.S. Issuing Lender, the obligation of such U.S. Issuing Lender to make L/C Extensions of Credit with respect to U.S. Letters of Credit (in accordance with and subject to the provisions of Article III) for the account of the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such U.S. Issuing Lender’s name on ~~the Register~~Schedule 1.1(b), as such amount may be modified at any time or from time to time pursuant to the terms hereof.
“U.S. L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding U.S. Letters of Credit and (b) the aggregate amount of drawings under U.S. Letters of Credit which have not then been reimbursed pursuant to Section 3.5.
“U.S. Letter of Credit” has the meaning assigned thereto in Section 3.1(a)(i).
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 5.11(f).
“Valero” means Valero Energy Corporation, a Delaware corporation.
“Valuation Date” means (i) the date two (2) Business Days prior to the date of issuance or continuation of any Canadian Letter of Credit, (ii) each date of any payment by an Issuing Lender under any Canadian Letter of Credit, (iii) the last Business Day of each subsequent calendar quarter and (iv) if any Default or Event of Default has occurred and is continuing, any other date designated by the Administrative Agent and the applicable Issuing Lender.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.
“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors.
“Wholly-Owned” means, with respect to a Subsidiary, that all of the shares of Capital Stock of such Subsidiary are, directly or indirectly, owned or Controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Borrower and/or one or more of its Wholly-Owned Subsidiaries).
“Withholding Agent” means any Credit Party and the Administrative Agent.
SECTION 1.2    Other Definitions and Provisions.    With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein or in any other Loan Document), (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (g) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including” and (k) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
SECTION 1.3     Accounting Terms.    All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 8.1(a), except as otherwise specifically prescribed herein (including, without limitation, as prescribed by Section 12.8). Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for purposes of calculations and covenants made pursuant to the terms of this Agreement or any other Loan Document, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States as in effect on December 31, 2012 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States as in effect on December 31, 2012, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.
SECTION 1.4     UCC Terms.    Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.
SECTION 1.5     Rounding.    Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
SECTION 1.6     References to Agreement and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.
SECTION 1.7     Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).
SECTION 1.8     Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount (or, in the case of Canadian Letters of Credit, the Dollar Equivalent thereof) of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).
SECTION 1.9     Guaranty Obligations. Unless otherwise specified, the amount of any Guaranty Obligation shall be equal to the lesser of the principal amount of the Indebtedness guaranteed or otherwise supported and still outstanding and the maximum reasonably anticipated amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation as determined by the guaranteeing Person in good faith.
SECTION 1.10    Covenant Compliance Generally.    For purposes of determining compliance under Sections 9.1, 9.2, 9.3, 9.5 and 9.6, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the annual financial statements of the Borrower and its Restricted Subsidiaries delivered pursuant to Section 8.1(a) or (b), as applicable. Notwithstanding the foregoing, for purposes of determining compliance with Sections 9.1, 9.2 and 9.3, with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.10 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.
SECTION 1.11    Exchange Rate; Currency Equivalents.

(a)
The Administrative Agent or the Canadian Issuing Lender, as applicable, shall determine the Exchange Rates as of each Valuation Date to be used for calculating Canadian Dollar Equivalent and Dollar Equivalent amounts of Canadian Letters of Credit. Such Exchange Rates shall become effective as of such Valuation Date and shall be the Exchange Rates employed in converting any amounts between the applicable currencies until the next Valuation Date to occur. Except as otherwise provided herein, the applicable amount of Canadian Dollars for purposes of the Loan Documents shall be the Dollar Equivalent as so determined by the Administrative Agent or the Issuing Lender, as applicable.

(b)
Whenever in this Agreement in connection with the issuance, amendment or extension of a Canadian Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in Canadian Dollars, such amount shall be the relevant Canadian Dollar Equivalent of such Dollar amount (rounded to the nearest Canadian Dollar, with 0.5 or a unit being rounded upward), as determined by the Administrative Agent or the Issuing Lender, as the case may be.

(c)
Notwithstanding the foregoing, for purposes of determining compliance with Article IX, with respect to any Indebtedness, Investment, Restricted Payment, Lien, Asset Disposition or Attributable Indebtedness (each, a

“Covenant Transaction”) in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Covenant Transaction is incurred or made.

(d)
For purposes of determining compliance with the Consolidated Total Leverage Ratio or the Consolidated Total Adjusted Leverage Ratio, the amount of any Indebtedness denominated in any currency other than Dollars will be converted into Dollars based on the relevant currency exchange rate in effect on the date of the financial statements on which the applicable Consolidated EBITDA or Consolidated EBITDAR is calculated.

ARTICLE II
REVOLVING CREDIT FACILITY
SECTION 2.1     Revolving Credit Loans.    Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, each Revolving Credit Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Funding Date through, but not including, the Revolving Credit Maturity Date, as requested by the Borrower in accordance with the terms of Section 2.3; provided, that, after giving effect to any such requested Revolving Credit Loan, (a) the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment of all Revolving Credit Lenders and (b) the Revolving Credit Exposure of any Revolving Credit Lender shall not at any time exceed such Revolving Credit Lender’s Revolving Credit Commitment.    Each Revolving Credit Loan by a Revolving Credit Lender shall be in a principal amount equal to such Revolving Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.
SECTION 2.2 Swingline Loans.

(a)
Availability.    Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time from the Funding Date through, but not including, the Revolving Credit Maturity Date; provided, that (a) after giving effect to any amount requested, the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment of all Revolving Credit Lenders and (b) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the Swingline Commitment. Notwithstanding the proviso in the sentence above, the Swingline Lender shall make such Swingline Loans notwithstanding the fact that such Swingline Loans, when aggregated with the Revolving Credit Commitment Percentage of the Revolving Credit Outstandings of the Lender acting as the Swingline Lender, may exceed such Lender’s Revolving Credit Commitment. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Swingline Loans hereunder through but not including the Revolving Credit Maturity Date.

(b)	Refunding.

(i)
Swingline Loans shall be refunded by the Revolving Credit Lenders on demand by the Swingline Lender. Such refundings shall be made by the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Revolving Credit Lenders on the books and records of the Administrative Agent. Each Revolving Credit Lender shall fund its respective Revolving Credit Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 1:00 p.m. on the next succeeding Business Day after such demand is made. No Revolving Credit Lender’s obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Revolving Credit Lender’s failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Revolving Credit Lender’s Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Revolving Credit Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan.

(ii)
The Borrower shall pay to the Swingline Lender on demand (but in no event prior to the earliest of (a) the Revolving Credit Maturity Date, (b) the date that is three (3) Business Days after such Swingline Loan is made and (c) the date on which a Revolving Credit Loan is made when any Swingline Loan is outstanding) the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein)

in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 11.3(b) and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

(iii)
Each Revolving Credit Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article VI. Further, each Revolving Credit Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section, one of the events described in Section 10.1(h) or (i) shall have occurred, each Revolving Credit Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Revolving Credit Commitment Percentage of the aggregate amount of such Swingline Loan. Each Revolving Credit Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Revolving Credit Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Revolving Credit Lender such Revolving Credit Lender’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s participating interest was outstanding and funded).

(c)	Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.2 shall be subject to the terms and conditions of Section 5.14 and Section 5.15.
SECTION 2.3     Procedure for Advances of Revolving Credit Loans and Swingline Loans.

(a)
Requests for Borrowing.    To request a borrowing of a Revolving Credit Loan or a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone not later than 11:00 a.m. (or, in respect of a Swingline Loan, 2:00 p.m.) (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan. Each such telephonic Notice of Borrowing shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Notice of Borrowing specifying (A) the date of such borrowing, which shall be a Business Day, (B) the principal amount of such borrowing, which shall be, (x) with respect to Base Rate Loans (other than Swingline Loans) in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof, (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan or Swingline Loan, (D) in the case of a Revolving Credit Loan, whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Promptly following receipt of a telephonic or written Notice of Borrowing in accordance with this Section, the Administrative Agent shall promptly notify the Revolving Credit Lenders of the details of such Notice of Borrowing.

(b)
Disbursement of Revolving Credit and Swingline Loans.    Not later than 1:00 p.m. on the proposed borrowing date, (i) each Revolving Credit Lender will make available to the Administrative Agent, for the account of the Borrower, at the Administrative Agent’s Office in funds immediately available to the Administrative Agent, such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the Notice of Borrowing. Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section to the extent that any Revolving Credit Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Revolving Credit Lenders as provided in Section 2.2(b).
SECTION 2.4     Repayment and Prepayment of Revolving Credit and Swingline Loans.

(a)
Repayment on Termination Date.    The Borrower hereby agrees to repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Maturity Date, and (ii) all Swingline Loans in accordance with Section 2.2(b), together, in each case, with all accrued but unpaid interest thereon.

(b)
Mandatory Prepayments.    If at any time the Revolving Credit Outstandings exceed the aggregate Revolving Credit Commitments, the Borrower agrees to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving Credit Lenders, Revolving Credit Loans or Swingline Loans, and/or to Cash Collateralize L/C Obligations then outstanding, in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders, in an amount equal to such excess (such Cash Collateral to be applied in accordance with Section 10.2(b)).

(c)
Optional Prepayments.    The Borrower may at any time and from time to time voluntarily prepay Revolving Credit Loans and Swingline Loans, in whole or in part, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than 11:00 a.m. (i) on the same Business Day of prepayment of each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before prepayment of any LIBOR Rate Loan, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Credit Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans), $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans and $100,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans, and shall be applied on a pro rata basis to the outstanding amount of the Revolving Credit Loans and/or Swingline Loans included in such prepayment. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.    Notwithstanding the foregoing, any Notice of a Prepayment delivered in connection with any refinancing of all of the Revolving Credit Facility, the Swingline Facility and the L/C Facility with the proceeds of such refinancing or of any incurrence of Indebtedness or issuance of equity, may be, if expressly so stated to be, contingent upon the consummation of such refinancing, incurrence or issuance and may be revoked by the Borrower in the event such refinancing, incurrence or issuance is not consummated (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9).

(d)
Prepayment of Excess Proceeds.    In the event that any Net Cash Proceeds or Excess Cash Flow remain in excess of the amounts required to be applied to prepayments of the Term Loan Facility pursuant to Section 4.4(b) after giving effect to such required prepayment, the amount of such excess proceeds or cash flow shall be used on the date of the required prepayment under Section 4.4(b) to prepay the outstanding principal amount of the Revolving Credit Loans, without a corresponding reduction of the Revolving Credit Commitment, with remaining proceeds or cash flow, if any, refunded to the Borrower.

(e)
Limitation on Prepayment of LIBOR Rate Loans.    The Borrower may not prepay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

(f)	Hedge Agreements. No repayment or prepayment pursuant to this Section 2.4 shall affect any of the Borrower’s obligations under any Hedge Agreement.
SECTION 2.5     Permanent Reduction of the Revolving Credit Commitment.

(a)
Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent (or such shorter period of time as consented to by the Administrative Agent), to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof. Any reduction of the Revolving Credit Commitment shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Revolving Credit Commitment Percentage. All commitment fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination. Any notice of a reduction in the Revolving Credit Commitment delivered pursuant to this Section 2.5(a) in connection with any refinancing of all of the Revolving Credit Facility, the Swingline Facility and the L/C Facility with the proceeds of such refinancing or of any incurrence of Indebtedness or issuance of equity, may be, if expressly so stated to be, contingent upon the consummation of such refinancing, incurrence or issuance and may be revoked by the Borrower in the event such refinancing, incurrence or issuance is not consummated (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9).

(b)
Corresponding Payment.    Each permanent reduction permitted pursuant to this Section 2.5 shall be accompanied by a payment of principal sufficient to reduce the Revolving Credit Outstandings such that after giving effect thereto and to such reduction to the Revolving Credit Commitments, the Revolving Credit Outstandings do not exceed the aggregate Revolving Credit Commitments, and if the aggregate amount of all outstanding L/C Obligations exceeds the aggregate Revolving Credit Commitments as so reduced, the Borrower shall be required to deposit Cash Collateral in a Cash Collateral account opened by the Administrative Agent in an amount equal to such excess. Such Cash Collateral shall be applied in accordance with Section 10.2(b). Any reduction of the aggregate Revolving Credit Commitments to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of Cash Collateral reasonably satisfactory to the Administrative Agent and the Issuing Lenders for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitments, the L/C Commitments and the Swingline Commitment and the Revolving Credit Facility, the Swingline Facility and the L/C Facility. If the reduction of the Revolving Credit Commitments requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

SECTION 2.6     Termination of Revolving Credit Facility. The Revolving Credit Facility and the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.
ARTICLE III
LETTER OF CREDIT FACILITY
SECTION 3.1     L/C Commitments.

(a)	Availability.

(i)
Subject to the terms and conditions hereof, each U.S. Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby or documentary letters of credit denominated in Dollars (the “U.S. Letters of Credit”) for the account of the Borrower or any Domestic Subsidiary (other than any Unrestricted Subsidiary) thereof on any Business Day from the Funding Date through but not including the fifth (5th) Business Day prior to the Revolving Credit Maturity Date in such form as may be approved from time to time by the applicable U.S. Issuing Lender; provided, that no U.S. Issuing Lender shall have any obligation to make any L/C Extension of Credit with respect to any U.S. Letter of Credit if, after giving effect thereto, (a) the U.S. L/C Obligations with respect to the U.S. Letters of Credit issued by such U.S. Issuing Lender would exceed such U.S. Issuing Lender’s U.S. L/C Commitment, (b) the L/C Obligations would exceed the aggregate L/C Commitments, and (c) the Revolving Credit Outstandings would exceed the aggregate Revolving Credit Commitments.

(ii)
Subject to the terms and conditions hereof, each Canadian Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby or documentary letters of credit denominated in Dollars or Canadian Dollars (the “Canadian Letters of Credit”) for the account of the Borrower or any Restricted Subsidiary thereof on any Business Day from the Funding Date through but not including the fifth (5th) Business Day prior to the Revolving Credit Maturity Date in such form as may be approved from time to time by the applicable Canadian Issuing Lender; provided, that no Canadian Issuing Lender shall have any obligation to make any L/C Extension of Credit with respect to any Canadian Letter of Credit if, after giving effect to such issuance, (a) the Canadian L/C Obligations with respect to the Canadian Letters of Credit issued by such Canadian Issuing Lender would exceed such Canadian Issuing Lender’s Canadian L/C Commitment, (b) the L/C Obligations would exceed the aggregate L/C Commitments or (c) the Revolving Credit Outstandings would exceed the aggregate Revolving Credit Commitments.

(iii)
Each Letter of Credit shall (i) be in a minimum amount of $100,000 (or the Canadian Dollar Equivalent), or such lesser amount as agreed to by the applicable Issuing Lender, (ii) be a standby or documentary letter of credit issued to support obligations of the Borrower or any of its Restricted Subsidiaries, contingent or otherwise, (iii) expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit (subject to automatic renewal for additional one (1) year periods pursuant to the terms of the Letter of Credit Application or other documentation acceptable to the applicable Issuing Lender), which date shall be no later than the fifth (5th) Business Day prior to the Revolving Credit Maturity Date; provided that, notwithstanding the foregoing, a Letter of Credit may expire on a date that is later than five (5) Business Days prior to the Revolving Credit Maturity Date if the Borrower has provided Cash Collateral in an amount equal to 103% of the amount of such outstanding Letters of Credit or has made other arrangements with respect thereto, in each case, that is satisfactory to the applicable Issuing Lender and the Administrative Agent in their sole discretion and (iv) be subject to the Uniform Customs and/or ISP98, as set forth in the Letter of Credit Application or as determined by the applicable Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York (in the case of U.S. Letters of Credit) or the laws of the Province of Ontario (in the case of Canadian Letters of Credit). No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires.

(b)
Existing Letters of Credit. On the Funding Date, without further action by any party hereto, each Existing Letter of Credit shall be deemed to have been issued as a U.S. Letter of Credit or a Canadian Letter of Credit, as applicable, under this Agreement by the applicable Existing Issuing Lender, as a U.S. Issuing Lender or a Canadian Issuing Lender, as applicable, and the applicable Existing Issuing Lender shall be deemed to have granted to each L/C Participant, and each L/C Participant shall be deemed to have accepted and purchased from the applicable Existing Issuing Lender, for such L/C Participant’s own account and risk, an undivided interest equal to such L/C Participant’s Revolving Credit Commitment Percentage in the applicable Existing Issuing Lender’s obligations and rights under and in respect of each Existing Letter of Credit. Such L/C Participants’ interests shall be on all the same terms and conditions as participations granted under Section 3.4 in all other Letters of Credit issued or to be issued hereunder.

(c)	Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, Article III shall be subject to the terms and conditions of Section 5.14 and Section 5.15.
SECTION 3.2     Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to the applicable Issuing Lender a Letter of Credit Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any Letter of Credit Application, each Issuing Lender shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article VI, promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days (or such lesser period of time as such Issuing Lender may agree) after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Borrower. The applicable Issuing Lender shall promptly furnish to the Borrower a copy of such Letter of Credit and promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Revolving Credit Lender of the issuance and, upon request by any Revolving Credit Lender, furnish to such Lender a copy of such Revolving Credit Letter of Credit and the amount of such Revolving Credit Lender’s participation therein.
SECTION 3.3     Commissions and Other Charges.

(a)
Letter of Credit Commissions.    The Borrower shall pay to the Administrative Agent, for the account of each Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in the amount equal to the daily amount available to be drawn under such Letter of Credit (or, in the case of any Canadian Letter of Credit, its Dollar Equivalent) times the Applicable Margin with respect to Revolving Credit Loans that are LIBOR Rate Loans (determined on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, commencing on the first such date to occur after the issuance of any Letter of Credit hereunder, on the Revolving Credit Maturity Date and thereafter, to the extent that any L/C Obligations remain outstanding that have not been Cash Collateralized in an amount equal to 103% of the amount of such outstanding Letters of Credit or with respect to which the Borrower has not made other arrangements, in each case, satisfactory to the Administrative Agent and the applicable Issuing Lender, on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to the applicable Issuing Lender and the L/C Participants all commissions received pursuant to this Section 3.3 in accordance with their respective Revolving Credit Commitment Percentages.

(b)
Issuance Fee. In addition to the foregoing commission, the Borrower shall pay to the applicable Issuing Lender, for its own account, the issuance fees set forth in any Fee Letter or any other fee letter entered into between the Borrower and such Issuing Lender. Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand of the applicable Issuing Lender.

(c)
Other Costs. In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

SECTION 3.4     L/C Participations.

(a)
Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Credit Commitment Percentage in such Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which an Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to the applicable Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

(b)
Upon becoming aware of any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit, the applicable Issuing Lender shall notify the Administrative Agent, and the Administrative Agent shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the applicable Issuing Lender the amount specified on the applicable due date. If any such amount is paid to any Issuing Lender after the date such payment is due, such L/C Participant shall pay to the applicable Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of any Issuing Lender with respect to any amounts owing under this Section 3.4 shall be conclusive in the absence of manifest error. With respect to payment to any Issuing Lender of the unreimbursed amounts described in this Section 3.4, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.

(c)
Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this Section 3.4, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the applicable Issuing Lender will cause the Administrative Agent to distribute to such L/C Participant its Pro Rata Share thereof; provided, that in the event that any such payment received by an Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the applicable Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.
SECTION 3.5     Reimbursement Obligation of the Borrower. In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section 3.5 or with funds from other sources), in same day funds, the applicable Issuing Lender (i) if Borrower and the Administrative Agent shall have received notice of such drawing from the Issuing Lender prior to 11:00 a.m. on any Business Day, then by 2:00 p.m. on such Business Day on which such Issuing Lender notifies the Borrower and the Administrative Agent of the date and amount of a draft paid under any Letter of Credit or (ii) otherwise, by 11:00 a.m. on the Business Day immediately following the day that the Borrower and the Administrative Agent shall have received such notice from the Issuing Lender, for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment. If the Borrower fails to so reimburse such Issuing Lender for such drawing from other sources or funds within such time periods, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Credit Lenders make a Revolving Credit Loan bearing interest at the Base Rate on such date in the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment (or, in the case of Canadian Letters of Credit, its Dollar Equivalent), and the Revolving Credit Lenders shall make a Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse the applicable Issuing Lender for the amount of the related drawing and costs and expenses. Each Revolving Credit Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section 3.5 to reimburse each Issuing Lender for any draft paid under a Letter of Credit issued by such Issuing Lender is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.3(a) or Article VI.
SECTION 3.6    Obligations Absolute. The Reimbursement Obligation shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which the Borrower may have or have had against any Issuing Lender or any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees that the Issuing Lenders and the L/C Participants shall not be responsible for, and the Borrower’s Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents relating to any Letter of Credit or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the applicable Issuing Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final nonappealable judgment. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct shall be binding on the Borrower and shall not result in any liability of any Issuing Lender or any L/C Participant to the Borrower. The responsibility of an Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.
SECTION 3.7     Effect of Letter of Credit Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.
SECTION 3.8     Termination of an Issuing Lender. The Borrower may terminate the appointment of any Issuing Lender as an “Issuing Lender” hereunder by providing a written notice thereof to such Issuing Lender, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Lender acknowledging receipt of such notice and (ii) the tenth (10) Business Day following the date of the delivery thereof; provided that (i) no such termination shall become effective until and unless the L/C Obligations attributable to Letters of Credit issued by such Issuing Lender shall have been reduced to zero and (ii) upon such termination, the aggregate L/C Commitments shall be reduced by the amount of such Issuing Lender’s L/C Commitment unless another Issuing Lender has agreed to provide an L/C Commitment in such amount. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Lender pursuant to Section 3.3. Notwithstanding the effectiveness of any such termination, the terminated Issuing Lender shall remain a party hereto and shall continue to have all the rights of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit. If at any time there is more than one Issuing Lender hereunder, Borrower may, in its discretion, select which Issuing Lender is to issue any particular Letter of Credit.
ARTICLE IV

TERM LOAN FACILITY
SECTION 4.1     Initial Term Loan.     Subject to the terms and conditions of this Agreement, each Term Loan Lender severally agrees to make the Initial Term Loan to the Borrower on the Funding Date in a principal amount equal to such Lender’s Term Loan Commitment as of the Funding Date. Notwithstanding the foregoing, if the total Term Loan Commitment as of the Funding Date is not drawn on the Funding Date, the undrawn amount shall automatically be cancelled.
SECTION 4.2     Procedure for Advance of Term Loan.

(a)
Initial Term Loan.    The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing prior to 10:00 a.m. (i) on the Funding Date in the case of a Base Rate Loan and (ii) no later than three (3) Business Days prior to the Funding Date, in the case of a LIBOR Rate Loan, requesting that the Term Loan Lenders make the Initial Term Loan on the Funding Date. Borrowings of Term Loans shall be in minimum amounts and increments thereof as set forth for Base Rate Loans and LIBOR Rate Loans in Section 2.3. Upon receipt of such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 p.m. on the Funding Date, each Term Loan Lender will make available to the Administrative Agent, for the account of the Borrower, at the Administrative Agent’s Office in immediately available funds, the amount of such Initial Term Loan to be made by such Term Loan Lender on the Funding Date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Initial Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower in writing.

(b)	Incremental Term Loans. Any Incremental Term Loans shall be borrowed pursuant to, and in accordance with Section 5.13 or the applicable Lender Joinder Agreement.
SECTION 4.3     Repayment of Term Loans.

(a)
Initial Term Loan.    The Borrower shall repay the aggregate outstanding principal amount of the Initial Term Loan in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing with the first full calendar quarter ended after the Funding Date (but in any event, no earlier than September 30, 2013) as set forth below, except as the amounts of individual installments may be adjusted pursuant to Section 4.4 hereof:

QUARTERLY PAYMENT DATE	PRINCIPAL INSTALLMENT ($)
Each calendar quarter in the first year following the Funding Date	$6,250,000
Each calendar quarter in the second year following the Funding Date	$9,375,000
Each calendar quarter in the third year following the Funding Date	$12,500,000
Each remaining calendar quarter	$18,750,000
If not sooner paid, the Initial Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.

(b)
Incremental Term Loans. The Borrower shall repay the aggregate outstanding principal amount of each Incremental Term Loan (if any) as determined pursuant to, and in accordance with, Section 5.13 or the applicable Lender Joinder Agreement.

SECTION 4.4     Prepayments of Term Loans.

(a)
Optional Prepayments. The Borrower shall have the right at any time and from time to time, without premium or penalty, to voluntarily prepay the Term Loans, in whole or in part, upon delivery to the Administrative Agent of a Notice of Prepayment not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of repayment, whether the prepayment is of LIBOR Rate Loans or Base Rate Loans or a combination thereof, and if a combination thereof, the amount allocable to each and whether the repayment is of the Initial Term Loan, an Incremental Term Loan or a combination thereof, and if a combination thereof, the amount allocable to each. Each optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof and shall be applied, as directed by the Borrower, to the outstanding principal installments of the Initial Term Loan and, if applicable, any Incremental Term Loans as directed by the Borrower. Each repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the applicable Term Loan Lenders of each Notice of Prepayment. Notwithstanding the foregoing, any Notice of Prepayment delivered in connection with any refinancing of all of the Term Loan Facility with the proceeds of such refinancing, or of any incurrence of Indebtedness or issuance of equity, may be, if expressly so stated to be, contingent upon the consummation of such refinancing, incurrence or issuance and may be revoked by the Borrower in the event such refinancing, incurrence or issuance is not consummated (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9).

(b)	Mandatory Prepayments.

(i)
Debt Issuances.    The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (vi) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Debt Issuance by any Credit Party or any of its Restricted Subsidiaries (other than any Indebtedness permitted pursuant to Section 9.1). Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Debt Issuance.

(ii)
Asset Dispositions.    The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (vi) below in an amount equal to one hundred percent (100%) of (x) the aggregate Net Cash Proceeds from any Drop Down Transaction and (y) the aggregate Net Cash Proceeds from any other Asset Disposition by any Credit Party or any of its Restricted Subsidiaries, in the case of this clause (y), to the extent that the aggregate amount of such Net Cash Proceeds exceeds $10,000,000 for any single transaction or $20,000,000 during any calendar year. Such prepayments shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such Asset Disposition(s) by such Credit Party or any of its Restricted Subsidiaries in excess of such amount; provided that, so long as no Default or Event of Default has occurred and is continuing, no prepayment shall be required under this Section 4.4(b)(ii) to the extent that the Borrower delivers a certificate to the Administrative Agent prior to the date of any such required prepayment stating that (A) a Credit Party or a Domestic Subsidiary (other than an Unrestricted Subsidiary) intends to reinvest Net Cash Proceeds of any Drop Down Transaction or any other Asset Disposition (other than a Foreign Disposition) in assets used or useful in the business of the Borrower and its Domestic Subsidiaries or (B) a Credit Party or a Restricted Subsidiary intends to reinvest Net Cash Proceeds of any Foreign Disposition in assets of the Borrower or any Restricted Subsidiary used or useful in the business of the Borrower and its Restricted Subsidiaries, in each case, within 365 days after receipt of such Net Cash Proceeds by such Credit Party or such Restricted Subsidiary; provided further that any portion of such Net Cash Proceeds not actually reinvested as set forth above within such 365-day period shall be prepaid in accordance with this Section 4.4(b)(ii) on or before the last day of such 365-day period, unless such Credit Party or such Restricted Subsidiary has entered into a binding commitment with respect to any such reinvestment within such 365-day period, in which case, such prepayment with any portion of such Net Cash Proceeds not actually reinvested as set forth above shall not be required under this Section 4.4(b)(ii) until the date, if later, that is 180 days after the date of such commitment.    Notwithstanding anything herein to the contrary, the reinvestment right described in the immediately preceding sentence shall only be permitted with respect to the Net Cash Proceeds of Drop Down Transactions (x) that occur prior to December 31, 2014, in an aggregate amount of Net Cash Proceeds not exceeding $75,000,000 and (y) that occur at any time thereafter, to the extent that the Consolidated Total Leverage Ratio after giving pro forma effect to such Drop Down Transaction is 3.00 to 1.00 or less (or, if such Consolidated Total Leverage Ratio is greater than 3.00 to 1.00, after the Borrower has made principal prepayments necessary to lower the Consolidated Total Leverage Ratio to 3.00 to 1.00, after giving pro forma effect to such prepayments, solely with respect to any remaining Net Cash Proceeds).

(iii)
Insurance and Condemnation Events.    The Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (vi) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Insurance and Condemnation Event by any Credit Party or any of its Restricted Subsidiaries to the extent that the aggregate amount of such Net Cash Proceeds exceeds $10,000,000 for any single Insurance and Condemnation Event or $20,000,000 during any calendar year. Such prepayments shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such Insurance and Condemnation Event(s) by such Credit Party or such Restricted Subsidiary in excess of such amount; provided that, so long as no Default or Event of Default has occurred and is continuing, no prepayment shall be required under this Section 4.4(b)(iii) to the extent that the Borrower delivers a certificate to the Administrative Agent prior to the date of any such required prepayment stating that (A) a Credit Party or a Domestic Subsidiary (other than an Unrestricted Subsidiary) intends to reinvest Net Cash Proceeds of any Insurance and Condemnation Event (other than a Foreign Casualty Event) in assets used or useful in the business of the Borrower and its Domestic Subsidiaries or (B) a Credit Party or a Restricted Subsidiary intends to reinvest Net Cash Proceeds of any Foreign Casualty Event in assets of the Borrower or any Restricted Subsidiary used or useful in the business of the Borrower and its Restricted Subsidiaries, in each case, within 365 days after receipt of such Net Cash Proceeds by such Credit Party or such Restricted Subsidiary; provided further that any portion of such Net Cash Proceeds not actually reinvested as set forth above within such 365-day period shall be prepaid in accordance with this Section 4.4(b)(iii) on or before the last day of such 365-day period, unless such Credit Party or such Restricted Subsidiary has entered into a binding commitment with respect to any such reinvestment within such 365-day period, in which case, such prepayment with any portion of such Net Cash Proceeds not actually reinvested as set forth above shall not be required under this Section 4.4(b)(iii) until the date, if later, that is 180 days after the date of such commitment.

(iv)
Excess Cash Flow.     After the end of each calendar year of the Borrower (commencing with the calendar year ending December 31, 2014), if the Consolidated Total Leverage Ratio is greater than 3.00 to 1.00 as of the last day of such calendar year, then within five (5) Business Days after the earlier to occur of (x) the delivery of the annual financial statements and related Officer’s Compliance Certificate for such calendar year and (y) the date on which such annual financial statements and the related Officer’s Compliance Certificate for such calendar year are required to be delivered pursuant to Section 8.1(a) and Section 8.2(a), the Borrower shall make mandatory principal prepayments of the Loans in the manner set forth in clause (vi) below in an amount equal to the lesser of (A) fifty percent (50%) of Excess Cash Flow, if any, for such calendar year minus the aggregate amount of all optional prepayments of Revolving Credit Loans during such calendar year (solely to the extent accompanied by permanent    reductions in the Revolving Credit Commitment) and    all optional prepayments of any Term Loan during such calendar year, in each case, solely to the extent that such prepayments are not funded with any Debt Issuance, any proceeds of any Equity Issuance or any Insurance and Condemnation Event or any other proceeds that would not be included in Consolidated EBITDA and (B) the amount of prepayment necessary to lower the Consolidated Total Leverage Ratio to 3.00 to 1.00, after giving pro forma effect to such prepayment.

(v)
Notwithstanding any other provision of this Section 4.4(b), to the extent that any or all of the Net Cash Proceeds of a Foreign Disposition, the Net Cash Proceeds of any Foreign Casualty Event or the Excess Cash Flow attributable to any Foreign Subsidiary is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to make a prepayment of the Loans at the time provided in this Section 4.4(b), as the case may be. Instead, such amounts may be retained by the applicable Foreign Subsidiary so long as, but only so long as, the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be promptly (and in any event not later than three (3) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to this Section 4.4(b). In addition, notwithstanding any other provision of this Section 4.4(b), to the extent the Borrower has determined in good faith that repatriation of any or all of the Net Cash Proceeds of any Foreign Disposition, any Foreign Casualty Event or Excess Cash Flow attributable to any Foreign Subsidiary would have an adverse tax cost consequence (taking into account any foreign tax credit or benefit received in connection with such repatriation), then, to the extent that such adverse tax cost consequence is not directly attributable to actions taken by the Borrower or any of its Restricted Subsidiaries with the intent of avoiding or reducing any mandatory prepayment otherwise required, the Borrower shall not be required to make a prepayment with such portion of Net Cash Proceeds or Excess Cash Flow as required pursuant to this Section 4.4(b). Instead, on or before the date required, the Borrower shall make a prepayment on the Loans in an amount equal to the amount that would have been required pursuant to this Section 4.4(b), less the amount of the adverse tax cost consequence (taking into account any foreign tax credit or benefit received in connection with such repatriation) that would result from the repatriation of such Net Cash Proceeds or Excess Cash Flow, as estimated in good faith by the Borrower.

(vi)
Notice; Manner of Payment.    Upon the occurrence of any event triggering the prepayment requirement under clauses (i) through and including (iv) above, the Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment of the Loans under this Section 4.4(b) shall be applied as follows: first, to reduce on a pro rata basis the remaining scheduled principal installments of the Term Loans, pursuant to Section 4.3 and second, to the extent of any excess, to repay the Revolving Credit Loans pursuant to Section 2.4(d), without a corresponding reduction in the Revolving Credit Commitment. Amounts applied pursuant to this Section 4.4(b) to the prepayment of Term Loans and Revolving Credit Loans, shall be applied, as applicable, first, to reduce outstanding Base Rate Loans of the applicable Class of Loans and second, to the extent of any excess, to reduce outstanding LIBOR Rate Loans of the applicable Class of Loans.

(c)
No Reborrowings.    Amounts prepaid in respect of the Term Loan pursuant to this Section 4.4 may not be reborrowed. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 5.9.

ARTICLE V
GENERAL LOAN PROVISIONS
SECTION 5.1     Interest.

(a)
Interest Rate Options.    Subject to the provisions of this Section 5.1, (i) Revolving Credit Loans and the Term Loans shall, at the election of the Borrower, bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin and (ii) any Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2. Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be made as, or converted to, a LIBOR Rate Loan with an Interest Period of one (1) month.

(b)
Interest Periods. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 2.3 or 5.2, as applicable, shall elect an interest period (each, an “Interest Period”) to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six (6) months; provided that:

(i)
the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(ii)
if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(iii)
any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(iv)
no Interest Period with respect to any portion of (x) Revolving Credit Loans shall extend beyond the Revolving Credit Maturity Date or (y) any Class of Term Loans shall extend beyond the applicable Term Loan Maturity Date for such Class, and Interest Periods shall be selected by the Borrower so as to permit the Borrower to make the quarterly principal installment payments pursuant to Section 4.3 without payment of any amounts pursuant to Section 5.9;

(v)	there shall be no more than ten (10) Interest Periods in effect at any time; and

(vi)	any LIBOR Rate Loan as to which the Borrower has not duly specified an Interest Period as provided herein have an Interest Period of one (1) month.

(c)
Default Rate. Subject to Section 10.3, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 10.1(a), (b), (h) or (i), or (ii) at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, (A) the Borrower shall no longer have the option to request LIBOR Rate Loans, Swingline Loans or Letters of Credit, (B) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans and (D) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

(d)
Interest Payment and Computation.    Following the Funding Date, interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter; and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year). In computing interest on any Loan or the first day of an Interest Period applicable to such Loan, the last interest payment date with respect to such Loan (or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan) shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan (or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan), shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e)
Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

SECTION 5.2     Notice and Manner of Conversion or Continuation of Loans.    The Borrower shall have the option to (a) convert all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the

Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation. Notwithstanding any contrary provision hereof, (x) if an Event of Default under Section 10.1(a), (b), (h) or (i) has occurred and is continuing with respect to the Borrower, or (y) if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, has notified the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Loan may be converted to or continued as a LIBOR Rate Loan and (ii) unless repaid, each LIBOR Rate Loan shall be converted to a Base Rate Loan at the end of the Interest Period applicable thereto.
SECTION 5.3 Fees.

(a)
Commitment Fee. Commencing on the Funding Date, the Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a non-refundable commitment fee (the “Commitment Fee”) at a rate per annum equal to the Applicable Margin on the average daily unused portion of the Revolving Credit Commitment of the Revolving Credit Lenders (other than the Defaulting Lenders, if any); provided, that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating the Commitment Fee. Following the Funding Date, the Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter and ending on the date upon which all Obligations (other than contingent indemnification obligations not then due) arising under the Revolving Credit Facility shall have been indefeasibly and irrevocably paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized in an amount equal to 103% of the amount of such outstanding Letters of Credit or with respect to which other arrangements have been made that are satisfactory to the Administrative Agent and the applicable Issuing Lender) and the Revolving Credit Commitment has been terminated.    Such Commitment Fee shall be distributed by the Administrative Agent to the Revolving Credit Lenders (other than any Defaulting Lender) in accordance with each Revolving Credit Lender’s Pro Rata Share.

(b)
Other Fees.    The Borrower shall pay to the Lead Arrangers and the Administrative Agent for their own respective accounts, and shall pay to the Administrative Agent for the accounts of the Lenders, fees in the amounts and at the times specified in the Fee Letters.

SECTION 5.4     Manner of Payment.

(a)
Sharing of Payments.    Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than 2:00 p.m. on the date specified for payment under this Agreement (except as otherwise expressly provided hereunder or under any other Loan Document) to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever. Any payment received after such time but before 3:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 3:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Pro Rata Share (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts payable to the Swingline Lender shall be made in like manner, but for the account of the Swingline Lender. Each payment to the Administrative Agent of the Issuing Lenders’ fees or L/C Participants’ commissions shall be made in like manner, but for the account of the applicable Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 5.9, 5.10, 5.11 or 12.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 5.1(b)(ii), if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

(b)
Defaulting Lenders. Notwithstanding the foregoing clause (a), if there exists a Defaulting Lender, each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 5.14(c).

SECTION 5.5     Evidence of Indebtedness.

(a)
Lender and Administrative Agent Records.    The Loans made by each Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement, shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the obligations therein recorded. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note, Term Loan Note and/or Swingline Note, as applicable, which shall evidence such Lender’s Revolving Credit Loans, Term Loans and/or Swingline Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b)
Participations.        In addition to the accounts and records referred to in subsection (a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

SECTION 5.6     Adjustments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 5.9, 5.10, 5.11 or 12.3) greater than its Pro Rata Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)
if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii)
the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 5.14 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, other than to the Borrower or any of its Subsidiaries (as to which the provisions of this paragraph shall apply).

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.
SECTION 5.7     Obligations of Lenders.

(a)
Funding by Lenders; Presumption by Administrative Agent.     Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans, one hour prior to the proposed time of such Borrowing and (ii) otherwise prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Sections 2.3(b) and 4.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In the event that the Administrative Agent has so made funds available, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)
Nature of Obligations of Lenders Regarding Extensions of Credit.    The obligations of the Lenders under this Agreement to make the Loans and participate in Letters of Credit and Swingline Loans are several and are not joint or joint and several. The failure of any Lender to make available its Pro Rata Share of any Class of Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Pro Rata Share of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Pro Rata Share of such Loan available on the borrowing date.

SECTION 5.8 Changed Circumstances.

(a)
Circumstances Affecting LIBOR Rate Availability.    In connection with any request for a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined with reference to LIBOR or a conversion to or continuation thereof, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined with reference to LIBOR or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (x) the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended and the Borrower shall either, at its option, (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan, together with accrued interest thereon (subject to Section 5.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as to which the interest rate is determined without reference to the LIBOR component of the Base Rate as of the last day of such Interest Period, and (y) in the case of Base Rate Loans as to which the interest rate is determined by reference to LIBOR, the utilization of the LIBOR component in determining the Base Rate shall be suspended.    Upon receipt of such notice, the Borrower may revoke any pending request for a LIBOR Rate Loan or a conversion to or continuation thereof or, failing that, will be deemed to have converted such request into a request for a Base Rate Loan in the amount specified therein.

(b)
Laws Affecting LIBOR Rate Availability.    If any Lender determines that any Change in Law has made it unlawful, or any Governmental Authority has asserted that it is unlawful, for any Lender (or its applicable Lending Office) to make or maintain any LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until such Lender notifies the Administrative Agent and the Borrower that such circumstances no longer exist, (i) the obligation of such Lender to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to a LIBOR Rate Loan or continue any Loan as a LIBOR Rate Loan shall be suspended, (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans as to which the interest rate is determined by reference to LIBOR, the Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined without reference to the LIBOR component of the Base Rate and (iii) if such Lender may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan as to which, to the extent that clause (ii) of this sentence is applicable, the interest rate is not determined by reference to the LIBOR component of the

Base Rate for the remainder of such Interest Period.
SECTION 5.9     Indemnity. The Borrower hereby agrees to indemnify each of the Lenders against any actual loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) resulting from each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any LIBOR Rate Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower (for a reason other than the failure of such Lender to make a Loan) to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment or prepayment of principal or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical; provided that such indemnified loss or expense shall exclude loss of anticipated profits and margin for the period after any such failure to pay, borrow, continue or convert or any payment or prepayment other than on the last day of the applicable Interest Period. A certificate of such Lender setting forth in reasonable detail the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
SECTION 5.10    Increased Costs.

(a)	Increased Costs Generally. If any Change in Law shall:

(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or any Issuing Lender;

(ii)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)
impose on any Lender or any Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, such Issuing Lender or other Recipient, the Borrower shall promptly pay to any such Lender, such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b)
Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any Lending Office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such Issuing Lender the Borrower shall, within the time period set forth in clause (c) of this Section 5.10, pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

(c)
Certificates for Reimbursement. A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, including in reasonable detail a description of the basis for such claim for compensation and an explanation of how such amount or amounts were determined, and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d)
Delay in Requests.    Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 5.11    Taxes.

(a)	Defined Terms. For purposes of this Section 5.11, the term “Lender” includes any Issuing Lender and the term “applicable law” includes FATCA.

(b)
Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section 5.11) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding for Indemnified Taxes been made.

(c)
Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)
Indemnification by the Credit Parties.    The Credit Parties shall jointly and severally indemnify each Recipient, within thirty (30) days after written demand therefor (in accordance with the last sentence of this paragraph (d), for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.11) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability, including in reasonable detail a description of the basis for (and calculation of) such Tax, delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)
Evidence of Payments.    As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 5.11, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)
Status of Lenders.    (i) Any Lender (including, solely for purposes of this paragraph (f), the Administrative Agent) that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.11(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)	Without limiting the generality of the foregoing,

(A)
any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), properly completed and executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, properly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)	properly completed and executed originals of IRS Form W-8ECI;

(iii)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(iv)
to the extent a Foreign Lender is not the beneficial owner, properly completed and executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)
Treatment of Certain Refunds.        If any party determines, in its sole discretion exercised in good faith, that it has received a refund (including any application thereof to another amount owed to the refunding Governmental Authority) of any Taxes as to which it has been indemnified pursuant to this Section 5.11 (including by the payment of additional amounts pursuant to this Section 5.11), it shall pay to the indemnifying party (including any applicable Credit Party, whether or not such Credit Party is a party to this Agreement), within thirty (30) days of such determination, an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.11 or Section 5.10 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)
Indemnification of the Administrative Agent.    Each Lender shall severally indemnify the Administrative Agent within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.9(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (h). The agreements in this paragraph (h) shall survive the resignation and/or replacement of the Administrative Agent.

(i)
Survival.    Each party’s obligations under this Section 5.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 5.12    Mitigation Obligations; Replacement of Lenders.

(a)	Designation of a Different Lending Office. If any Lender or Issuing Lender requests compensation under

Section 5.10, or the Borrower is or will be required to pay Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender, Issuing Lender or Recipient pursuant to Section 5.11 or any Lender gives notice pursuant to Section 5.8, then such Lender, Issuing Lender or Recipient, as applicable, shall, at the request of the Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Loans or Letters of Credit, as applicable, hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, Issuing Lender or Recipient, as applicable, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.10 or Section 5.11, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 5.8, as applicable, and (ii) would not subject such Lender, Issuing Lender or Recipient, as applicable, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, Issuing Lender or Recipient, as applicable. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender, Issuing Lender or Recipient, as applicable, in connection with any such designation or assignment.

(b)
Replacement of Lenders.    If any Lender requests compensation under Section 5.10, or if the Borrower is or will be required to pay Indemnified Taxes or additional amounts to any Lender or Issuing Lender or any Governmental Authority for the account of any Lender or Issuing Lender pursuant to Section 5.11, if any Lender has given notice pursuant to Section 5.8, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.9), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.10 or 5.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)	the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.9;

(ii)
such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)
in the case of any such assignment resulting from a claim for compensation under Section 5.10 or payments required to be made pursuant to Section 5.11, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)	such assignment does not conflict with Applicable Law; and

(v)	in the case of any assignment resulting from a Lender becoming a Non- Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Solely for purposes of effecting any assignment involving a Defaulting Lender under this Section 5.12 and to the extent permitted under Applicable Law, each Lender hereby agrees that any Assignment and Assumption done in accordance with this Section 5.12 shall be effective against a Defaulting Lender five (5) Business Days after it has been given notice of the same, whether or not such Defaulting Lender has executed such Assignment and Assumption, and such Defaulting Lender shall be bound thereby as fully and effectively as if such Defaulting Lender had personally executed, acknowledged and delivered the same.
SECTION 5.13    Incremental Loans.

(a)	At any time, the Borrower may by written notice to the Administrative Agent elect to request the establishment of:

(i)
one or more Incremental Term Loan commitments (any such incremental term loan commitment, an “Incremental Term Loan Commitment”) to make an incremental term loan (any such incremental term loan, an “Incremental Term Loan”); or

(ii)	one or more increases in the Revolving Credit Commitments (an “Incremental Revolving Credit

Commitment” and, together with the Incremental Term Loan Commitments, the “Incremental Loan Commitments”) to make incremental Revolving Credit Loans (any Revolving Credit Loans made pursuant to such Incremental Revolving Credit Commitments, the “Incremental Revolving Credit Increase”, and together with the Incremental Term Loans, the “Incremental Loans”);
provided that (1) the aggregate amount for all such Incremental Loan Commitments shall not exceed $200,000,000 and (2) the aggregate amount for each Incremental Loan Commitment shall not be less than a minimum principal amount of $25,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Administrative Agent. The Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent, to provide an Incremental Loan Commitment (any such Person that    provides an Incremental Loan Commitment, an “Incremental Lender”). Any Lender or any Incremental Lender offered or approached to provide all or a portion of any Incremental Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Loan Commitment. Any Incremental Loan Commitment shall become effective as of such Increased Amount Date; provided that:

(A)
no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to (1) any Incremental Loan Commitment and (2) the making of any Incremental Loans pursuant thereto;

(B)
the Borrower shall have delivered to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice) an Officer’s Compliance Certificate demonstrating that the Borrower will be in compliance on a pro forma basis with the financial covenants set forth in Section 9.15 after giving effect to (1) any Incremental Loan Commitment (and assuming that the Revolving Credit Commitments (including any Incremental Revolving Credit Commitments) are fully drawn), (2) the making of any Incremental Loans pursuant thereto and (3) any Permitted Acquisition or other contemplated use of proceeds consummated in connection therewith;

(C)
the proceeds of any Incremental Loans shall be used for ongoing working capital requirements and other general corporate purposes of the Borrower and its Restricted Subsidiaries (including Permitted Acquisitions);

(D)
each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall constitute Obligations of the Borrower and shall be secured and guaranteed with the other Extensions of Credit on a pari passu basis;

(E)	(1) in the case of each Incremental Term Loan (the terms of which shall be set forth the relevant Lender Joinder Agreement):

(x)
such Incremental Term Loan will mature and amortize in a manner reasonably acceptable    to the Administrative Agent, the Incremental Lenders making such Incremental Term Loan and the Borrower, but will not in any event have a shorter Weighted Average Life to Maturity than the remaining Weighted Average Life to Maturity of the Initial Term Loan or a maturity date earlier than the then latest Term Loan Maturity Date;

(y)
the Applicable Margin and pricing grid, if applicable, for such Incremental Term Loan shall be determined by the Administrative Agent, the applicable Incremental Lenders and the Borrower on the applicable Increased Amount Date; provided that if the Applicable Margin in respect of any Incremental Term Loan exceeds the Applicable Margin for the Initial Term Loan by more than 0.50%, then the Applicable Margin for the Initial Term Loan shall be increased so that the Applicable Margin in respect of such Initial Term Loan is equal to the Applicable Margin for the Incremental Term Loan minus 0.50%; provided further in determining the Applicable Margin(s) applicable to each Incremental Term Loan and the Applicable Margin(s) for the Initial Term Loan, (1) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders under such Incremental Term Loan or the Initial Term Loan in the initial primary syndication thereof (with OID being equated to interest based on assumed four-year life to maturity) and the effects of any and all interest rate floors shall be included and (2) customary arrangement or commitment fees payable to any Lead Arranger (or its affiliates) in connection with the Initial Term Loan or to one or more arrangers (or their affiliates) of any Incremental Term Loan shall be excluded; and

(z)
except as provided above, all other terms and conditions applicable to any Incremental Term Loan, to the extent not consistent with the terms and conditions applicable to the Initial Term Loan, shall be reasonably satisfactory to the Administrative Agent and the Borrower;

(2)	in the case of each Incremental Revolving Credit Commitment (the terms of which shall be set forth the relevant Lender Joinder Agreement):

(x)
any Incremental Revolving Credit Increase made pursuant to such Incremental Revolving Credit Commitment shall mature on the Revolving Credit Maturity Date, shall bear interest at the rate applicable to the Revolving Credit Loans and shall be subject to the same terms and conditions as the Revolving Credit Loans; provided that the Incremental Lenders in respect of any Incremental Revolving Credit Commitment may receive upfront fees determined by the Administrative Agent, the applicable Incremental Lenders and the Borrower;

(y)
the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent on the applicable Increased Amount Date among the Revolving Credit Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Commitment) in accordance with their revised Revolving Credit Commitment Percentages (and the Revolving Credit Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Commitment)) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 5.9 in connection with such reallocation as if such reallocation were a repayment); and

(z)
all of the other terms and conditions applicable to such Incremental Revolving Credit Commitment shall, except to the extent otherwise provided in this Section 5.13, be identical to the terms and conditions applicable to the Revolving Credit Facility;

(F)
(1)    any Incremental Lender making any Incremental Term Loan shall be entitled to the same voting rights as the existing Term Loan Lenders under the Term Loan Facility and each Incremental Term Loan shall receive proceeds of prepayments on the same basis as the Initial Term Loan (such prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof among the Initial Term Loan and the Incremental Term Loans); and

(2)
any Incremental Lender with an Incremental Revolving Credit Increase shall be entitled to the same voting rights as the existing Revolving Credit Lenders under the Revolving Credit Facility and any Extensions of Credit made in connection with each Incremental Revolving Credit Increase shall receive proceeds of prepayments on the same basis as the other Revolving Credit Loans made hereunder;

(G)
such Incremental Loan Commitments shall be effected pursuant to one or more Lender Joinder Agreements executed and delivered by the Borrower, the Administrative Agent and the applicable Incremental Lenders (which Lender Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 5.13); and

(H)
the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Credit Party authorizing such Incremental Loan) reasonably requested by Administrative Agent in connection with any such transaction.

(b)
(i)    The Incremental Term Loans shall be deemed to be Term Loans; provided that all Incremental Term Loans made on each Increased Amount Date shall be designated as a separate Series of Loans for all purposes of this Agreement.

(ii)	The Incremental Lenders shall be included in any determination of the Required Lenders, and the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement.

(c)
(i)    On any Increased Amount Date (or such later date as set forth in the applicable Lender Joinder Agreement) on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Term Loan Commitment shall make an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment and shall become a Term Loan Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto.

(ii)
On any Increased Amount Date on which any Incremental Revolving Credit Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Credit Commitment shall become a Revolving Credit Lender hereunder with respect to such Incremental Revolving Credit Commitment.

SECTION 5.14    Cash Collateral.

(a)
At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent, any Issuing Lender (with a copy to the Administrative Agent) or the Swingline Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of the Issuing Lenders and/or the Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 5.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less the Minimum Collateral Amount.

(b)
Grant of Security Interest.    The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders and the Swingline Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans, to be applied pursuant to subsection (c) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, the Issuing Lenders and the Swingline Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(c)
Application.    Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 5.14 or Section 5.15 in respect of Letters of Credit and Swingline Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)
Termination of Requirement.    Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of the Issuing Lenders and/or the Swingline Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 5.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, the Issuing Lenders and the Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 5.15, the Person providing Cash Collateral, the Issuing Lenders and the Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

SECTION 5.15    Defaulting Lenders.

(a)
Defaulting Lender Adjustments.    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)
Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 12.2.

(ii)
Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lenders or the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lenders and the Swingline Lender with respect to such Defaulting Lender in accordance with Section 5.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lenders’ and the Swingline Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swingline Loans issued under this Agreement, in accordance with Section 5.14; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or the Swingline Lender as a result of any final and non-appealable judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any final and non-appealable judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 6.3 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders in accordance with their respective Pro Rata Shares of the Revolving Credit Commitments without giving effect to Section 5.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 5.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)	Certain Fees.

(A)
No    Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)
Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.14.

(C)	With respect to any letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv)
Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 6.3 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)
Cash Collateral, Repayment of Swingline Loans.    If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Applicable Law, (x) as to Swingline Loans, repay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure to such Defaulting Lender and (y) as to Letters of Credit, Cash Collateralize the Issuing Lenders’ Fronting Exposure to such Defaulting Lender in accordance with the procedures set forth in Section 5.14.

(b)
Defaulting Lender Cure.     If the Borrower, the Administrative Agent, the Issuing Lenders and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held by the Lenders in accordance with their respective Pro Rata Shares of the applicable Credit Facility (without giving effect to Section 5.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)
New Swingline Loans/Letters of Credit.     So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 5.16    Extensions of Term Loans and Revolving Credit Commitments.

(a)
Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Term Loans with a like maturity date or all Lenders with Revolving Credit Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Credit Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Credit Commitments and otherwise modify the terms of such Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (to the extent permitted by this Section 5.16) (each, an “Extension”), so long as the following terms are satisfied:

(i)
except as to interest rates, fees and final maturity (which shall be determined by the Borrower and the Extended Revolving Credit Lenders (as defined below) and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Revolving Credit Lender that agrees to an Extension with respect to such Revolving Credit Commitment (an “Extended Revolving Credit Lender”) extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with terms no more favorable, in any material respect, taken as a whole, than the terms of the Original Revolving Credit Commitments (and related outstandings) (except for covenants and other provisions contained therein applicable only to periods after the then latest Revolving Credit Maturity Date); provided that (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extended Revolving Credit Commitments and (C) repayments made in connection with a permanent repayment and termination of all Revolving Credit Commitments) of Revolving Credit Loans with respect to Extended Revolving Credit Commitments after the date on which such Extended Revolving Credit Commitments are established (an “Extension Date”) shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) all Lenders with Revolving Credit Commitments shall participate in all Letters of Credit and Swingline Loans in accordance with their respective Pro Rata Shares of the Revolving Credit Commitments, (3) the permanent repayment of Revolving Credit Loans with respect to, and termination of, any Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any Class of Revolving Credit Commitments on a non-pro rata basis at the stated maturity of such Class as compared to any other Class with a later maturity date than such Class, (4) assignments and participations of Extended Revolving Credit Commitments and extended Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to all other Revolving Credit Commitments and Revolving Credit Loans, (5) at no time shall there be more than two different Classes that are revolving facilities during the term of this Agreement, (6) the final maturity date of any Extended Revolving Credit Commitments shall be no earlier than the maturity date of the Class of Revolving Credit Commitments being extended and (7) except as the Swingline Lender may otherwise agree, Swingline Loans shall be required to be paid in full on the maturity date of the non-extended Revolving Credit Commitments (which Swingline Loans may, for the avoidance of doubt, be re-borrowed pursuant to the terms hereof after such maturity date),

(ii)
except as to interest rates, fees, scheduled amortization, final maturity date, provisions relating to participation in optional and mandatory prepayments (which shall, subject to the immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower and the Extending Term Lenders (as defined below) and set forth in the relevant Extension Offer), the Term Loans of any Term Loan Lender that agrees to an Extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have terms no more favorable in any material respect, taken as a whole, than the terms of the Class of Term Loans subject to such Extension Offer (except for covenants and other provisions contained therein applicable only to periods after the then latest Term Loan Maturity Date),

(iii)	the final maturity date of any Extended Term Loans shall be no earlier than the Term Loan Maturity Date of the Class of Term Loans being extended,

(iv)	the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby,

(v)
any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer,

(vi)
if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of which Term Loan Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Credit Loans, as the case may be, of such Term Loan Lenders or Revolving Credit Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Loan Lenders or Revolving Credit Lenders, as the case may be, have accepted such Extension Offer,

(vii)	all documentation in respect of such Extension shall be consistent with the foregoing;

(viii)	before and after giving effect to such Extension, the condition set forth in Section 6.3 shall be satisfied;

(ix)	the Minimum Extension Condition shall be satisfied; and

(x)	there may be no more than three (3) different Classes of Term Loans hereunder.

(b)
With respect to all Extensions consummated by the Borrower pursuant to this Section 5.16, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 4.3 or 4.4 and (ii) no such Extension shall be effective (A) in the case of an Extension of Revolving Credit Commitments, without the consent of Revolving Credit Lenders (and any new lenders willing to provide Revolving Credit Commitments on the terms applicable to the Extended Revolving Credit Commitments) representing Revolving Credit Commitments in excess of 50% of the aggregate principal amount of Revolving Credit Commitments in effect immediately prior to the consummation of such Extension and (B) in the case of an Extension of Term Loans, without the consent of Term Loan Lenders (and any new lenders willing to provide Term Loans on the terms applicable to the Extended Term Loans) representing Term Loans in excess of 50% of the aggregate principal amount of Term Loans in effect immediately prior to the consummation of such Extension (the requirements of this clause (ii), the “Minimum Extension Condition”). The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 5.16 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 5.3, 5.4, 5.6, 10.4 and 12.9 or any other provision related to the pro rata application of payments) or any other Loan Document that may otherwise prohibit or restrict any such Extension or any other transaction contemplated by this Section 5.16.

(c)
No consent of any Lender or any Agent shall be required to effectuate any Extension, other than (i) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Credit Commitments (or a portion thereof) in satisfaction of the Minimum Extension Condition and (ii) with respect to any Extension of the Revolving Credit Commitments, the consent of each Issuing Lender and the Swingline Lender, which consent shall not be unreasonably withheld or delayed. For the avoidance of doubt, no Lender shall have its Term Loans or Revolving Credit Commitments extended without the written consent of such Lender. All Extended Term Loans, Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower and other Credit Parties as may be necessary in order to establish new Classes in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes, in each case on terms consistent with this Section 5.16. In addition, any such amendment shall provide that, to the extent consented to by each relevant Issuing Lender, (a) the L/C Commitment shall be reduced such that, at all times following the Revolving Credit Maturity Date of the Original Revolving Credit Loans until the final maturity date of any Extended Revolving Credit Commitments, the L/C Commitment does not exceed the Extended Revolving Credit Commitments then in effect, (b) with respect to any Letters of Credit the expiration date for which extend beyond the maturity date for the non-extended Revolving Credit Commitments, participations in such Letters of Credit on such maturity date shall be reallocated from Lenders holding Revolving Credit Commitments to Lenders holding Extended Revolving Credit Commitments in accordance with the terms of such amendment (provided that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Credit Commitments, be deemed to be participation interests in respect of such Revolving Credit Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly) and (c) limitations on drawings of Revolving Credit Loans and issuances, extensions and amendments to Letters of Credit shall be implemented giving effect to the foregoing reallocation prior to such reallocation actually occurring to ensure that sufficient Extended Revolving Credit Commitments are available to participate in any such Letters of Credit.

(d)
In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten (10) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 5.16.

(e)	Each group of Extended Term Loans and Extended Revolving Credit Commitments made on an Extension Date shall be designated a separate Series for all purposes of this Agreement.
ARTICLE VI
CONDITIONS OF CLOSING AND BORROWING
SECTION 6.1     Conditions to Effectiveness. This Agreement shall be effective upon the satisfaction of each of the following conditions:

(a)	Executed Credit Agreement. This Agreement shall have been duly authorized, executed and delivered to the Administrative Agent by the parties hereto.

(b)	Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i)
Officer’s Certificate.    A certificate from a Responsible Officer of the Borrower to the effect that, since December 31, 2012, no event has occurred or condition arisen, either individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect.

(ii)
Certificate of Secretary of the Borrower. A certificate of a Responsible Officer of the Borrower certifying as to the incumbency and genuineness of the signature of the officer of the Borrower executing this Agreement and certifying that attached thereto is a true, correct and complete copy of (A) the certificate of incorporation of the Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (B) the bylaws of the Borrower as in effect on the Closing Date, and (C) resolutions duly adopted by the board of directors of the Borrower authorizing and approving the execution, delivery and performance of this Agreement.

(iii)	Certificate of Good Standing. A certificate as of a recent date of the good standing of the Borrower under the laws of its jurisdiction of organization.

(c)
No Injunction, Etc.    No action, suit, investigation, or other proceeding is pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to have a Material Adverse Effect.

(d)
PATRIOT Act. The Borrower shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of the PATRIOT Act.

Without limiting the generality of the provisions of Section 11.3(c), for purposes of determining compliance with the conditions specified in this Section 6.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
SECTION 6.2     Conditions to Funding Date. The obligation of the Lenders and the Issuing Lenders to make the initial Extensions of Credit is subject to the satisfaction of each of the following conditions:

(a)
Executed Loan Documents. A Revolving Credit Note in favor of each Lender requesting a Revolving Credit Note, a Term Loan Note in favor of each Lender requesting a Term Loan Note, a Swingline Note in favor of the Swingline Lender (if requested thereby) and the Security Documents, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto.

(b)	Funding Date Certificates; Etc. The Administrative Agent shall have received each of the following:

(i)	Officer’s Certificate. A certificate from a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent certifying (A) that since December 31, 2012, no event has occurred or condition arisen, either individually or in the aggregate, that would reasonably be expected to have a Material Adverse Effect; and (B) as to compliance with the conditions set forth in Sections 6.2(d), 6.3(a) and 6.3(b).

(ii)
Certificate of Secretary of each Credit Party.    A certificate of a Responsible Officer of each Credit Party, in each case, in form and substance reasonably satisfactory to the Administrative Agent    certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation, as applicable, of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, as applicable, (B) the bylaws or other governing document, as applicable, of such Credit Party as in effect on the Funding Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 6.2(b)(iii).

(iii)	Certificates of Good Standing. Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of organization.

(iv)
Opinions of Counsel. (A) an opinion of Baker Botts L.L.P., counsel to the Credit Parties, addressed to the Administrative Agent and the Lenders and (B) an opinion of internal counsel of the Borrower, addressed to the Administrative Agent and the Lenders, in each case as to customary matters regarding the Credit Parties and the Loan Documents as the Administrative Agent may reasonably request (which opinions shall expressly permit reliance by permitted successors and assigns of the addressees thereof), in each case in form and substance reasonably satisfactory to the Administrative Agent.

(v)	Perfection Certificate. A duly completed and executed Perfection Certificate.

(c)	Personal Property Collateral.

(i)
Filings and Recordings. The Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral, with the priority required by the Security Documents.

(ii)
Pledged Collateral.    The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the Capital Stock pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof in form and substance reasonably satisfactory to the Administrative Agent, in each case, to the extent required by the Security Documents, and (B) each original promissory note required to be pledged pursuant to the Security Documents together with an undated endorsement for each such promissory note duly executed in blank by the holder thereof in form and substance reasonably satisfactory to the Administrative Agent.

(iii)
Lien Searches. The Administrative Agent shall have received the results of Lien searches (including searches as to judgments, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory to the Administrative Agent, made against the Credit Parties under the UCC as in effect in each jurisdiction in which filings or recordations under the UCC should be made to evidence or perfect security interests in all assets of such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for Permitted Liens).

(iv)	Insurance. The Administrative Agent shall have received certificates of insurance evidencing the insurance policies required by Section 8.6.

(d)	Consents; Defaults.

(i)
Governmental and Third Party Approvals. The Credit Parties shall have received all material governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents.

(ii)
No Injunction, Etc. No action, suit, investigation, or other proceeding is pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to have a Material Adverse Effect.

(e)	Spin-Off; Financial Matters.

(i)
Form 10.    The Administrative Agent shall have received (A) the Form 10, (B) the Separation Documents, in form and substance reasonably satisfactory to the Lead Arrangers (it being agreed that the form of Separation Documents filed as Exhibits to the Form 10 on or prior to the Closing Date are reasonably satisfactory to the Lead Arrangers), and (C) all financial statements required to be included in the Form 10.

(ii)
Spin-Off.    The Spin-Off shall have been consummated substantially simultaneously with the funding of the Initial Term Loans on the Funding Date in accordance with Applicable Law and on the terms and conditions described in the Form 10 and in the Separation Agreement, other than any changes or amendments, or in the case of the Separation Agreement, any waiver, modification or consent thereunder, in each case, that is not materially adverse to the interests of the Lenders (as reasonably determined by the Lead Arrangers) unless approved by the Lead Arrangers (it being agreed that any increase in the aggregate principal amount of the Indebtedness for borrowed money of the Borrower in excess of $1,050,000,000 or the amount to be distributed to Valero in excess of $1,050,000,000 shall be considered materially adverse to the Lenders).

(iii)
Financial Projections.    The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Lead Arrangers, projections prepared by management of the Borrower, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the Funding Date and on an annual basis for each year thereafter during the term of the Credit Facility, which shall not be materially inconsistent with any financial information or projections delivered to the Administrative Agent prior to February 14, 2013.

(f)
Notes Offering.    Prior to or substantially concurrently with the Funding Date, the offering agreement with respect to the Borrower’s $550,000,000 Senior Notes shall have been executed by the Borrower and the initial purchasers.

(g)
Solvency Certificate. The Administrative Agent shall have received a certificate, in form and substance satisfactory to the Administrative Agent, of the chief financial officer of the Borrower, certifying that, after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

(h)
Payment of Fees and Expenses. The Borrower shall have paid (A) to the Administrative Agent, the Lead Arrangers and the Lenders the fees set forth or referenced in Section 5.3 and any other accrued and unpaid fees or commissions due hereunder, in each case, to the extent due and payable and (B) all fees, charges and disbursements of Latham & Watkins LLP, counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the Funding Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent), to the extent invoices have been presented at least two (2) Business Days prior to the Funding Date.

(i)
PATRIOT Act. The Borrower and each of the Subsidiary Guarantors shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent in order to comply with requirements of the PATRIOT Act.

(j)	Credit Agreement Outside Date. The Funding Date shall have occurred on or prior to the Credit Agreement Outside Date.

(k)
Other Documents.    All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

Without limiting the generality of the provisions of Section 11.3(c), for purposes of determining compliance with the conditions specified in this Section 6.2, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Funding Date specifying its objection thereto.
SECTION 6.3     Conditions to All Extensions of Credit. The obligations of the Lenders and/or any Issuing Lender to make or participate in any Extensions of Credit (including the initial Extension of Credit) are subject to the satisfaction of the following conditions precedent on the relevant borrowing, issuance or extension date:

(a)
Representations and Warranties.    The representations and warranties made by any Credit Party in or pursuant to the Credit Agreement, the Guarantee and Collateral Agreement and the applicable Notice of Borrowing with respect to such Extension of Credit or the applicable Letter of Credit Application with respect to such Extension of Credit, as the case may be, shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects on and as of such borrowing, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).

(b)
No Existing Default.    No Default or Event of Default shall have occurred and be continuing (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

(c)
Notices. The Administrative Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 2.3(a) or Section 4.2, as applicable, or, in the case of L/C Extensions of Credit, the applicable Issuing Lender shall have received a Letter of Credit Application in accordance with Section 3.2.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES
To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit to the Borrower, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders, which representations and warranties shall be deemed made on the Funding Date and as otherwise set forth in Section 6.3, that:
SECTION 7.1     Organization; Power; Qualification. Each Credit Party and each Restricted Subsidiary thereof (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, except in the case of any failure of any Restricted Subsidiary to be so organized or existing, to the extent that such failure could not reasonably be expected to have a Material Adverse Effect, (b) has the corporate or other organizational power and authority to carry on its business as now conducted and as proposed to be conducted and to own its Properties, except where the failure to have such power or authority could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (c) is qualified to do business in every jurisdiction where such qualification is required by a Governmental Authority, except in such jurisdictions where the failure to so qualify could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 7.2     Ownership. All Capital Stock held by any Credit Party in its respective Subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable and not subject to any preemptive or similar rights. As of the Funding Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or require the issuance of Capital Stock of any Credit Party or any Subsidiary thereof, except as described on Schedule 7.2. Section II.A of the Perfection Certificate sets forth the ownership interest of each Credit Party (other than the Borrower) and its respective Subsidiaries as of the Funding Date.
SECTION 7.3     Authorization Enforceability. Each Credit Party has the corporate or other organizational right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.
SECTION 7.4     Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by each Credit Party of the Loan Documents to which each such Person is a party, in accordance with their respective terms and the Extensions of Credit hereunder (a) do not require any Governmental Approval or any consent by or approval of any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Borrower or any other Person), nor is any such Governmental Approval or other consent or approval necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except (i) such as have been obtained or made and are in full force and effect, (ii) the recordings and filings necessary to perfect the Liens created pursuant to the Security Documents, which were made or otherwise delivered to the Administrative Agent for filing and/or recordation as of the Funding Date, (iii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder or could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) the filing of any required documents with the SEC, (b) will not violate any Applicable Law (except for such violations that would not reasonably be expected to have a Material Adverse Effect) or the articles of incorporation, bylaws or other organizational documents of the Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing Indebtedness over the Threshold Amount binding upon the Borrower or any Restricted Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Restricted Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Restricted Subsidiary (other than Permitted Liens).
SECTION 7.5     Compliance with Law; Governmental Approvals. Each of the Borrower and its Restricted Subsidiaries is in compliance with all Applicable Law and has all Governmental Approvals applicable to it or its Property, except where the validity or applicability of such Applicable Law is being contested in good faith by appropriate proceedings or the failure to be in compliance therewith could not, or the failure to have such Governmental Approval could not, in each case, reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 7.6     Tax Returns and Payments. Each of the Borrower and the Restricted Subsidiaries has timely filed or caused to be filed all tax returns required to have been filed by it and has paid or caused to be paid all Taxes upon it and its property, income, profits and assets required to have been paid by it, except (a) Taxes or the filing of returns that are being contested in good faith by appropriate proceedings diligently conducted and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Such returns accurately reflect in all material respects all liability for taxes of the Borrower or any Restricted Subsidiary thereof for the periods covered thereby. There is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of the Borrower or any Restricted Subsidiary thereof, except to the extent that such audits, examinations or investigations could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Borrower and its Restricted Subsidiaries have made adequate provision in accordance with GAAP for all material taxes not yet due and payable.
SECTION 7.7     Intellectual Property Matters.    Each Credit Party and each Restricted Subsidiary thereof owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and other rights with respect to the foregoing which are reasonably necessary to conduct its business, except to the extent that the failure to own or possess the same could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Credit Party nor any Restricted Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except to the extent that such revocations, terminations or liabilities could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 7.8     Environmental Matters.

(a)
The properties owned, leased or operated by each Credit Party and each Restricted Subsidiary thereof now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which constitute or constituted a violation of applicable Environmental Laws which such violations, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(b)
To the knowledge of the Borrower and its Restricted Subsidiaries, each Credit Party and each Restricted Subsidiary thereof and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, except to the extent that such non-compliance could not reasonably be expected to result in a Material Adverse Effect, and there is no contamination at, under or about such properties, taken as a whole, or such operations, taken as a whole, which could reasonably be expected to result in a Material Adverse Effect;

(c)
To the knowledge of the Borrower and its Restricted Subsidiaries, Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by any Credit Party or any Restricted

Subsidiary thereof in violation of Environmental Laws, except for such violations that, when taken as a whole, could not reasonably be expected to result in a Material Adverse Effect, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of any applicable Environmental Laws, except for such violations that, when taken as a whole, could not reasonably be expected to result in a Material Adverse Effect; and

(d)
There has been no release, or to the best of the Borrower’s knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by any Credit Party or any Restricted Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws, except for such releases that, when taken as a whole, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 7.9    Employee Benefit Matters.

(a)
Each Credit Party and each ERISA Affiliate is in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired. No liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties assessed with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;

(b)
As of the Funding Date, no Pension Plan has been terminated, nor has any Pension Plan become subject to funding based benefit restrictions under Section 436 of the Code, nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has any Credit Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Sections 412 or 430 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Sections 412 or 430 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

(c)
Except where the failure of any of the following representations to be correct could not reasonably be expected to have a Material Adverse Effect, no Credit Party nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Sections 412 or 430 of the Code;

(d)	No Termination Event has occurred or is reasonably expected to occur;

(e)
Except where the failure of any of the following representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the best of the knowledge of the Borrower after due inquiry, threatened concerning or involving (i) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Credit Party or any ERISA Affiliate, (ii) any Pension Plan or (iii) any Multiemployer Plan.

SECTION 7.10     Margin Stock.    No Credit Party nor any Restricted Subsidiary thereof is engaged principally or as one of its important activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan hereunder or any Letter of Credit issued hereunder will be used directly or indirectly by the Borrower or any of its Subsidiaries for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. ~~The Borrower and its Subsidiaries taken as a group do not own margin stock, the aggregate value of which, exceeds 25% of the value of their assets.~~
SECTION 7.11    Government Regulation.    No Credit Party nor any Subsidiary thereof is an “investment company” or a company

“controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940, as amended).
SECTION 7.12     Material Contracts.    Schedule 7.12 sets forth a complete and accurate list of all Material Contracts of each Credit Party and each Subsidiary thereof in effect as of the Funding Date. Neither the Borrower nor any of its Restricted Subsidiaries has terminated or is in breach of or in default in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any of its Material Contracts in any material respect, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default or breach, except where the consequences, direct or indirect, of such termination, default or breach, if any, would not have a Material Adverse Effect; provided, however, that the termination of a Material Contract that has been replaced within a reasonable time following such termination with a comparable contract will be deemed not to have a Material Adverse Effect.
SECTION 7.13    Employee Relations. As of the Funding Date, no Credit Party or any Subsidiary thereof is party to any collective bargaining agreement or has had any labor union be recognized as the representative of its employees.
SECTION 7.14    Burdensome Restrictions. As of the Funding Date, other than the Indebtedness permitted under Section 9.1, neither the Borrower nor any Subsidiary has any material Indebtedness or any material contingent liabilities, material off-balance sheet liabilities or partnerships, material liabilities for taxes, material unusual forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, that are required by GAAP to be disclosed in the financial statements delivered pursuant to Section 6.2(e) and are not so referred to or reflected or provided for in such financial statements or otherwise disclosed prior to the Funding Date in writing to the Administrative Agent and the Lenders.
SECTION 7.15     Financial Statements.

(a)
The audited and unaudited financial statements delivered pursuant to Section 6.2(e)(i) (other than the pro forma financial statements delivered pursuant to Section 6.2(e)(i)) are complete and correct and fairly present the combined historical results of operations, financial position and cash flows of the Predecessor Business, as at such dates, and for the periods then ended (other than customary year-end adjustments and the absence of footnotes for unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP.    Such financial statements were prepared in good faith on the basis of assumptions believed to be reasonable in light of then existing conditions at the time made, including assumptions regarding allocating general corporate expenses from Valero.

(b)
The projections and the pro forma financial statements delivered pursuant to Section 6.2(e) were prepared in good faith on the basis of assumptions believed to be reasonable in light of then existing conditions at the time made, except that such financial projections and statements shall be subject to normal year end closing and audit adjustments (it being understood that projections are not to be viewed as facts and that actual results may vary materially from the projections).

SECTION 7.16    No Material Adverse Change.    Since December 31, 2012, there has not occurred any Material Adverse Effect with respect to the Borrower and its Restricted Subsidiaries, taken as a whole, and no event has occurred or condition arisen that has had or would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.
SECTION 7.17     Solvency.     The Credit Parties, on a Consolidated basis, are Solvent.
SECTION 7.18    Titles to Properties; Liens.        As of the Funding Date, the real property listed on Schedule 7.18 constitutes all of the real property that is owned or leased (including via any sublease) by any Credit Party or any of its Subsidiaries, other than owned or leased real property with a fair market value, in the aggregate, of less than $25,000,000. Each Credit Party and each Restricted Subsidiary thereof has such title to the real property owned or leased by it as is necessary to the conduct of its business and valid and legal title to all of its personal property and assets, except those which have been disposed of by the Credit Parties and their Restricted Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder and except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as permitted by this Agreement, all properties and assets of the Credit Parties are free and clear of Liens other than Permitted Liens.
SECTION 7.19    Litigation.    There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened, in writing, against or affecting the Borrower or any of its Restricted Subsidiaries not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.

SECTION 7.20    OFAC.    No Credit Party nor any of its Subsidiaries (i) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), as amended, (ii) is in violation of (A) the Trading with the Enemy Act, as amended, (B) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (C) the PATRIOT Act, (iii) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Countries, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries.    No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.
SECTION 7.21     Absence of Defaults.    No event has occurred or is continuing which constitutes a Default or an Event of Default.
SECTION 7.22     Senior Indebtedness Status.    The Obligations rank and shall continue to rank at least pari passu in order of payment with the obligations of each Credit Party under the Senior Notes and any other unsecured and unsubordinated obligations of the Credit Parties.
SECTION 7.23    Disclosure.     None of the financial statements, certificates, reports or other written information (taken as a whole) furnished by or on behalf of the Borrower or any Restricted Subsidiary (including information with respect to any other Subsidiary) to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document or delivered by the Borrower or any Restricted Subsidiary (including information with respect to any other Subsidiary) to the Administrative Agent or any Lender hereunder or under any other Loan Document (as modified or supplemented by other information so furnished on or before the date as of which this representation is made or deemed made) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading on the date when furnished; provided that with respect to financial estimates, projected or forecasted financial information, and other forward-looking information, the Borrower represents and warrants only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that (1) such projections and forecasts, as to future events, are not to be viewed as facts, that actual results during the period(s) covered by any such projections or forecasts may differ significantly from the projected or forecasted results and that such differences may be material and that such projections and forecasts are not a guarantee of financial performance and (2) no representation is made with respect to information of a general economic or general industry nature.
ARTICLE VIII
AFFIRMATIVE COVENANTS
From and after the Funding Date and until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized in an amount equal to 103% of the amount of such outstanding Letters of Credit or with respect to which other arrangements have been made that are satisfactory to the Administrative Agent and the applicable Issuing Lender) and the Commitments terminated, the Borrower will, and will cause each of its Restricted Subsidiaries to:
SECTION 8.1     Financial Statements and Budgets. Deliver to the Administrative Agent, (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)
Annual Financial Statements.    As soon as practicable and in any event within ninety (90) days (or, if earlier, on the date of any required public filing thereof) after the end of each calendar year (commencing with the calendar year ended December 31, 2013), an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such calendar year and audited Consolidated statements of income, stockholders’ equity and cash flows including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding calendar year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual financial statements shall be audited by an independent certified public accounting firm of recognized national standing selected by the Borrower and reasonably acceptable to the Administrative Agent, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification as to the scope of such audit or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP.

(b)
Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days (or, if earlier, on the date of any required public filing thereof) after the end of the first three calendar quarters of each calendar year (commencing with the calendar quarter ended June 30, 2013), an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such calendar quarter and unaudited Consolidated statements of income, stockholders’ equity and cash flows and a report containing management’s discussion and analysis of such financial statements for the calendar quarter then ended and that portion of the calendar year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding calendar year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments and the absence of footnotes.

(c)
Annual Business Plan and Budget. Within forty-five (45) days after the end of each calendar year, an operating and capital budget of the Borrower and its Restricted Subsidiaries for the ensuing four (4) calendar quarters, including, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet, and reasonable disclosure of the key assumptions and drivers with respect to such budget.

(d)
Excess Cash Flow; Available Amount.    Commencing with the calendar year ending December 31, 2014, at each time financial statements are delivered pursuant to Section 8.1(a), a duly completed Officer’s Compliance Certificate, calculating, in reasonable detail, (i) the Excess Cash Flow for the calendar year most recently ended (and separately setting forth the aggregate amount of Excess Cash Flow attributable to the Borrower’s Foreign Subsidiaries) and (ii) the amount of the Available Amount as of the date of such certificate (including a calculation, in reasonable detail, of the changes to the Available Amount since the date of the last certificate delivered pursuant to this Section 8.1(d), giving effect to all transactions utilizing the Available Amount during the calendar year most recently ended).

(e)
Unrestricted Subsidiaries. Simultaneously with the delivery of each set of Consolidated financial statements referred to in Sections 8.1(a) and (b) above, deliver to the Administrative Agent such additional financial information (which may be in the form of footnotes to the Consolidated financial statements referred to in Sections 8.1(a) and (b) above) reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such Consolidated financial statements.

SECTION 8.2     Certificates; Notices and Other Reports.     Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)
at each time financial statements are delivered pursuant to Sections 8.1(a) or (b), a duly completed Officer’s Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower;

(b)
promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Credit Party or any Restricted Subsidiary thereof with any Environmental Law that would reasonably be expected to have a Material Adverse Effect;

(c)
promptly after the same become publicly available, copies of all annual, regular, periodic and special reports and registration and proxy statements filed by the Borrower with the SEC or with any national securities exchange;

(d)
promptly upon the request thereof, such other information and documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, the PATRIOT Act), as from time to time reasonably requested by the Administrative Agent or any Lender; and

(e)
such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidiary thereof as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 8.1(a) or (b) or Section 8.2(~~b~~c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed in Section 12.1; or (ii) on which such documents are posted on the Borrower’s behalf on the website of the SEC or an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies (and “paper” shall be deemed to include any .pdf copy or facsimile copy) of the Officer’s Compliance Certificates required by Section 8.2 to the Administrative Agent. Except for such Officer’s Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
SECTION 8.3     Notice of Litigation and Other Matters. Promptly (but in no event later than ten (10) days after any Responsible Officer of any Credit Party obtains knowledge thereof) notify the Administrative Agent in writing of (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)	the occurrence of any Default or Event of Default;

(b)
(i) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against the Borrower or any Restricted Subsidiary not previously disclosed in writing to the Administrative Agent as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect and (ii) any material adverse development in any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against the Borrower or any Restricted Subsidiary (whether or not previously disclosed to the Administrative Agent) that could reasonably be expected to result in a Material Adverse Effect;

(c)
any notice of any violation received by any Credit Party or any Restricted Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws, to the extent that such violation could reasonably be expected to result in a Material Adverse Effect;

(d)
any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Credit Party or any Restricted Subsidiary thereof, to the extent that such controversy could reasonably be expected to result in a Material Adverse Effect;

(e)
promptly, and in any event within ten (10) Business Days after any Material Contract of the Borrower or any of its Restricted Subsidiaries is terminated or amended in a manner that is materially adverse to the Borrower or such Restricted Subsidiary, as the case may be, a written statement describing such event with copies of such material amendments, and an explanation of actions being taken with respect thereto;

(f)
(i) any unfavorable determination letter from the IRS regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Credit Party or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that any Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

(g)	any other development that has had a Material Adverse Effect.
Each notice pursuant to Section 8.3 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 8.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
SECTION 8.4     Preservation of Corporate Existence and Related Matters. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) the legal existence of the Borrower, (b) the legal existence of each Material Subsidiary and (c) the qualification of the Borrower and its Material Subsidiaries to do business in each other jurisdiction in which their real Property is located or the ownership of their Properties requires such qualification, except where the failure to so satisfy the foregoing requirements of clause (c) could not reasonably be expected to have a Material Adverse Effect; provided that this Section shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.4 or any transaction permitted under Section 9.5.
SECTION 8.5     Maintenance of Property and Licenses. In addition to the requirements of any of the Security Documents,

protect and preserve all Properties necessary in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such Property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner, in each case except as such action or inaction would not reasonably be expected to result in a Material Adverse Effect.
SECTION 8.6     Insurance. (a) Maintain insurance with financially sound and reputable insurance companies (provided that this Section 8.6 shall not be breached if an insurance company with which the Borrower or any Restricted Subsidiary maintains insurance becomes financially troubled and the Borrower or such Restricted Subsidiary reasonably promptly obtains coverage from a different, financially sound insurer) against at least such risks and in at least such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents (including, without limitation, hazard and business interruption insurance) and (b) use commercially reasonable efforts to provide that the insurance provider shall endeavor to provide at least 30 days’ prior written notice of any cancellation or material modification thereof. All such insurance shall (i) in the case of each casualty or liability insurance policy, name the Administrative Agent as an additional insured party thereunder and (ii) in the case of each property insurance policy, name the Administrative Agent as lender’s loss payee, as its interests may appear. On the Funding Date and from time to time thereafter to the extent reasonably requested by the Administrative Agent, deliver to the Administrative Agent certificates evidencing such insurance policies and, if reasonably requested by the Administrative Agent, copies of such insurance policies.
SECTION 8.7     Accounting Methods and Financial Records. Maintain a system of accounting, and keep proper books, records and accounts (which shall be true and complete in all material respects) in accordance with GAAP.
SECTION 8.8     Payment of Taxes. Pay all Taxes that are levied or assessed upon it or any of its Property, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 8.9     Compliance with Laws and Approvals. Observe and remain in compliance in all material respects with all Applicable Law and maintain in full force and effect all Governmental Approvals, except in each case, where the validity or applicability of such Applicable Law is being contested in good faith by appropriate proceedings diligently conducted or where the failure to be in compliance therewith could not, or the failure to have such Governmental Approval could not, in each case, reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 8.10     Environmental Laws.     In addition to and without limiting the generality of Section 8.9, (a) comply with, and use commercially reasonable efforts to ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, except to the extent the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or any such Restricted Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor, as determined by a court of competent jurisdiction by final nonappealable judgment.
SECTION 8.11    Compliance with ERISA. In addition to and without limiting the generality of Section 8.9, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.
SECTION 8.12    Visits and Inspections. Permit any representatives designated by the Administrative Agent (or any Lender, provided that such Lender coordinates its visitation with the Administrative Agent), upon reasonable prior notice and no more often than once in the aggregate for the Administrative Agent and the Lenders, as the case may be, in any period of 12 calendar months (unless an Event of Default has occurred and is continuing, in which case there shall be no limit to the number or frequency of such visitations or inspections while such Event of Default is continuing), to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided, however, that so long as no Default or Event of Default shall have occurred or be continuing, any discussions with independent accountants or other third parties shall only occur when a Responsible Officer or other designee of the Borrower is present), all at such reasonable times and at the expense of the Administrative Agent or the applicable Lender, as applicable; provided, however, that the Borrower will bear the expenses of any such visitation or inspection made while an Event of Default has occurred and is continuing.
SECTION 8.13    Additional Subsidiaries ~~and Real Property~~.

(a)
Additional Domestic Subsidiaries and Material Subsidiaries. If (i) the Borrower shall, directly or indirectly, form or acquire a Material Subsidiary or (ii) any Immaterial Subsidiary becomes a Material Subsidiary or (iii) the Borrower elects to have any other Domestic Subsidiary guarantee the Obligations, then the Borrower shall promptly thereafter (and in any event within thirty (30) days after such formation or acquisition or becoming a Material Subsidiary, unless a longer period is agreed to by the Administrative Agent), cause such Person to (A) become a Subsidiary Guarantor and grant a security interest in all Collateral (subject to the exceptions specified in the Guarantee and Collateral Agreement) owned by such Subsidiary by delivering to the Administrative Agent a duly executed supplement to the Guarantee and Collateral Agreement, (B) deliver to the Administrative Agent such documents and certificates referred to in Section 6.2 as may be reasonably requested by the Administrative Agent, (C) deliver to the Administrative Agent such original Capital Stock or other certificates and stock or other transfer powers evidencing the Capital Stock of such Person, (D) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Person, and (E) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding anything to the contrary in this Section 8.13, for the avoidance of doubt, no Unrestricted Subsidiary shall be required to become a Subsidiary Guarantor or to pledge any Collateral under the Guarantee and Collateral Agreement; provided that all Common Units and incentive distribution rights in the MLP owned by the Borrower or any Restricted Subsidiary that is a Domestic Subsidiary shall be pledged under the Guarantee and Collateral Agreement, in accordance with the provisions of this Section 8.13(a) and the Guarantee and Collateral Agreement.

(b)
Additional Foreign Subsidiaries. In respect of any Person that becomes a First Tier Foreign Subsidiary, promptly (and in any event within thirty (30) days after the date such Person becomes a First Tier Foreign Subsidiary unless a longer period is agreed to by the Administrative Agent), cause (i) the applicable Credit Party to deliver to the Administrative Agent Security Documents pledging sixty-five percent (65%) of the total outstanding voting Capital Stock (and one hundred percent (100%) of the non-voting Capital Stock) of any such new First Tier Foreign Subsidiary (including, without limitation, if applicable, original stock certificates (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Capital Stock of such new First Tier Foreign Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof), (ii) the applicable Credit Party to deliver to the Administrative Agent such documents and certificates referred to in Section 6.2 as may be reasonably requested by the Administrative Agent, (iii) the applicable Credit Party to deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such Person and (iv) the applicable Credit Party to deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c)
Exclusions. The provisions of this Section 8.13 shall not apply to assets as to which the Administrative Agent and the Borrower shall reasonably determine that the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the value of the security afforded thereby.

SECTION 8.14    Use of Proceeds.    The Borrower shall use the proceeds of the Initial Term Loans to make a one-time cash distribution to Valero or one or more of its Subsidiaries in connection with the Spin-Off. The Borrower shall use the proceeds of each Revolving Credit Loan, Swingline Loan and drawings under Letters of Credit for ongoing working capital requirements and for other general corporate purposes of the Borrower and its Restricted Subsidiaries. The Borrower shall use the proceeds of any Incremental Term Loan and any Incremental Revolving Credit Increase as permitted pursuant to Section 5.13, as applicable.
SECTION 8.15    Further Assurances. Maintain the security interest created by the Security Documents in accordance with the Guarantee and Collateral Agreement, subject to the rights of the Credit Parties to dispose of the Collateral pursuant to the Loan Documents; and make, execute and deliver all such additional and further acts, things, deeds, instruments and documents as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably require for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of renewing the rights of the Secured Parties with respect to the Collateral as to which the Administrative Agent, for the ratable benefit of the Secured Parties, has a perfected Lien pursuant hereto or thereto, including, without limitation, filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby or by the other Loan Documents.
SECTION 8.16    Post-Funding Matters.    Execute and deliver the documents and complete the tasks set forth on Schedule 8.16 as of the Funding Date, in each case within the time limits specified on such schedule.
SECTION 8.17    Designation of Subsidiaries.

(a)
The board of directors (or other equivalent governing body) of the Borrower may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary or Person becoming a Subsidiary through merger, consolidation or amalgamation or Investment therein) to be an Unrestricted Subsidiary; provided that all Investments of the Borrower or any Restricted Subsidiary in such Subsidiary at the time of such designation shall be treated as Investments (calculated at the fair market value as of the date of such designation) made on the date of such designation; and provided further that the Borrower may not make such designation unless at the time of such action and immediately after giving effect thereto (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Investment represented by such designation is permitted under Section 9.3, (iii) the Borrower would be in compliance with the financial covenants set forth in Section 9.15 on a pro forma basis after giving effect to such designation, (iv) such Subsidiary is not a “restricted subsidiary” for the purpose of any Subordinated Indebtedness, the Senior Notes or any other senior Indebtedness of the Borrower or any of its Subsidiaries and (v) the Borrower has provided to the Administrative Agent a certificate of a Responsible Officer in form reasonably satisfactory to the Administrative Agent to the effect that each of the foregoing conditions has been satisfied.

(b)
The board of directors (or other equivalent governing body) of the Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the Borrower may not make such designation unless at the time of such action and immediately after giving effect thereto, (i) none of such Unrestricted Subsidiaries have outstanding Indebtedness, other than Indebtedness permitted under Section 9.1, or Liens on any of their Property, other than Permitted Liens (in each case taking into account the other Indebtedness and Liens of the Borrower and its Restricted Subsidiaries), (ii) no Default or Event of Default shall have occurred and be continuing, (iii) all representations and warranties herein will be true and correct in all material respects as if remade at the time of such designation, except to the extent such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, and except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of the relevant date, and (iv) the Borrower has provided to the Administrative Agent a certificate of a Responsible Officer in form reasonably satisfactory to the Administrative Agent to the effect that each of the foregoing conditions has been satisfied.

(c)
Neither the Borrower nor any Restricted Subsidiary shall guarantee or otherwise become liable in respect of any Indebtedness of or other obligation of (other than guarantees to support pledges by the Borrower or any Restricted Subsidiary of Capital Stock of an Unrestricted Subsidiary, which guarantees are not recourse to any other assets of the Borrower or any Restricted Subsidiary), grant any Lien on any of its Property (other than Capital Stock of an Unrestricted Subsidiary owned by the Borrower or such Restricted Subsidiary) to secure any Indebtedness of or other obligation of, or provide any other form of credit support to, any Unrestricted Subsidiary.

(d)
No Unrestricted Subsidiary may own any Capital Stock in or Indebtedness of, or own or hold any Lien on any Property of, the Borrower or any Restricted Subsidiary (other than limited partnership interests in CST Fuel Supply Co received by an Unrestricted Subsidiary pursuant to a Drop Down Transaction permitted hereunder).
ARTICLE IX
NEGATIVE COVENANTS
From and after the Funding Date and until all of the Obligations (other than contingent, indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized in an amount equal to 103% of the amount of such outstanding Letters of Credit or with respect to which other arrangements have been made that are satisfactory to the Administrative Agent and the applicable Issuing Lender) and the Commitments terminated, the Borrower will not, and will not permit any of its Restricted Subsidiaries to:
SECTION 9.1     Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:

(a)	the Obligations;

(b)	Indebtedness in respect of the Senior Notes in an aggregate principal amount not to exceed $550,000,000 at any time outstanding and any Permitted Refinancing thereof;

(c)
Indebtedness and obligations owing under Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes and Indebtedness in respect of Cash Management Agreements;

(d)	Indebtedness existing on the Funding Date and listed on Schedule 9.1 and any Permitted Refinancing thereof;

(e)
Indebtedness in an aggregate amount not to exceed the greater of (i) $30,000,000 and (ii) an amount equal to 2.0% of Consolidated Net Tangible Assets at any time outstanding which is incurred in connection with Capital Leases and purchase money Indebtedness to finance the acquisition, lease, construction or improvement of assets or property;

(f)
Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 9.3, to the extent that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or the acquisition of such assets, (ii) neither the Borrower nor any Restricted Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligations with respect to such Indebtedness and (iii) the aggregate outstanding principal amount of such Indebtedness does not exceed $25,000,000 at any time outstanding;

(g)	Guaranty Obligations with respect to Indebtedness permitted pursuant to this Section;

(h)
Indebtedness owing (i) to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company or (ii) under take-or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(i)
intercompany Indebtedness (i) owed by any Credit Party to another Credit Party, (ii) owed by any Credit Party to any Non-Guarantor Subsidiary (provided that such Indebtedness shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent) and (iii) owed by any Non-Guarantor Subsidiary to another Non- Guarantor Subsidiary;

(j)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;

(k)
Subordinated Indebtedness of the Borrower; provided, that in the case of each incurrence of such Subordinated Indebtedness, (i) no Default or Event of Default shall have occurred and be continuing or would be caused by the incurrence of such Subordinated Indebtedness, and (ii) the Administrative Agent shall have received satisfactory written evidence that the Borrower would be in compliance with the financial covenants set forth in Section 9.15 on a pro forma basis after giving effect to the issuance of any such Subordinated Indebtedness;

(l)
Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;

(m)	Indebtedness of Restricted Subsidiaries that are Foreign Subsidiaries in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;

(n)
(i) unsecured Indebtedness     of the Borrower;    provided    that (A) such Indebtedness (1) does not provide for any scheduled repayment, mandatory redemption, sinking fund obligations or final maturity prior to the date that is at least ninety-one (91) days after the latest maturity date of the Loans and Revolving Credit Commitments in effect at the time of such issuance (other than customary offers to repurchase upon a change of control and customary acceleration rights after an event of default), (2) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Term Loans, (3) does not contain covenants and events of default that are, when taken as a whole, materially more restrictive than those set forth in this Agreement and the other Loan Documents and (4) if guaranteed, shall only be guaranteed by Subsidiary Guarantors; (B) both immediately prior and after giving effect to the incurrence thereof, (1) no Default or Event of Default shall have occurred and be continuing or would be caused by the incurrence of such Indebtedness and (2) the Consolidated Total Leverage Ratio would be less than 3.00 to 1.00 and the Borrower would be in compliance with the financial covenant set forth in Section 9.15(b), in each case, on a pro forma basis after giving effect to the issuance of any such Indebtedness and the intended use of proceeds of such Indebtedness; and (C) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower confirming satisfaction of the foregoing requirements; and (ii) any Permitted Refinancing thereof;

(o)	Indebtedness constituting Investments permitted under Section 9.3;

(p)	Indebtedness consisting of obligations under deferred compensation arrangements, non-competition arrangements, adjustments of purchase price, earn-outs or similar arrangements; and

(q)
Indebtedness of any Credit Party or any Restricted Subsidiary thereof not otherwise permitted pursuant to this Section in an aggregate principal amount not to exceed the greater of (i) $40,000,000 and (ii) an amount equal to 2.5% of Consolidated Net Tangible Assets at any time outstanding.

SECTION 9.2     Liens.    Create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except:

(a)
(i) Liens created pursuant to the Loan Documents and (ii) Liens on cash or deposits or other credit support granted in favor of the Swingline Lender or the Issuing Lenders to Cash Collateralize any Defaulting Lender’s participation in Letters of Credit or Swingline Loans;

(b)
Liens in existence on the Funding Date and described on Schedule 9.2, including Liens incurred in connection with any Permitted Refinancing of Indebtedness pursuant to Section 9.1(d) (solely to the extent that such Liens were in existence on the Funding Date and described on Schedule 9.2); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the Funding Date, except for products and proceeds of the foregoing;

(c)
Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) (i) not yet due or as to which the period of grace (not to exceed sixty (60) days), if any, related thereto has not yet expired or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted if adequate reserves are maintained to the extent required by GAAP;

(d)
the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which (i) are not overdue for a period of more than sixty (60) days, or if more than sixty (60) days overdue, no action has been taken to enforce such Liens and such Liens are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP and (ii) do not, individually or in the aggregate, materially impair the operation of the business of the Borrower or any of its Restricted Subsidiaries;

(e)
deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business, in each case, so long as no foreclosure sale or similar proceeding has been commenced with respect to any material portion of the Collateral on account thereof;

(f)
encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, materially detract from the value of such property or materially impair the use thereof in the ordinary conduct of business;

(g)
Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business of the Borrower and its Restricted Subsidiaries;

(h)
Liens securing Indebtedness permitted under Section 9.1(e); provided that (i) such Liens shall be created within 180 days after such acquisition or lease or the completion of such construction or improvement (or substantially contemporaneously with Permitted Refinancings of such Indebtedness) as applicable, of the related Property, (ii) such Liens do not at any time encumber any property other than the Property financed by such Indebtedness (provided, that individual financings may be cross-collateralized with other asset specific acquisition/construction financings) and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair, improvement or lease amount (as applicable) of such Property at the time of purchase, repair, improvement or lease (as applicable), plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such Indebtedness;

(i)	Liens securing judgments for the payment of money not constituting an Event of Default under Section 10.1(l) or securing appeal or other surety bonds relating to such judgments;

(j)
(i) Liens on Property (i) of any Restricted Subsidiary which are in existence at the time that such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition and (ii) of the Borrower or any of its Restricted Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by the Borrower or such Restricted Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (B) such Liens are applicable only to specific Property, (C) such Liens are not “blanket” or all asset Liens and (D) such Liens do not attach to any other Property of the Borrower or any of its Restricted Subsidiaries and (E) the Indebtedness secured by such Liens is permitted under Section 9.1(f) of this Agreement;

(k)
(i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account of any Borrower or any Restricted Subsidiary thereof;

(l)
(i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;

(m)
any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or its Restricted Subsidiaries or materially detract from the value of the relevant assets of the Borrower or its Restricted Subsidiaries or (ii) secure any Indebtedness;

(n)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation or exportation of goods;

(o)	Liens in favor of any Credit Party;

(p)	Liens on the proceeds of insurance policies and unearned or refunded premiums securing Indebtedness owed to an insurance company permitted by Section 9.1(h);

(q)	Liens solely on cash earnest money deposits made in connection with any letter of intent or purchase agreement in connection with an Investment permitted hereunder;

(r)	leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(s)
Liens not otherwise permitted hereunder securing Indebtedness or other obligations in the aggregate principal amount not to exceed the greater of (i) $25,000,000 and (ii) an amount equal to 1.5% of Consolidated Net

Tangible Assets.
SECTION 9.3     Investments. Directly or indirectly, make or permit to exist, own, make or hold, any Investments except:

(a)
(i) Investments existing on the Funding Date in Subsidiaries existing on the Funding Date, (ii) Investments existing on the Funding Date (other than Investments in Subsidiaries existing on the Funding Date) and described on Schedule 9.3, (iii) Investments made after the Funding Date by any Credit Party in any other Credit Party or in any Person that becomes a Subsidiary Guarantor in the manner contemplated by Section 8.13, (iv) Investments made by any Restricted Subsidiary in any Credit Party or in any Person that becomes a Subsidiary Guarantor in the manner contemplated by Section 8.13, and (v) Investments made after the Funding Date by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary (or in any Person that upon the making of such Investment becomes a Non-Guarantor Subsidiary);

(b)	Investments in cash and Cash Equivalents;

(c)	Investments by the Borrower or any of its Restricted Subsidiaries in the form of Capital Expenditures permitted pursuant to this Agreement;

(d)	deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 9.2;

(e)	Investments consisting of any deferred portion of the sales price received by such Person in connection with any disposition permitted hereunder;

(f)	purchases of assets in the ordinary course of business;

(g)
Investments in the form of (i) Permitted Acquisitions by the Borrower or any Restricted Subsidiary thereof to the extent that any Person or Property acquired in such acquisition becomes a part of the Borrower or a Subsidiary Guarantor or becomes (whether or not such Person is a Wholly-Owned Subsidiary) a Subsidiary Guarantor in the manner contemplated by Section 8.13, (ii) Permitted Acquisitions by the Borrower or any Domestic Subsidiary that is a Restricted Subsidiary to the extent that any Person or Property acquired in such acquisition does not become a Subsidiary Guarantor or a part of a Subsidiary Guarantor in an aggregate amount not to exceed (A) the greater of (1) $25,000,000 and (2) an amount equal to 1.5% of Consolidated Net Tangible Assets during any calendar year less (B) the amount of Investments made pursuant to Section 9.3(i) during such calendar year and (iii) Permitted Acquisitions by any Foreign Subsidiary that is a Restricted Subsidiary solely to the extent funded with cash on the balance sheet of such Foreign Subsidiary and constituting income attributable to such Foreign Subsidiary; provided, that, for the avoidance of doubt, any Investment may be in the form of any combination of the foregoing clauses (i), (ii) and (iii) so long as such Investment is in compliance with the foregoing;

(h)	Investments permitted pursuant to Section 9.1;

(i)
Investments in any Non-Guarantor Subsidiary in an aggregate amount not to exceed (i) (A) the greater of (1) $25,000,000 and (2) an amount equal to 1.5% of Consolidated Net Tangible Assets during any calendar year less (ii) the amount of Investments made in the form of Permitted Acquisitions pursuant to Section 9.3(g)(ii) during such calendar year;

(j)
Investments not otherwise permitted pursuant to this Section in an aggregate amount ~~not to exceed $40,000,000~~ at any time outstanding not to exceed the greater of (i) $40,000,000 and (ii) an amount equal to 2.5% of Consolidated Net Tangible Assets; provided that, immediately before and immediately after giving pro forma effect to any such Investments, no Default or Event of Default shall have occurred and be continuing;

(k)
Investments in the form of extensions of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(l)
Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(m)
advances to officers, directors and employees of the Borrower and its Restricted Subsidiaries for travel, entertainment, relocation and other matters in the ordinary course of business that are reasonably expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; ~~and~~

(n)	the MLP Acquisition;

(o)
Investments of a Person existing at the time such Person became a Restricted Subsidiary to the extent that such Investment was not made in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

(p)
Investments in the form of Common Units received by the Borrower or any Restricted Subsidiary that is a Domestic Subsidiary as consideration for Drop Down Transactions and incentive distribution rights in the MLP held by certain Restricted Subsidiaries that are Domestic Subsidiaries; provided that the Borrower and each such Restricted Subsidiary complies with the requirements of Section 8.13; and

(q)~~(n)~~
Investments (in each case involving a payment in excess of $25,000,000, after the Administrative Agent’s receipt of a certificate, in form reasonably satisfactory to the Administrative Agent, signed by a Responsible Officer of the Borrower calculating in reasonable detail the Available Amount immediately prior to the making of such Investment and the amount thereof elected to be utilized in connection with the proposed Investment and confirming satisfaction of the requirements of this clause) subject to the following terms and conditions: (i) immediately before and immediately after giving pro forma effect to any such Investments, no Default or Event of Default shall have occurred and be continuing, (ii) the Borrower would be in compliance with the financial covenants set forth in Section 9.15 on a pro forma basis after giving effect to such Investment and any Indebtedness incurred in connection therewith, (iii) the aggregate amount of such Investment shall not exceed the then applicable Available Amount (as determined immediately prior to giving effect to such Investment) and (iv) after giving effect to such Investment, Liquidity shall be at least $75,000,000.

For purposes of determining the amount of any Investment outstanding for purposes of clauses (a) through (p) of this Section 9.3, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).
SECTION 9.4     Fundamental Changes. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

(a)
(i) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) or (ii) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving entity or the continuing or surviving entity shall become a Subsidiary Guarantor in accordance with Section 8.13 in connection therewith);

(b)
(i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non- Guarantor Subsidiary that is a Domestic Subsidiary;

(c)
any Restricted Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to the Borrower or any Subsidiary Guarantor; provided that, with respect to any such disposition by any Non- Guarantor Subsidiary, the consideration for such disposition shall not exceed the fair value of such assets;

(d)
(i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary that is a Domestic Subsidiary;

(e)	dispositions permitted by Section 9.5;

(f)
any Wholly-Owned Subsidiary of the Borrower that is a Restricted Subsidiary may merge with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with a Permitted Acquisition, provided that (i) a Subsidiary Guarantor shall be the continuing or surviving entity or (ii) the continuing or surviving entity shall become a Subsidiary Guarantor in accordance with Section 8.13 in connection therewith); and

(g)	any Person may merge into the Borrower or any of its Wholly-Owned Subsidiaries that are Restricted

Subsidiaries in connection with a Permitted Acquisition; provided that (i) in the case of a merger involving the Borrower or a Subsidiary Guarantor, the continuing or surviving Person shall be the Borrower or such Subsidiary Guarantor and (ii) the continuing or surviving Person shall be the Borrower or a Wholly-Owned Subsidiary of the Borrower.
SECTION 9.5     Asset Dispositions. Make any Asset Disposition except:

(a)	the sale of obsolete, worn-out or surplus assets no longer used or usable in the business of the Borrower or any of its Restricted Subsidiaries;

(b)
non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Borrower and its Restricted Subsidiaries;

(c)
leases, subleases, licenses or sublicenses of real or personal ~~property~~Property granted by any Borrower or any of its Restricted Subsidiaries to others in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Restricted Subsidiaries;

(d)	Investments in accordance with Section 9.3;

(e)
Drop Down Transactions; provided that the aggregate consideration received for Drop Down Transactions permitted by this clause (e) shall be no less than 75% in either (i) cash or (ii) any Designated non-Cash Consideration; provided that the aggregate Fair Market Value of all Designated non-Cash Consideration received pursuant to this clause (e) since the Second Amendment Effective Date may not exceed the greater of (A) $75,000,000 and (B) 5.0% of the Consolidated Net Tangible Assets (with the Fair Market Value of each item of Designated non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(f)~~(e)~~
Asset Dispositions by Foreign Subsidiaries not otherwise permitted pursuant to this Section; provided that (i) at the time of such Asset Disposition, no Default or Event of Default shall exist or would result from such Asset Disposition, (ii) such Asset Disposition is made for fair market value and the aggregate consideration received shall be no less than 75% in cash for all such Asset Dispositions, and (iii) the aggregate fair market value of all property disposed of in reliance on this clause (~~e~~f) shall not exceed $40,000,000 during the term of this Agreement; and

(g)~~(f)~~
Asset Dispositions (including sales and dispositions of underperforming stores) not otherwise permitted pursuant to this Section; provided that (i) at the time of such Asset Disposition, no Default or Event of Default shall exist or would result from such Asset Disposition, (ii) such Asset Disposition is made for fair market value and the consideration received shall be no less than 75% in cash, and (iii) the aggregate fair market value of all property disposed of in reliance on this clause (fg) shall not exceed~~, in any~~ (A) $80,000,000 in the calendar year~~, $40,000,000.~~ ending December 31, 2014 and (B) $50,000,000 in each calendar year thereafter. Notwithstanding the foregoing, any portion of any amount set forth in clause (g)(iii)(A) above, if not expended in the calendar year ending December 31, 2014, may be carried over for expenditure in the calendar year ending December 31, 2015; provided that, if any such amount is so carried over, (a) it will be deemed used in the calendar year ending December 31, 2015 after the amount set forth for such calendar year above and (b) it may not be carried over to any subsequent calendar year;

provided, that in no event may Asset Dispositions permitted by this Section 9.5 result in the Borrower failing to own, directly or indirectly, more than fifty percent (50%) of the Capital Stock of the MLP GP entitled to vote in the election of members of the board of directors (or equivalent governing body) of the MLP GP.
SECTION 9.6     Restricted Payments. Declare or pay any dividend on, or make any payment or other distribution on account of, or purchase, redeem, retire or otherwise acquire (directly or indirectly), or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Capital Stock of any Credit Party or any Restricted Subsidiary thereof, or make any distribution of cash, property or assets to the holders of shares of any Capital Stock of any Credit Party or any Restricted Subsidiary thereof (all of the foregoing, the “Restricted Payments”); provided that:

(a)	Borrower or any Restricted Subsidiary thereof may pay dividends in shares of its own Qualified Capital Stock;

(b)	any Restricted Subsidiary of the Borrower may make Restricted Payments to the Borrower or any Subsidiary Guarantor or ratably to all holders of its outstanding Qualified Capital Stock;

(c)
(i) Non-Guarantor Subsidiaries that are Domestic Subsidiaries may make Restricted Payments to other Non-Guarantor Subsidiaries that are Domestic Subsidiaries and (ii) Non-Guarantor Subsidiaries that are Foreign Subsidiaries may make Restricted Payments to other Non-Guarantor Subsidiaries that are Foreign Subsidiaries;

(d)
the Borrower and its Restricted Subsidiaries may make Restricted Payments pursuant to and in accordance with equity incentive plans, stock option plans or arrangements or other benefit plans or arrangements for management, employees or directors of the Borrower and its Restricted Subsidiaries in an amount not to exceed $5,000,000 during any calendar year (with any portion of such $5,000,000 amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount);

(e)
the Borrower may make cash payments in lieu of issuing fractional shares in an aggregate amount not exceeding $5,000,000 during the term of this Agreement upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of the Borrower;

(f)
the Borrower may make any Restricted Payment within sixty (60) days after the date of declaration or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the Restricted Payment would have complied with the provisions of this Agreement;

(g)
the Borrower may declare and pay distributions of rights to acquire ~~Equity Interests~~Capital Stock in the Borrower effecting “poison pill” rights plans, provided that any securities or rights so distributed have a nominal fair market value at the time of declaration; ~~and~~

(h)
the Borrower or any Restricted Subsidiary may declare and pay dividends or distributions on, and repurchase or retire shares of, its own outstanding Capital Stock in an aggregate amount not to exceed $40,000,000 in any calendar year so long as (i) immediately before and immediately after giving pro forma effect to such Restricted Payment, no Default or Event of Default shall have occurred and be continuing and (ii) the Borrower would be in compliance with the financial covenants set forth in Section 9.15 on a pro forma basis immediately after giving effect to any such Restricted Payment; and

(i)~~(h)~~
the Borrower may declare and make Restricted Payments (in each case involving a payment exceeding $25,000,000, after the Administrative Agent’s receipt of a certificate, in form reasonably satisfactory to the Administrative Agent, signed by a Responsible Officer of the Borrower calculating in reasonable detail the amount of the Available Amount immediately prior to the making of such Restricted Payment and the amount thereof elected to be utilized in connection with the proposed Restricted Payment and confirming satisfaction of the requirements of this clause) subject to the following terms and conditions: (i) immediately before and immediately after giving pro forma effect to any such Restricted Payment, no Default or Event of Default shall have occurred and be continuing, (ii) the Borrower would be in compliance with the financial covenants set forth in Section 9.15 on a pro forma basis immediately after giving effect to such Restricted Payment and any Indebtedness incurred in connection therewith, (iii) the aggregate amount of such Restricted Payment shall not exceed the then applicable Available Amount (as determined immediately prior to giving effect to such Restricted Payment and (iv) after giving effect to such Restricted Payment, Liquidity shall be at least $75,000,000.

SECTION 9.7     Transactions with Affiliates. Directly or indirectly, enter into or engage in any material transaction (including any sale, lease, transfer, purchase or acquisition of property or assets) with any of its Affiliates, except on terms and conditions, taken as a whole, that are substantially as favorable to the Borrower or such Restricted Subsidiary as could be obtained on an arm’s-length basis from unrelated third parties; provided that the foregoing restriction shall not apply to:

(i)	transactions between or among the Borrower and its wholly-owned Restricted Subsidiaries;

(ii)	transactions permitted by Sections 9.1, 9.3, 9.4, 9.5, and 9.6;

(iii)	transactions existing on the Funding Date and described on Schedule 9.7;

(iv)	employment and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective officers and employees in the ordinary course of business;

(v)
payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Borrower and its Restricted Subsidiaries in the ordinary course of business; ~~and~~

(vi)	transactions pursuant to the Separation Documents~~.~~;

(vii)	transactions pursuant to the Omnibus Agreement; and

(viii)
other transactions among the Borrower and/or any of its Restricted Subsidiaries, on the one hand, and one or more of the MLP Entities, on the other hand; provided that such transactions are approved by a majority of disinterested members of the board of directors (or other equivalent governing body) of the Borrower and the conflicts committee of the MLP GP, in accordance with the MLP’s partnership agreement.

SECTION 9.8     Accounting Changes; Organizational Documents.

(a)
Change its Fiscal Year end, or make any material change in its accounting treatment and reporting practices (without the consent of the Administrative Agent) except as required by GAAP or Applicable Law.

(b)
Amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner materially adverse to the rights or interests of the Lenders.

SECTION 9.9     Payments and Modifications of Subordinated Indebtedness.

(a)
Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) any of the terms or provisions of any Subordinated Indebtedness in any respect which would materially and adversely affect the rights or interests of the Administrative Agent and Lenders hereunder.

(b)
Cancel, forgive, make any payment or prepayment on, or redeem or acquire, in each case, for value (including, without limitation, (i) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (ii) at the maturity thereof) any Subordinated Indebtedness, except:

(i)	Permitted Refinancings of any Subordinated Indebtedness permitted by Section 9.1(k), and by any subordination agreement applicable thereto;

(ii)
the payment of interest, expenses and indemnities in respect of Subordinated Indebtedness incurred under Section 9.1(i), (k), (m) and (q) (other than any such payments prohibited by the subordination provisions thereof);

(iii)
the payment of any Subordinated Indebtedness (A) by any Credit Party, to the extent owing to a Credit Party, and (B) by any Non-Guarantor Subsidiary, to the extent owing to a Credit Party or to another Non-Guarantor Subsidiary; and

(iv)
the Borrower may make payments of the principal of any Subordinated Indebtedness (in each case involving a payment exceeding $25,000,000, after the Administrative Agent’s receipt of a certificate, in form reasonably satisfactory to the Administrative Agent, signed by a Responsible Officer of the Borrower calculating in reasonable detail the amount of the Available Amount immediately prior to the making of such payment and the amount thereof elected to be utilized in connection with the proposed payment and confirming satisfaction of the requirements of this clause) subject to the following terms and conditions: (i) immediately before and immediately after giving pro forma effect to any such payment, no Default or Event of Default shall have occurred and be continuing, (ii) the Borrower would be in compliance with the financial covenants set forth in Section 9.15 on a pro forma basis after giving effect to such payment and any Indebtedness incurred in connection therewith, (iii) the aggregate amount of such payment shall not exceed the then applicable Available Amount (as determined immediately prior to giving effect to such payment) and (iv) after giving effect to such payment, Liquidity shall be at least $100,000,000.

SECTION 9.10    No Further Negative Pledges; Restrictive Agreements.

(a)
Enter into, assume or be subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets in favor of the Administrative Agent or the Lenders, whether now owned or hereafter acquired, except (i) pursuant to this Agreement and the other Loan Documents, (ii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 9.1 in connection with Capital Leases and purchase money Indebtedness to finance the acquisition, lease, construction or improvement of assets or property (provided that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (iii) restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien (provided, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien); (iv) customary non-assignment provisions in leases, licenses, permits and other agreements entered into in the ordinary course of business; (v) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is permitted pursuant to Section 9.5) that limit the transfer or encumbrance of such Property pending the consummation of such sale; (vi) restrictions imposed by any Governmental Authority or pursuant to any Governmental Approval or Applicable Law; (vii) pursuant to the Senior Notes and Permitted Refinancings thereof (so long as the foregoing do not prohibit or otherwise restrict the creation or assumption of any Lien securing the Obligations); and (viii) obligations that are binding on a Person at the time such Person first becomes a Restricted Subsidiary of the Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Restricted Subsidiary.

(b)
Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Borrower to (i) pay dividends or make any other distributions to any Credit Party or any Restricted Subsidiary on its Capital Stock, (ii) pay any Indebtedness or other obligation owed to the Borrower or any Subsidiary Guarantor, (iii) make loans or advances to the Borrower or any Subsidiary Guarantor, (iv) sell, lease or transfer any of its properties or assets to the Borrower or any Subsidiary Guarantor or (v) act as a Guarantor pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof (provided, that this clause (v) shall not apply to any Foreign Subsidiary), except (in respect of any of the matters referred to in clauses (i) through (v) above) for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) any Governmental Authority, Governmental Approval or Applicable Law, (C) any document or instrument governing Indebtedness incurred pursuant to Section 9.1 in connection with Capital Leases and purchase money Indebtedness to finance the acquisition, lease, construction or improvement of assets or property (provided that any such restriction contained therein relates only to the asset or assets acquired in connection therewith), (D) any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (E) obligations that are binding on a Person at the time such Person first becomes a Restricted Subsidiary of the Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Restricted Subsidiary, (F) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is permitted pursuant to Section 9.5) that limit the transfer of such Property pending the consummation of such sale, (G) customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto and (H) customary provisions restricting assignment of any agreement entered into in the ordinary course of business.

SECTION 9.11    Nature of Business.    Engage in any business other than the business conducted by the Borrower and its Restricted Subsidiaries as of the Funding Date and business activities reasonably related or ancillary thereto or that are reasonable extensions thereof.
SECTION 9.12    Amendments of ~~Separation~~Certain Agreements.    Amend, modify, waive or supplement (or permit modification, amendment, waiver or supplement of) any of the terms or provisions of the Separation Agreement or the Omnibus Agreement, in each case, in any respect which would materially and adversely affect the rights or interests of the Administrative Agent and the Lenders hereunder, in each case, without the prior written consent of the Administrative Agent.
SECTION 9.13    Sale Lease-Backs. Directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any Restricted Subsidiary thereof has sold or transferred or is to sell or transfer to a Person which is not another Credit Party or Restricted Subsidiary of a Credit Party or (b) which any Credit Party or any Restricted Subsidiary of a Credit Party intends to use for substantially the same purpose as any other Property that has been sold or is to be sold or transferred by such Credit Party or such Restricted Subsidiary to another Person which is not another Credit Party or Restricted Subsidiary of a Credit Party in connection with such lease; unless (i) the sale or transfer of such property is permitted by Section 9.5 (including, for the avoidance of doubt, the lease-back of retail stores or the Borrower’s headquarters and distribution center included in the Drop Down Transactions by the Borrower and its Restricted Subsidiaries) and (ii) any Liens arising in connection with its use of such property are permitted by Section 9.2.

~~SECTION 9.14     Expansion Capital Expenditures. Permit the aggregate amount of all Expansion Capital Expenditures in any calendar year to exceed the amount set forth below for such calendar year:~~

Calendar Year	Amount
2013	$130,000,000
~~Each calendar year thereafter~~	~~45% of Consolidated EBITDA for the immediately prior calendar year~~

SECTION 9.14    Capital Expenditures. Make any Capital Expenditures other than (a) Capital Expenditure consisting of Initial Back-Office Infrastructure Costs, (b) Capital Expenditures related to the purchase and build out of the Borrower’s headquarters and distribution center in an aggregate amount not to exceed $85,000,000 and (c) Capital Expenditures not to exceed the applicable Maximum Capital Expenditure Amount in the aggregate in any calendar year; provided that Capital Expenditures in any calendar year shall be permitted in an unlimited amount during such calendar year so long as (i) the Consolidated Total Leverage Ratio is equal to or less than (A) with respect to Capital Expenditures during the calendar year ending December 31, 2014, 3.25 to 1.0 or (B) with respect to Capital Expenditures during any subsequent calendar year, 3.0 to 1.0, in each case as of the last day of such calendar year of the Borrower and (ii) the amount of unused Revolving Credit Commitments is greater than $100,000,000 after giving effect to such Capital Expenditure. Notwithstanding the foregoing, any portion of ~~any amount set forth above~~the Maximum Capital Expenditure Amount, if not expended in the calendar year for which it is permitted ~~above~~, may be carried over for expenditure in the next following calendar year; provided that, if any such amount is so carried over, (a) it will be deemed used in the applicable subsequent calendar year after the ~~amount set forth opposite such calendar~~Maximum Capital Expenditure Amount for such year ~~above~~ and (b) it may not be carried over to any subsequent calendar year.
SECTION 9.15    Financial Covenants.

(a)
Consolidated Total Adjusted Leverage Ratio. As of the last day of any calendar quarter ending during the periods specified below, permit the Consolidated Total Adjusted Leverage Ratio to be greater than the corresponding ratio set forth below:

Period	Maximum Ratio
June 30, 2013 through December 31, 2015	3.75 to 1.00
March 31, 2016 and thereafter	3.50 to 1.00

(b)	Consolidated Fixed Charge Coverage Ratio. Commencing with the calendar quarter ending June 30, 2013, permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.30 to 1.00.
SECTION 9.16    Disposal of Subsidiary Interests.    Neither the Borrower nor any of its Restricted Subsidiaries will dispose of Capital Stock of any Subsidiary Guarantor, except (a) as a result of or in connection with a dissolution, merger, amalgamation, consolidation or disposition permitted by Section 9.4 or 9.5 ~~or~~, (b) so long as such Subsidiary continues to be a Subsidiary Guarantor or (c) the disposition of Capital Stock in CST Fuel Supply Co to the MLP in accordance with Section 9.5(e).
SECTION 9.17    Negative Pledge.

(a)
Neither the Borrower nor any of its Restricted Subsidiaries will permit to exist any valid Lien on, or mortgage, assign, pledge, or grant to any Person a security interest in or Lien on or otherwise encumber all or any portion of its owned or leased real property, whether now owned or hereafter acquired, and neither the Borrower nor any of its Restricted Subsidiaries will file or consent to the filing of, or permit to remain in effect, any valid mortgage, deed of trust, financing statement or other similar notice of any Lien with respect to any of its owned or leased real ~~property~~Property under any recording or notice statute, other than the following:

(i)~~(a)~~	Permitted Liens (other than Liens described in clauses (e), (g), (i), (k), (l)(ii), (n), (p), (q), or (s) of Section 9.2); and

(ii)~~(b)~~	sale lease-back transactions permitted under Section 9.13.

(b)	Neither the Borrower nor any of its Restricted Subsidiaries will (and will cause each of their respective

Subsidiaries not to) permit to exist any valid Lien on, or assign, pledge, or grant to any Person a security interest in or Lien on or otherwise encumber all or any portion of the membership interests in the MLP GP or any other general partner interests in the MLP, whether now owned or hereafter acquired, except for Liens permitted under Section 9.2(c).
ARTICLE X
DEFAULT AND REMEDIES
SECTION 10.1    Events of Default.    Each of the following shall constitute an Event of Default if occurring on or after the Funding Date:

(a)
Default in Payment of Principal of Loans and Reimbursement Obligations.     The Borrower shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

(b)
Other Payment Default.     The Borrower or any other Credit Party shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue for a period of five (5) days.

(c)
Misrepresentation.    Any representation, warranty, certification or statement of fact made by any Credit Party or any of its Restricted Subsidiaries in any Loan Document or in any statement or certificate at any time given by any Credit Party or any of its Restricted Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect on the date as of which made or deemed made.

(d)
Default in Performance of Certain Covenants.     Any Credit Party shall default in the performance or observance of any covenant or agreement contained in (i) Section 8.3(a), Section 8.4(a), Section 8.14, or Section 8.16 or Article IX or (ii) Section 8.1 and such default shall continue for a period of ten (10) days after the earlier of (A) the Administrative Agent’s delivery of written notice thereof to the Borrower and (B) a Responsible Officer of the Borrower having obtained knowledge thereof.

(e)
Default in Performance of Other Covenants and Conditions.     Any Credit Party or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of (i) the Administrative Agent’s delivery of written notice thereof to the Borrower and (ii) a Responsible Officer of the Borrower having obtained knowledge thereof.

(f)
Indebtedness Cross-Default.    Any Credit Party or any Restricted Subsidiary ~~thereof~~ shall (1) (i) default in the payment of any Indebtedness (other than the Loans, any Reimbursement Obligation or Indebtedness with respect to any Hedge Agreement) the aggregate outstanding amount of which Indebtedness is in excess of the Threshold Amount beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans, any Reimbursement Obligation or any Indebtedness with respect to any Hedge Agreement) the aggregate outstanding of which Indebtedness is in excess of the Threshold Amount or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, any such Indebtedness to become due prior to its stated maturity (any applicable grace period having expired), provided that this clause (ii) shall not apply to secured Indebtedness permitted under Section 9.1 that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (2) default in the observance or performance of any of its obligations under any Hedge Agreement resulting in the exercise by the counterparty thereunder of its right to terminate its position under such Hedge Agreement, and the Hedge Termination Value owed by any Credit Party or any Restricted Subsidiary thereof as a result of such termination is greater than the Threshold Amount.

(g)	Change in Control. Any Change in Control shall occur.

(h)
Voluntary Bankruptcy Proceeding.     Any Credit Party or any Material Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

(i)
Involuntary Bankruptcy Proceeding.    A case or other proceeding shall be commenced against any Credit Party or any Material Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or any Material Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

(j)
Failure of Agreements.    Any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on any Credit Party or any Restricted Subsidiary thereof party thereto or any such Person shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in, any material portion of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

(k)
ERISA Events.    The occurrence of any of the following events: (i) any Credit Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Sections 412 or 430 of the Code, that any Credit Party or any ERISA Affiliate is required to pay as contributions thereto, and such unpaid amounts are in excess of the Threshold Amount, (ii) a Termination Event or (iii) any Credit Party or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding the Threshold Amount; provided, however, that with respect to clauses (i)-(iii) above, the “Threshold Amount” with respect to any such events relating to Valero and its ERISA Affiliates (other than the Borrower and its Restricted Subsidiaries), solely for purposes of this clause (k), will be $100,000,000.

(l)
Judgment.    A judgment or order for the payment of money which causes the aggregate amount of all such judgments or orders (net of any amounts paid or fully covered (other than deductibles) by independent third party insurance as to which the relevant insurance company does not dispute coverage) to exceed the Threshold Amount shall be entered against any Credit Party or any Material Subsidiary thereof by any court and such judgment or order shall continue without having been discharged, vacated or stayed for a period of thirty (30) consecutive days after the entry thereof.

(m)
Uninsured Loss.    Any damage to or loss, theft or destruction of any assets of the Credit Parties or any of their Restricted Subsidiaries (net of any amounts paid or fully covered (other than deductibles or self-insurance) by independent third party insurance as to which the relevant insurance company has not denied coverage) shall occur that is in excess of the Threshold Amount.

SECTION 10.2    Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

(a)
Acceleration; Termination of Credit Facility.        Terminate the Revolving Credit Commitment and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 10.1(h) or

(i), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b)
Letters of Credit.        With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a Cash Collateral account opened by the Administrative Agent in an amount equal to 103% of the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrower.

(c)
General Remedies.    Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

SECTION 10.3    Rights and Remedies Cumulative; Non-Waiver; etc.

(a)
The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative (but not duplicative), and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing among the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

(b)
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.2 for the benefit of all the Lenders and the Issuing Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Lender or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Lender or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 12.4 (subject to the terms of Section 5.4), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.4, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 10.4    Crediting of Payments and Proceeds.    In the event that the Obligations have been accelerated pursuant to Section 10.2 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received by the Lenders upon the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall be applied:
First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, each Issuing Lenders in its capacity as such and the Swingline Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lenders and Swingline Lender in proportion to the respective amounts described in this clause First payable to them;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the Issuing Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the applicable Issuing Lenders, to Cash Collateralize any L/C Obligations then outstanding in an amount equal to 103% of the amount of such L/C Obligations; and
Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.
Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XI for itself and its Affiliates as if a “Lender” party hereto.
SECTION 10.5    Administrative Agent May File Proofs of Claim.    In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 3.3, 5.3 and 12.3) allowed in such judicial proceeding; and

(b)	to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 5.3 and 12.3. Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
SECTION 10.6    Credit Bidding.

(a)
The Administrative Agent, on behalf of itself and the Lenders, shall have the right to credit bid and purchase for the benefit of the Administrative Agent and the Lenders all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable

Law.

(b)
Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

ARTICLE XI
THE ADMINISTRATIVE AGENT
SECTION 11.1    Appointment and Authority. Each of the Lenders and each of the Issuing Lenders hereby irrevocably designates and appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 11.2    Rights as a Lender.    The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 11.3    Exculpatory Provisions.

(a)
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(i)	shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)
shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)
shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.2 and Section 10.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an Issuing Lender.

(c)
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 11.4    Reliance by the Administrative Agent.     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.    In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.
SECTION 11.5    Delegation of Duties.    The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
SECTION 11.6    Resignation of Administrative Agent.

(a)
The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower and, so long as no Event of Default has occurred and is continuing at the time of such resignation, subject to the consent of the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)
If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower and, so long as no Event of Default has occurred and is continuing at the time of such resignation, subject to the consent of the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)
With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative

Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for in clause (a) of this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 12.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)
Any resignation by Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of Wells Fargo as retiring Issuing Lender and Swingline Lender, (b) Wells Fargo, as retiring Issuing Lender and Swingline Lender, shall be discharged from all of its respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, issued by Wells Fargo and outstanding at the time of such succession or make other arrangement satisfactory to Wells Fargo to effectively assume the obligations of Wells Fargo with respect to such Letters of Credit.

SECTION 11.7    Non-Reliance on Administrative Agent and Other Lenders.     Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 11.8    No Other Duties, etc.    Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, book managers, lead managers, arrangers, lead arrangers or co-arrangers listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.
SECTION 11.9    Collateral and Guaranty Matters.

(a)
Each of the Lenders (including in its or any of its Affiliate’s capacities as a potential Hedge Bank or Cash Management Bank) irrevocably authorize and direct the Administrative Agent (x) to act as a collateral agent for such Lender under the Loan Documents and, in connection therewith, to acquire, hold and enforce any and all Liens on Collateral granted by any Credit Party to secure any Secured Obligations and to exercise such other powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents for the ratable benefit of the Secured Parties) and (y) to release any Lien on any Collateral, subordinate any Lien on any Collateral and/or release any Subsidiary Guaranty in accordance with Section 12.16 and to deliver any such documents referred to in Section 12.16 to evidence such release or subordination. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement pursuant to this Section 11.9.

(b)
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 11.10    Secured Hedge Agreements and Secured Cash Management Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 10.4 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XI to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Cash Management Agreements and Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
ARTICLE XII
MISCELLANEOUS
SECTION 12.1    Notices.

(a)
Notices Generally.    Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

If to the Borrower:
CST Brands, Inc.
One Valero Way, Building D, Suite 200
San Antonio, Texas 78249
Attention of:    Chief Financial Officer
Telephone No.:    (210) ~~345~~692-~~2325~~2458
Facsimile No.:    (210) ~~345~~370-~~2354~~4829
E-mail:    clay.killinger@~~valero~~cstbrands.com

If to Wells Fargo as Administrative Agent:

Wells Fargo Bank, National Association
MAC D1109-019
1525 West W.T. Harris Blvd. Charlotte, NC 28262
Attention of: Syndication Agency Services
Telephone No.: (704) 427-5226
Email: ~~agencyservices.requests@wellsfargo.com~~agencyservices.request s@wellsfargo.com
~~matt.dandrea@wellsfargo.com~~

matt.dandrea@wellsfargo.com
With copies to:
Wells Fargo Bank, National Association
MAC T9216-230
1445 Ross Ave.
23rd Floor, Suite 2320
Dallas, TX 75202-2812

Attention of: Greg Campbell
If to any Lender:
To the address set forth on the Register

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)
Electronic Communications.     Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Articles II, III and IV if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Articles by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e- mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)
Administrative Agent’s Office.     The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit to be issued by Wells Fargo, in its capacity as an Issuing Lender, requested.

(d)	Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(e)	Platform.

(i)
Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lenders and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)
The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the any Credit Party, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications through the Platform, except to the extent such damages are determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted from such Agent Party’s gross negligence or willful misconduct or a breach in bad faith of such Agent Party’s obligations hereunder. “Communications”

means, collectively, any notice, demand, communication, information, document or other material required to be provided by or on behalf of any Credit Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Issuing Lender or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

(f)	Private Side Designation.

(i)
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the Issuing Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.10); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

(ii)
Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Applicable Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Applicable Laws.

SECTION 12.2    Amendments, Waivers and Consents.     Except as set forth in this Section below or as specifically provided in any Loan Document (including as set forth in Section 5.16), any provision of this Agreement or any of the other Loan Documents may be amended, supplemented, modified or waived, and any consent may be given, pursuant to an agreement in writing signed, in the case of this Agreement, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and by the Borrower, or in the case of any other Loan Document, pursuant to an agreement entered into by the Administrative Agent and the Credit Party or Credit Parties that are party thereto, with the written consent of the Required Lenders; provided, that no such amendment, supplement, modification, waiver or consent shall:

(a)
increase the Commitment of any Lender (or reinstate any Revolving Credit Commitment terminated pursuant to Section 10.2) or the amount of Loans of any Lender, in any case, without the written consent of such Lender (it being understood that no amendment, supplement, modification, termination, waiver or consent with respect to any condition (except as set forth in clause (h) below), covenant or Default shall constitute an increase in the Commitment or Loan of any Lender);

(b)
waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(c)
reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) of the second proviso to this Section) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrower to pay interest at the rate set forth in Section 5.1(c) during the continuance of an Event of Default or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligation or to reduce any fee payable hereunder;

(d)	change Section 5.6 or Section 10.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;

(e)	change Section 4.4(b)(vi) in a manner that would alter the order of application of amounts prepaid pursuant thereto without the written consent of each Lender directly and adversely affected thereby;

(f)
except as otherwise permitted by this Section 12.2 change any provision of this Section or reduce the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly and affected thereby;

(g)
consent to the assignment or transfer by any Credit Party of such Credit Party’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 9.4), in each case, without the written consent of each Lender;

(h)	waive any condition precedent to the Funding Date set forth in Section 6.2 and Section 6.3 or extend the Credit Agreement Outside Date without the written consent of each Lender;

(i)
release all or substantially all of the value of the guarantees of the Subsidiary Guarantors under the Guarantee and Collateral Agreement (other than as authorized in Section 12.16), without the written consent of each Lender; or

(j)
release all or substantially all of the Collateral without the written consent of each Lender (other than as authorized in Section 12.16); provided further, that (i) no amendment, supplement, modification, waiver or consent shall, unless in writing and signed by each Issuing Lender in addition to the Lenders required above, affect the rights or duties of the Issuing Lenders under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by such Issuing Lender; (ii) no amendment, supplement, modification, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, supplement, modification, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) each of the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (v) any Letter of Credit Application may be amended, supplemented or modified in a writing executed only by the Borrower and the applicable Issuing Lender; (vi) any Letter of Credit shall be amended in accordance with Sections 3.1 and 3.2; (vii) any Notice of Borrowing, Notice of Conversion/Continuation or Notice of Prepayment may be amended, supplemented or modified with the consent only of the Borrower and the Administrative Agent; (viii) any amendment, supplement, modification, waiver or consent that solely relates to one Class of Loans or Commitments can be approved by Lenders having, at such time, outstanding Loans and unused Commitments of such Class, and with respect to Revolving Credit Lenders, participations in L/C Obligations and Swingline Loans, representing more than 50% of all outstanding Loans and unused Commitments of such Class, and with respect to Revolving Credit Lenders, all participations in L/C Obligations and Swingline Loans, at such time (but disregarding any such unfunded Commitments, Loans or participations of any Defaulting Lender); and (ix) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, supplement, modification, waiver or consent hereunder or under any other Loan Document (and any amendment, supplement, modification, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that the Commitment of such Lender may not be increased or extended, the principal of, or the rate of interest specified herein on, any Loan of such Lender may not be reduced or the final maturity thereof extended, without the consent of such Lender (provided that no Defaulting Lender shall have any right to approve (i) any waiver of any obligation of the Borrower to pay interest at the rate set forth in Section

5.1(c) during the continuance of an Event of Default or (ii) any amendment of any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligation or to reduce any fee payable hereunder).
Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments, supplements or modifications to this Agreement (including, without limitation, amendments to this Section 12.2) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 5.13 (including, without limitation, as applicable, (1) to permit the Incremental Term Loans and the Incremental Revolving Credit Increases to share ratably in the benefits of this Agreement and the other Loan Documents and (2) to include the Incremental Term Loan Commitments and the Incremental Revolving Credit Increase, as applicable, or outstanding Incremental Term Loans and outstanding Incremental Revolving Credit Increase, as applicable, in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Commitment Percentage, in each case, without the written consent of such affected Lender.
SECTION 12.3    Expenses; Indemnity.

(a)
Costs and Expenses.    The Borrower shall pay, promptly following written demand therefor, (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lead Arrangers and their respective Affiliates (including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent and the Lead Arrangers, plus, if reasonably required by the Administrative Agent, one local counsel in each appropriate jurisdiction and one specialist counsel per specialty) in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)
Indemnification by the Borrower.    The Borrower shall indemnify each Agent (and any sub-agent thereof), each Lead Arranger, each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims), damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of one counsel for the Indemnitees, plus one local counsel in each appropriate jurisdiction (if reasonably required by the Administrative Agent), one specialist counsel per specialty (if reasonably required by the Administrative Agent) and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Credit Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Transactions), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from (x) the gross negligence or willful misconduct of such Indemnitee, (y) a claim brought by any Credit Party or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, or (z) a claim brought by one Indemnitee against another Indemnitee (but not a claim brought against any Agent, Lead Arranger or Issuing Lender in their capacities as such and not claims that involve an act or omission of the Borrower or any Related Party thereof), in the case of each of the foregoing clauses (x), (y) and (z), as determined by a court of competent jurisdiction by final and nonappealable judgment. This Section 12.3(b) shall not apply with respect to Taxes, other than any Taxes that represent losses, claims, damages, liabilities or related expenses arising from any non-Tax claim.

(c)
Reimbursement by Lenders.    To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any Issuing Lender or the Swingline Lender solely in its capacity as such, only the Revolving Credit Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Credit Lenders’ Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub- agent), such Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub- agent), such Issuing Lender or the Swingline Lender in connection with such capacity.    The obligations of the Lenders under this clause (c) are subject to the provisions of Section 5.7.

(d)
Waiver of Consequential Damages, Etc.    To the fullest extent permitted by Applicable Law, the Borrower and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. To the fullest extent permitted by Applicable Law, the Administrative Agent, the Swingline Lender, each Issuing Lender and each Lender shall not assert, and hereby waives, any claim against any Credit Party or any Subsidiary or Affiliate thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit the Borrower’s indemnity obligations to the extent that special, indirect, consequential or punitive damages are included in any third-party claim in connection with which an Indemnitee is entitled to indemnification under clause (b) of this Section 12.3. No Indemnitee referred to in clause (b) of this Section 12.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damages are determined by a court of competent jurisdiction in a final nonappealable judgment to have resulted from such Indemnitee’s gross negligence or willful misconduct or a breach in bad faith of such Indemnitee’s obligations hereunder.

(e)	Payments. All amounts due under this Section shall be payable promptly (but in no event later than 10 days) after written demand therefor.
SECTION 12.4    Right of Setoff.    If an Event of Default described in clause (a), (b), (h) or (i) of Section 10.1 shall have occurred and be continuing or, with the consent of the Administrative Agent and the Required Lenders, upon the occurrence and continuance of any other Event of Default, each Lender, each Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Lender or the Swingline Lender or any of their respective Affiliates, irrespective of whether or not such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender, such Issuing Lender, the Swingline Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 10.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, each Issuing Lender and the Swingline Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 12.5    Governing Law; Jurisdiction, Etc.

(a)
Governing Law.     This Agreement and the other Loan Documents (except, as to any other Loan Document, as expressly set forth therein) and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b)
Submission to Jurisdiction.    Each of the parties hereto hereby irrevocably and unconditionally agrees that any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, will be tried exclusively in the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)
Waiver of Venue.        Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)
Service of Process.     Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 12.6    Waiver of Jury Trial.    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 12.7    Reversal of Payments.    To the extent any Credit Party makes a payment or payments on the Obligations to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the

Administrative Agent.
SECTION 12.8    Accounting Matters.     If at any time any change in GAAP or the application thereof would affect the computation of any financial ratio or requirement, or the operation of any other provision, set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or in the application thereof (subject to the approval of the Required Lenders); provided that, until so amended (or until such request is withdrawn), regardless of whether any such request is made before or after such change in GAAP or in the application thereof, (i) such ratio or requirement or provision shall continue to be computed in accordance with GAAP as in effect immediately prior to such change therein becoming effective and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
SECTION 12.9    Successors and Assigns; Participations.

(a)
Successors and Assigns Generally.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)
Assignments by Lenders.    Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that, in each case with respect to any Credit Facility, any such assignment shall be subject to the following conditions:

(i)	Minimum Amounts.

(A)
in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment and the Revolving Credit Loans at the time owing to it or the assigning Lender’s unfunded Term Loan Commitment or the Term Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)
in any case not described in paragraph (b)(i)(A) of this Section (x) the aggregate amount of the Revolving Credit Commitment and the Revolving Credit Loans of the assigning Lender (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) and (y) the aggregate amount of the unfunded Term Loan Commitment or the Term Loans of the assigning Lender (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date), in each case, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof.

(ii)
Proportionate Amounts.    Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)	Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)
the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) in the case of an assignment in respect of the Revolving Credit Facility, such assignment is to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund with respect to a Revolving Credit Lender and (2) in the case of an assignment in respect of the Term Loan Facility, such assignment is to a Term Loan Lender, an Affiliate of a Term Loan Lender or an Approved Fund with respect to a Term Loan Lender; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;

(B)
the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit Facility, if such assignment is to a Person that is not a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund with respect to a Revolving Credit Lender, (ii) any unfunded Term Loan Commitments, if such assignment is to a Person that is not a Term Loan Lender, an Affiliate of a Term Loan Lender or an Approved Fund with respect to a Term Loan Lender or (ii) the Term Loans, if such assignment is to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)
the consents (such consents not to be unreasonably withheld or delayed) of each Issuing Lender and the Swingline Lender shall be required for any assignment in respect of the Revolving Credit Facility, if such assignment is to a Person that is not a Revolving Credit Lender.

(iv)
Assignment and Assumption.    The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)
No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Subsidiaries or Affiliates or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)	No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii)
Certain Additional Payments.    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may    be outright payment, purchases by the assignee    of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Lender, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Credit Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.8, 5.9, 5.10, 5.11 and 12.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed in writing by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)
Register.        The Administrative Agent, acting solely for this purpose as a non- fiduciary agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d)
Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other any Person to whom an assignment cannot be made pursuant clause (v) or (vi) of paragraph (b) above) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lenders, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for its obligations under Section 12.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in the first proviso to Section 12.2 that directly affects such Participant and could not be affected by a vote of the Required Lenders. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.8, 5.9, 5.10 and 5.11 (subject to the requirements and limitations therein, including the requirements of Section 5.11(f) (it being understood that the documentation required under Section 5.11(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 5.11 and 5.12 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 5.8, 5.9 5.10 and U, with respect to such participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.12(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 5.6 as though it were a Lender.

(e)
Participant Register.    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)
Certain Pledges.    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)
Securities Laws.     Notwithstanding any other provisions of this Section 12.9, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require any Credit Party to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

SECTION 12.10    Treatment of Certain Information; Confidentiality.    Each of the Administrative Agent, the Swingline Lender, the Lenders and the Issuing Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory or similar authority purporting to have jurisdiction over such Person (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process (in which case such Person shall (i) promptly notify the Borrower in advance of such disclosure, to the extent permitted by law, and (ii) so furnish only that portion of such information which the applicable Person is legally required to disclose), (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or under any other Loan Document, or any action or proceeding relating to this Agreement or any other Loan Document, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility; (h) with the prior written consent of the Borrower (which such consent shall be given in the Borrower’s sole discretion) and (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower, any other Credit Party or any of their respective Affiliates. For purposes of this Section, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary or any of their respective Affiliates thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Swingline Lender, any Lender or any Issuing Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof or any of their respective Affiliates but excluding any Information from a source which, to such Person’s knowledge, has been disclosed by such source in violation of a duty of confidentiality to any Credit Party or any Subsidiary thereof or any of their respective Affiliates. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 12.11    Survival.

(a)
All representations and warranties set forth in Article VII and all representations and warranties contained in any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) or any certificates delivered in connection with this Agreement or any of the Loan Documents shall survive Funding Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

(b)
The provisions of Sections 5.6, 5.9, 5.10, 5.11 and 12.3 and the defined term “Applicable Margin” (and any other provision that is expressly stated to survive the termination of this Agreement) shall continue in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the payment of the Reimbursement Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 12.12    Titles and Captions.     Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
SECTION 12.13    Severability of Provisions.        Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 12.14    Counterparts; Integration; Effectiveness; Electronic Execution.

(a)
Counterparts; Integration; Effectiveness.    This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)
Electronic Execution of Assignments.    The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 12.15    USA PATRIOT Act.     The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Subsidiary Guarantors, which information includes the name and address of the Borrower and each Subsidiary Guarantor and other information that will allow such Lender to identify the Borrower or such Subsidiary Guarantor in accordance with the PATRIOT Act.
SECTION 12.16    Release of Liens and Guarantees.

(a)
Any Lien on any Collateral granted to or held by, and any guarantee granted by any Credit Party to, the Administrative Agent, for the ratable benefit of the Secured Parties, under any Loan Document shall automatically be released, without the need for any further action by any Person: (A) upon the termination or expiration of all of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations not then due) and the termination or expiration of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized in an amount equal to 103% of the amount of such outstanding Letters of Credit or as to which other arrangements satisfactory to the applicable Issuing Lender shall have been made), (B) with respect to any such Lien, in the event that any property constituting Collateral is, or is to be, sold, transferred or otherwise disposed of as part of, or in connection with, any transaction not prohibited hereunder or under any other Loan Document (including, for the avoidance of doubt, Capital Stock in CST Fuel Supply Co in connection with disposition of such Capital Stock to the MLP in accordance with Section 9.5(e)) or is owned by a Subsidiary Guarantor that is being released from its obligations under the Loan Documents in accordance with clause (c) below, or (C) if approved, authorized or ratified in writing in accordance with Section 12.2.

(b)
The Administrative Agent shall, without the need for any further action by any Person, subordinate or release any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien described in clauses (h), (j) and (l) of Section 9.2.

(c)
Any Subsidiary Guarantor shall automatically be released, without the need for any further action by any Person, from its obligations under any Loan Documents if such Person ceases to be a Restricted Subsidiary or ceases to be required to be a Subsidiary Guarantor, in each case, as a result of a transaction permitted hereunder.

In each case as specified in this Section 12.16, the Administrative Agent will, at the Borrower’s expense, promptly execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Subsidiary Guarantor from its obligations under the Guarantee and Collateral Agreement, in each case in accordance with the terms of the Loan Documents and this Section 12.16.
SECTION 12.17    Inconsistencies with Other Documents.    In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control.
SECTION 12.18    No Fiduciary Duty.    Each Agent, each Lender, each Arranger, each Issuing Lender, the Swingline Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders and/or its Affiliates. The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its Affiliates, on the other. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person. The Borrower acknowledges and agrees that the Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.
SECTION 12.19    Termination Upon Credit Agreement Outside Date.    If the Funding Date has not occurred on or prior to the Credit Agreement Outside Date (as the same may be extended in accordance with Section 12.2), this Agreement and all Commitments hereunder shall terminate and shall have no further force or effect, subject to Section 12.11.

[Signature pages to follow]

EXHIBIT B
[See attached].

EXHIBIT F
FORM OF COMPLIANCE CERTIFICATE
This Compliance Certificate is delivered to you pursuant to Section 8.2(a) [and Section 8.1(d)]1 of the Credit Agreement, dated as of March 20, 2013 (as amended, supplemented, restated, or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, terms defined therein being used herein as therein defined), among CST BRANDS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, as lenders, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, and the other agents named therein.

1.	I am the duly elected, qualified and acting [________________][2] of Borrower.

2.
Attached hereto as Attachment 1 are the [audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of the calendar year ended December 31, ________ and audited Consolidated statements of income, stockholders’ equity and cash flows including the notes thereto][3] [unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of the calendar quarter ended _________________ ______, __________ and unaudited Consolidated statements of income, stockholders’ equity and cash flows and a report containing management’s discussion and analysis of such financial statements for such calendar quarter and that portion of the calendar year then ended, including the notes thereto] [4] (collectively, the “Financial Statements”), setting forth in comparative form the corresponding figures as of the end of and for the [corresponding period in the][5] preceding calendar year and prepared in accordance with GAAP [and containing disclosure of the effect on the financial position or results of operations of all changes in the application of accounting principles and practices during such period][6] [, together with additional financial information reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from the Financial Statements][7].

[The Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of the statement date and the results of operations of the Borrower and its Subsidiaries for the period then ended, subject to normal year-end adjustments and the absence of footnotes.] 8

3.
I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the Financial Statements. Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or Event of Default which has occurred and is continuing [except as set forth on Attachment 5][9].

4.
Attached hereto as Attachment 2 are the computations showing compliance with the covenants set forth in Section 9.15 of the Credit Agreement as of the end of the calendar [quarter/year] ending [___________].

5.
Attached hereto as Attachment 3 are the computations showing [compliance with the covenant set forth in Section 9.14 of the Credit Agreement as of the end of the year ending [___________]][10][the amount the Capital Expenditures made since the beginning of the current calendar year as of the end of the calendar quarter ending [___________]][11].

6.
[Attached hereto as Attachment 4] is the calculation of (i) Excess Cash Flow for the calendar year ending [___________] (and separately setting forth the aggregate amount of Excess Cash Flow attributable to the Borrower’s Foreign Subsidiaries) and (ii) the Available Amount as of the date hereof (including a calculation of the changes to the Available Amount since the date of the last certificate delivered pursuant to Section 8.1(d) of the Credit Agreement, giving effect to all transactions utilizing the Available Amount during the calendar year most recently ended).][12]

1 To be included in any calendar year Compliance Certificate.
2 Must be the Chief Executive Officer, Chief Financial Officer, Treasurer, or Controller.
3 If a calendar year Compliance Certificate. Also, at the time of delivery of annual financial statements, deliver any executed Intellectual Property Security Agreements (as defined in the Guarantee and Collateral Agreement) required by Section 5.8(e) of the Guarantee and Collateral Agreement.
4 If a calendar quarter Compliance Certificate.
5 To be included in a calendar quarter Compliance Certificate only.
6 To be included only if applicable.
7 To be included if there are any Unrestricted Subsidiaries. Such additional financial information may be in the form of footnotes to the financial statements.
8 If a calendar quarter Compliance Certificate.
9 Include bracketed language and associated schedule to the extent a Default or Event of Default has occurred.
10 To be included in any calendar year Compliance Certificate only.
11 To be included in a calendar quarter Compliance Certificate only.
12 To be included in any calendar year Compliance Certificate, commencing with the calendar year ending December 31, 2014.

7.
As of the [quarter/year] ended [___________], (i) none of the Inventory or Equipment (each, as defined in the Guarantee and Collateral Agreement) with a value in excess of $500,000 individually or $2,000,000 in the aggregate is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or is otherwise in the possession of any bailee or warehouseman (other than Inventory in transit and Inventory or Equipment held at locations of the type described in clause (ii))[, except as set forth on Attachment 6 hereto] and (ii) all owned retail distribution centers of the Grantors (as defined in the Guarantee and Collateral Agreement) that are managed by a third party and all leased retail distribution centers of the Grantors are set forth on Attachment 6 hereto.

Notwithstanding anything to the contrary in any other Loan Document, this Compliance Certificate may be amended, supplemented or modified with the consent only of the Borrower and the Administrative Agent.

IN WITNESS WHEREOF, the undersigned, solely in [his][her] capacity as the [___________________________] of Borrower, and not in any individual capacity and without assuming any personal liability whatsoever, has executed this Compliance Certificate for and on behalf of Borrower this [__] day of [______], 20[__].
CST BRANDS, INC.

By: _____________________________
Name:
Title:

Attachment 1
to Exhibit F
[Attach Financial Statements]

Attachment 2
to Exhibit F

For the [Quarter/Year] ended ___________________ (the “Statement Date”)

Consolidated Total Adjusted Leverage Ratio:
I.    Consolidated Total Indebtedness

A.Consolidated Total Indebtedness as of the Statement Date	$
II.    Consolidated Rent Expense

A. Consolidated Rent Expense for the period of four (4) consecutive calendar quarters ending on or immediately prior to the Statement Date (the “Statement Period”)	$
III.    Consolidated EBITDA

A. Consolidated Net Income for the Statement Period	$
B.For the Statement Period, to the extent deducted in determining Consolidated Net Income for the Statement Period, without duplication,
(i) income tax expense	$
(ii) total interest expense	$
(iii) amortization, depreciation and other non-cash charges (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future)	$
(iv) extraordinary losses	$
(v) Transaction Costs in an aggregate amount not to exceed $15,000,000	$
(vi) cash dividends and distributions from the MLP on account of Common Units and incentive distribution rights in the MLP	$
(vii) cash gains as a result of any Drop Down Transaction[1]	$
C.Sum of Line III.A and Lines III.B(i) through III.B(vii)	$
D.Non-cash interest income and extraordinary gains during the Statement Period	$
E.Consolidated EBITDA: Line III.C less Line III.D2	$

IV.	Consolidated EBITDAR

A.Consolidated EBITDAR: Sum of Lines II.A and III.E	$

1 The aggregate amount added back pursuant to clause (vii) for any four calendar quarter period shall not exceed 25% of Consolidated EBITDA, calculated after giving effect to clause (vii), for such period.
2 Consolidated EBITDA shall be deemed to be $63.2 million for the calendar quarter ending September 30, 2012 and $128.1 million for the calendar quarter ending December 31, 2012.

V.	Consolidated Total Adjusted Leverage Ratio:

A.Line II.A times eight (8)	$
B.The amount of unrestricted cash and Cash Equivalents of the Borrower and its Domestic Subsidiaries (other than any Unrestricted Subsidiaries) in excess of $20,000,000	$
C.The sum of Lines I.A and V.A, less Line V.B	$
D.Consolidated Total Adjusted Leverage Ratio: Line V.C divided by Line IV.A	____ to 1.00
Maximum Permitted under Section 9.15 for such period:    [3.75 to 1.00]3 [3.5 to 1.00]4

VI.	Consolidated Fixed Charges

A.The following determined on a Consolidated basis for the Statement Period, without duplication:
(i) Consolidated Cash Interest Expense	$
(ii) scheduled principal payments with respect to Consolidated Total Indebtedness	$
(iii) federal, state, local and foreign income taxes paid in cash (including income taxes paid in cash on proceeds received from any Drop Down Transaction)	$
(iv) Consolidated Rent Expense (Line II.A)	$
B.Consolidated Fixed Charges: Sum of Lines VI.A(i) through VI.A(iv)[5]	$

VII.	Consolidated Fixed Charge Coverage Ratio:

C.Consolidated Fixed Charge Coverage Ratio: Line IV.A divided by Line VI.B	____ to 1.00
Minimum Permitted under Section 9.15 for such period:    1.30 to 1.00

3 If the Statement Date is on or before December 31, 2015.
4 If the Statement Date is on or after March 31, 2016.
5 Consolidated Fixed Charges shall be deemed to be $3.2 million for the calendar quarter ending September 30, 2012 and $38.7 million for the calendar quarter ending December 31, 2012

[Attachment 3
to Exhibit F]
For the [Quarter/Year] ended ___________________ (“Statement Date”)

Capital Expenditures:
I. Capital Expenditures

A.Capital Expenditures consisting of Initial Back-Office Infrastructure Costs[1]	$
B. Capital Expenditures related to the purchase and build out of the Borrower’s headquarters and distribution center[2]	$
C. Other Capital Expenditures made from the beginning of the calendar year through the Statement Date	$
D. Total Capital Expenditures: Sum of Lines I.A, I.B and I.C	$
II. Maximum Capital Expenditures Amount

A. $85,000,000	$85,000,000
B. Consolidated EBITDA for the immediately preceding calendar year	$
C. Gains as a result of any Drop Down Transaction from the immediately preceding calendar year (from clause (vii) of the definition of Consolidated EBITDA)	$
D. Net Cash Proceeds received during the immediately prior calendar year from Drop Down Transactions[3]	$
E. The amount when Line II.C is subtracted from Line II.B	$
F. Line II.E times forty-five percent (45%)	$
G. Maximum Capital Expenditures Amount[4]: The sum of Lines II.A, II.D. and II.F	$
H. The applicable carry-over amount (if any) from the previous year’s Maximum Capital Expenditure Amount	$
I. Maximum Capital Expenditures Amount (after giving effect to carry-over): The sum of Lines II.G and II.H	$
Line I.C. [does][does not] exceed Line II.I.
[III.    Consolidated Total Leverage Ratio

A. Consolidated Total Indebtedness as of the Statement Date	$
B. Consolidated EBITDA for the calendar ended on the Statement Date, as calculated in Attachment 2	$
C. Consolidated Total Leverage Ratio: Line III.A divided by Line III.B	____ to 1.00
The Consolidated Total Leverage Ratio threshold under Section 9.14 for such period:    [3.25 to 1.0]5 [3.0 to 1.0]6
IV.    Unused Revolving Commitments

A. Amount of unused Revolving Credit Commitments as of the Statement Date	$

1 May not exceed $40,000,000 in the aggregate since the Funding Date.
2 May not exceed $85,000,000 in the aggregate since the Funding Date.
3 Solely to the extent such Net Cash Proceeds are not required to be used to repay the Loans pursuant to Section 4.4(b)(ii) of the Credit Agreement.
4 For the calendar years ending December 31, 2014 and December 31, 2015, the Maximum Capital Expenditure Amount shall be deemed to be $300,000,000 and $350,000,000, respectively.
5 If the Statement Date is December 31, 2014.
6 If the Statement Date is after December 31, 2014.

Unused Revolving Credit Commitments under Section 9.14:        $100,000,000
If the Consolidated Total Leverage Ratio From Line III.C exceeds such threshold from Section III of this Attachment or the amount of unused Revolving Credit Commitments from Line IV.A is below the threshold from Section IV, Total Capital Expenditures in Line I.D for the year ended December 31, [year in which the Statement Date occurs] cannot exceed the amount in II.I.]7

7 Calculations in III. and IV. to be included in any calendar year Compliance Certificate only.

[Attachment 4
to Exhibit F]
For the Year ended ___________________ (“Statement Date”)
Excess Cash Flow:
I.    Consolidated EBITDA

A.Consolidated EBITDA for the calendar year ended on the Statement Date (the “Statement Period”), as calculated in Attachment 2	$
II.    Excess Cash Flow

A. For the Statement Period, to the extent not otherwise deducted in determining Consolidated EBITDA for the Statement Period, without duplication,
(i) the aggregate amount of cash actually paid by the Borrower and its Restricted Subsidiaries on account of Capital Expenditures that are not financed through any Debt Issuance, any Equity Issuance, proceeds of any Insurance and Condemnation Event or other proceeds that would not be included in Consolidated EBITDA
$
(ii) Consolidated Cash Interest Expense	$
(iii) amounts actually paid in cash in respect of total federal, state, local and foreign income, value added and similar taxes (including taxes on proceeds received from any Drop Down Transaction)	$
(iv) the aggregate amount of all scheduled principal payments or repayments of Indebtedness (other than mandatory prepayments of Loans) made by the Borrower and its Restricted Subsidiaries, but only to the extent that such payments or repayments by their terms cannot be reborrowed or redrawn and are not financed through any Debt Issuance, any Equity Issuance, of any Insurance and Condemnation Event or other proceeds that would not be included in Consolidated EBITDA
$
C.Sum of Lines II.A(i) through II.A(iv)	$
D.Excess Cash Flow: Line I.A less Line II.C	$
E.Aggregate amount of the Excess Cash Flow set forth in Line II.D. attributable to the Borrower's Foreign Subsidiaries	$

Available Amount:
III.    Available Amount

A.    50% of the Consolidated Net Income for the period (taken as one accounting period) from the beginning of the calendar quarter commencing January 1, 2013 to the Statement Date (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit)
$
B.100% of the aggregate net cash proceeds and the Fair Market Value of (a) publicly traded debt or equity securities that are listed for trading on a national securities exchange (other than such debt or equity securities of the Borrower) that are sold for cash or otherwise cancelled, liquidated or repaid for cash not more than 120 days after receipt by the Borrower, and (b) other assets used or useful in a business permitted by Section 9.11, in each case received by the Borrower after the Funding Date (x) as a contribution to its common equity capital, (y) from the issuance or sale of Qualified Capital Stock of the Borrower or from the issuance or sale of convertible or exchangeable Disqualified Capital Stock of the Borrower or convertible or exchangeable debt securities of the Borrower, in each case that have been converted into or exchanged for Qualified Capital Stock of the Borrower (other than Qualified Capital Stock and convertible or exchangeable Disqualified Capital Stock or debt securities sold to a Subsidiary of the Borrower) or (z) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Borrower
$
C.to the extent that any Investment pursuant to Section 9.3(q) that was made after the Funding Date is (a) sold for cash or otherwise cancelled, liquidated or repaid for cash, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of the Borrower, the initial amount of such Investment (or, if less, the amount of cash received upon repayment or sale)
$
D.to the extent that any Unrestricted Subsidiary of the Borrower designated as such on or after the Second Amendment Effective Date is redesignated as a Restricted Subsidiary pursuant to the terms of this Agreement or is merged or consolidated with or into, or transfers or otherwise disposes of all or substantially all of its properties or assets to or is liquidated into, the Borrower or a Restricted Subsidiary after the Second Amendment Effective Date, the lesser of (a) the Fair Market Value of the Borrower’s Investment in such Subsidiary made pursuant to Section 9.3(q) as of the date of such redesignation, merger, consolidation, transfer, disposition or liquidation and (b) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Second Amendment Effective Date
$
E.50% of any dividends received in cash by the Borrower or a Restricted Subsidiary of the Borrower after the Funding Date from an Unrestricted Subsidiary of the Borrower, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Borrower for such period
$
F.The aggregate cumulative amount of the sum of any amount used to make (x) Investments pursuant to Section 9.3(q), (y) Restricted Payments pursuant to Section 9.6(i), or (z) any payment of Subordinated Indebtedness pursuant to Section 9.9(b)(iv) since the Funding Date
$
G.Available Amount: Sum of Line III.A through Line III.E, less Line III.F	$
The Available Amount as of [Statement Date of Officer’s Compliance Certificate delivered for previous calendar year] was $___________. The changes in the Available Amount since that date are due to: [include reasonable details of transactions utilizing the Available Amount during the calendar year most recently ended].

[Attachment 5]
to Exhibit F]
[Defaults or Events of Default]1

1 Include reasonably detailed description of Default or Event of Default and the action(s) being taken or proposed to be taken with respect thereto.

[Attachment 6]
to Exhibit F]
[Certain Inventory, Equipment and Retail Distribution Centers]

EXHIBIT C

Schedule 1.1(a)
Canadian L/C Commitments

Issuing Lender	L/C Commitment

Royal Bank of Canada	C$50,000,000[1]

1 Royal Bank of Canada has a Canadian L/C Commitment and U.S. L/C Commitment in an aggregate amount equal to C$50,000,000.

EXHIBIT D

Schedule 1.1(b)
U.S. L/C Commitments

Issuing Lender	L/C Commitment

Wells Fargo Bank, National Association	$50,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$50,000,000
JPMorgan Chase Bank, N.A.	$50,000,000
Royal Bank of Canada	Dollar Equivalent of C$50,000,000[2]

2 Royal Bank of Canada has a Canadian L/C Commitment and U.S. L/C Commitment in an aggregate amount equal to C$50,000,000.